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NORTHSTAR SENIOR CARE TRUST, INC. AND SUBSIDIARY INDEX TO CONSOLIDATED BALANCE SHEETS

As filed with the Securities and Exchange Commission on August 24, 2011

Registration No. 333-170802

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to

Form S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

NorthStar Senior Care Trust, Inc.
(Exact name of registrant as specified in its governing instruments)

399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Daniel R. Gilbert
Chief Executive Officer and Chief Investment Officer
399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Rosemarie A. Thurston
Lesley H. Solomon
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box: ☒

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

         If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED AUGUST 24, 2011

NORTHSTAR SENIOR CARE TRUST, INC.
Sponsored by NorthStar Realty Finance Corp.

$1,100,000,000 Maximum Offering

$2,000,000 Minimum Offering

            NorthStar Senior Care Trust, Inc. is a newly organized Maryland corporation formed to originate, acquire and manage a diversified portfolio of debt and equity investments in healthcare real estate, with a focus on the senior housing sector. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes beginning with the taxable year ending December 31 in which we satisfy the minimum offering requirements.

            We are offering up to $1,000,000,000 in shares of our common stock to the public at $10.00 per share. Discounts are available to investors who purchase more than $500,000 in shares of our common stock and to other categories of investors. We are also offering up to $100,000,000 in shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share. We expect to offer shares of common stock in our primary offering until                        , 2013, unless extended by our board of directors.

            Investing in our common stock is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 23. These risks include the following:

  •
  We have no operating history. The prior performance of our sponsor and its affiliated entities may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

  •
  No public market currently exists for our shares. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets applicable suitability standards. If you are able to sell your shares, you would likely have to sell them at a substantial loss.

  •
  This is a "blind pool" offering because we have not identified any investments to acquire with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing shares.

  •
  We depend on our advisor to select our investments and conduct our operations. We will pay substantial fees and expenses to our advisor and its affiliates that were not negotiated at arm's length. These fees increase your risk of loss.

  •
  We intend to invest a majority of the proceeds from this offering in a portfolio of commercial real estate debt within the healthcare industry. The collateral securing our debt may decrease in value or lose all value over time, which may lead to a loss of some or all of the principal in the debt investments we make. Any unsecured debt may involve a heightened level of risk, including a loss of principal or the loss of the entire investment.

  •
  We also intend to invest a significant portion of the proceeds from this offering in equity investments in senior housing and other healthcare properties which will also be subject to the risks typically associated with real estate, including decreases in some or all of the value over time, which may lead to a loss of some or all of the capital we invest.

  •
  The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and real estate-related investments, there is no guarantee of any return, and you may lose a part or all of your investment.

  •
  Our borrowers and tenants may not be able to make debt service or lease payments to us due to changes in economic conditions, regulatory requirements and other factors.

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  Our executive officers and our advisor's key real estate and debt professionals are also officers, directors, managers and key professionals of our sponsor and its affiliates. As a result, they will face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by our advisor's compensation arrangements with us and other affiliates of our sponsor.

  •
  The fees we pay to affiliates in connection with this offering and in connection with the origination, acquisition and management of our investments were not determined on an arm's-length basis; therefore, we do not have the benefit of arm's-length negotiations of the type normally conducted between unrelated parties.

  •
  If we raise substantially less than the maximum offering, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.

  •
  If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

  •
  We may change our investment policies without stockholder consent, which could result in investments that are different from those described in this prospectus.

  •
  Our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments and your overall return may be reduced. Our sponsor has agreed to purchase shares of our common stock in this offering under certain circumstances in order to provide additional cash for distributions to stockholders; however, such issuances will dilute the equity ownership of public stockholders.

  •
  Adverse economic and geopolitical conditions and dislocation in the credit markets could materially adversely affect our business.

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  We set the offering price of our shares arbitrarily. This price is unrelated to the book or net value of our assets or to our expected operating income.

  •
  Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading by a specified date.

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  If we fail to qualify as a REIT for federal income tax purposes and no relief provisions apply, our cash available for distribution to our stockholders and the value of our shares could materially decrease.

            Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in shares of our common stock.

	Price To Public(1)	Selling Commissions	Dealer Manager Fee(2)	Net Proceeds (Before Expenses)

Primary Offering Per Share	$10.00	$0.70	$0.30	$9.00

Total Minimum Offering	$2,000,000	$140,000	$60,000	$1,800,000

Total Primary Offering	$1,000,000,000	$70,000,000	$30,000,000	$900,000,000

Distribution Reinvestment Plan Per Share	$9.50	$—	$—	$9.50

Total Distribution Reinvestment Plan	$100,000,000	$—	$—	$100,000,000

(1)
We reserve the right to reallocate shares of common stock being offered between the primary offering and our distribution reinvestment plan.

(2)
Discounts are available to certain categories of purchasers.

            The dealer manager for this offering, NRF Capital Markets, LLC, is an affiliate of our advisor. The dealer manager is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. We will not sell any shares unless we raise gross offering proceeds of $2,000,000 from persons who are not affiliated with us or our advisor by                          , 2012. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, Wells Fargo Bank, N.A., in trust for our subscribers' benefit, pending release to us. You are entitled to receive the interest earned on your subscription payment while it is held in the escrow account, without reduction for fees. Once we have raised the minimum offering amount and instructed the escrow agent to disburse the funds in the account, funds representing the gross purchase price for the shares will be distributed to us and the escrow agent will disburse directly to you any interest earned on your subscription payment while it was held in the escrow account. If we do not raise gross offering proceeds of $2,000,000 by, 2012, we will terminate this offering and promptly return all funds in the escrow account (including interest), and we will stop offering shares. The minimum initial investment in shares of our common stock is $4,000.

            TENNESSEE INVESTORS: The minimum closing amount for Tennessee investors is $20,000,000 in aggregate gross offering proceeds. We will not release any subscription proceeds from Tennessee investors until we have received on aggregate of $20,000,000 in subscriptions.

The date of this prospectus is                        , 2011

SUITABILITY STANDARDS

        The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling any shares that you purchase.

        In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

  •
  a net worth of at least $250,000; or

  •
  gross annual income of at least $70,000 and a net worth of at least $70,000.

        The following states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

        Alabama, Kansas and North Dakota—Alabama, Kansas and North Dakota investors must represent that, in addition to meeting our suitability standards listed above, they have a liquid net worth of at least ten times their investment in us and other similar programs.

        California—A California investor must have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $75,000 and a net worth of $150,000, and the total investment in this offering may not exceed 10% of the investor's net worth.

        Kentucky—A Kentucky investor's aggregate investment in this offering may not exceed 10% of the investor's net worth.

        Maine—A Maine investor's aggregate investment in this offering and other similar offerings may not exceed 10% of the investor's liquid net worth.

        Nebraska—A Nebraska investor must have a net worth of at least $100,000 and an annual income of at least $70,000 or, in the alternative, a minimum net worth of at least $350,000, and the total investment in this offering may not exceed 10% of the investor's net worth.

        Oregon—An Oregon investor's aggregate investment in this offering and other similar programs may not exceed 10% of the investor's liquid net worth.

        Tennessee—A Tennessee investor's aggregate investment in this offering may not exceed 10% of the investor's liquid net worth.

        In addition, the minimum offering requirement in Tennessee is $20,000,000.

        For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor's home, home furnishings and automobiles. "Liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In the case of sales to fiduciary accounts (such as individual retirement accounts, or IRAs, Keogh Plans or pension or profit-sharing plans), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

        Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder's financial situation and investment objectives.

i

 HOW TO SUBSCRIBE

Subscription Procedures

        Investors seeking to purchase shares of our common stock who meet the suitability standards described herein should proceed as follows:

  •
  Read this entire prospectus and any supplements accompanying this prospectus.

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  Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

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  Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker-dealer. Initially, your check should be made payable to "Wells Fargo Bank, N.A., as escrow agent for NorthStar Senior Care Trust, Inc." or "Wells Fargo Bank, N.A., as escrow agent for NS Senior Care." After we meet the minimum offering requirements, your check should be made payable to "NorthStar Senior Care Trust, Inc." or "NS Senior Care," except that Tennessee investors should continue to make their checks payable to "Wells Fargo Bank, N.A. as escrow agent for NorthStar Senior Care Trust, Inc." or "Wells Fargo Bank, N.A., as escrow agent for NS Senior Care" until we raise $20,000,000 in aggregate gross offering proceeds.

        By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum income and net worth standards as described in this prospectus. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers with interest and without deduction for any expenses within ten business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

        An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

        You must initially invest at least $4,000 in our shares of common stock to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares of common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100, except for shares purchased pursuant to our distribution reinvestment plan, or our DRP.

Investments by Qualified Accounts

        Funds from qualified accounts will be accepted if received in installments that together meet the minimum or subsequent investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90-day period.

ii

Investments through IRA Accounts

        State Street Bank and Trust Company, or State Street, has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares through an IRA account and desire to establish a new IRA account for that purpose. Our advisor will pay the fees related to the establishment of new investor accounts of $25,000 or more in us with State Street. We will not reimburse our advisor for such fees. Thereafter, investors will be responsible for the annual IRA maintenance fees. Prospective investors should consult their tax advisors regarding our advisor's payment of the establishment fees. Further information about custodial services is available through your broker-dealer or through our dealer manager at 877-940-8777.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

        Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus and the registration statement of which it is a part. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under "Additional Information."

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under the heading "Additional Information."

iii

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

        The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the "Prospectus Summary" section of this prospectus. You should read this entire prospectus, including the section entitled "Risk Factors," before deciding to purchase shares of our common stock.

Q:    What is NorthStar Senior Care Trust, Inc.?

A:
We are a newly organized Maryland corporation formed to originate, acquire and manage a diversified portfolio of debt and equity investments in healthcare real estate, with a focus on the senior housing sector, which we define as skilled nursing, assisted living, memory care and independent living facilities, with a primary emphasis on private pay assisted living and memory care facilities. In addition, we may originate and acquire debt and equity investments in other healthcare property types, including medical office buildings and rehabilitation facilities. The use of the terms "NorthStar Senior Care Trust," the "company," "we," "us" or "our" in this prospectus refer to NorthStar Senior Care Trust, Inc. unless the context indicates otherwise.

Q:    Who might benefit from an investment in our shares of common stock?

A:
An investment in our shares may be beneficial for you if you: (i) meet the minimum suitability standards described in this prospectus; (ii) seek to diversify your personal portfolio with a REIT investment focused on debt and equity investments in healthcare real estate; (iii) seek to receive current income; (iv) seek to preserve capital; and (v) are able to hold your investment for at least five years following the completion of our offering stage, consistent with our liquidity strategy. See "Description of Capital Stock—Liquidity Events." On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:    What is a real estate investment trust, or REIT?

A:
In general, a REIT is an entity that:

•
combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management, some of which may focus on a particular property type or geographic location;

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is able to qualify as a "real estate investment trust" for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that is distributed, which substantially eliminates the "double taxation" treatment (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

•
pays distributions to investors of at least 90% of its annual ordinary taxable income.

In this prospectus, we refer to an entity that qualifies and elects to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We are not currently qualified as a REIT. However, we intend to qualify and elect to be taxed as a REIT for U.S. federal income tax purposes commencing with the taxable year ending December 31 in which we satisfy the minimum offering requirements.

Q:    What is an "UPREIT"?

A:
We plan to own substantially all of our assets and conduct our operations, directly or indirectly, through an operating partnership called NorthStar Senior Care Operating Partnership, LP, which we refer to as NorthStar Senior Care Operating Partnership or our operating partnership. We refer to partnership interests and special partnership interests in our operating partnership, respectively, as common units and special units. We are the sole general partner of our operating partnership. Because we plan to conduct substantially all of our operations through an operating partnership, we are organized as an umbrella partnership real estate investment trust, or "UPREIT."

Q:    Why should I invest in commercial real estate investments?

A:
Allocating some portion of your investment portfolio to commercial real estate may provide you with portfolio diversification, reduction of overall risk, a hedge against inflation and attractive risk-adjusted returns. For these reasons, institutional investors like pension funds and endowments have embraced commercial real estate as a significant asset class for purposes of asset allocations within their investment portfolios. Survey data published in June 2011 by The Pension Real Estate Association, or PREA, indicates that a quarter of pension plans in the U.S. have a target real estate allocation of more than 10%. In all, according to a market survey by J.P. Morgan Asset Management in 2010, an estimated 89% of public sector pension plans and 49% of corporate sector pension plans own real estate investments. Individual investors can also benefit by adding a real estate component to their investment portfolios. You and your financial advisor should determine whether investing in real estate would benefit your investment portfolio.

Q:    Why should I invest specifically in a company that is focused on debt and equity investments in healthcare real estate?

A:
We believe the current market presents an attractive environment for us to invest in healthcare real estate, with a focus on the senior housing sector. We expect the supply of suitable acquisition opportunities to grow as: (i) senior housing operators seek to monetize real estate assets to fund growth in their core businesses; (ii) investment managers seek liquidity for investors in limited life funds; and (iii) senior housing owners, operators and investors continue to face challenges refinancing debt used to acquire or develop senior housing facilities as there are fewer lenders who have the capacity and expertise to focus on this sector. Moreover, we believe we will face less competition in the senior housing market compared to other commercial real estate sectors since we have observed generalist real estate investors refocus on distressed assets in the multifamily, industrial, office and retail sectors in preference to the senior housing sector. In addition, senior housing cash flows should benefit from favorable demand and supply dynamics. Specifically, we believe that senior housing cash flows will benefit as occupancy levels revert to historical averages. This reversion should be driven by favorable demographic trends and limited supply growth given capital constraints in the senior housing industry and the overall economy. We believe our growth-oriented capital structure, together with our management team's experience and extensive network of long-standing relationships in the senior housing and commercial real estate finance industries, position us to take advantage of the opportunities described above.

Q:    How do we differ from NorthStar Real Estate Income Trust, Inc., the other public, non-listed REIT sponsored by our sponsor?

A:
By investing in our shares of common stock, you will have the opportunity to add debt and equity investments in healthcare real estate to your investment portfolio. Because our investment strategy is focused exclusively on healthcare real estate, we may be considered a specialty REIT. NorthStar Real Estate Income Trust, Inc., or NS REIT, the other public, non-listed REIT sponsored by our sponsor, was formed to originate, acquire and manage a diverse portfolio of commercial real estate debt, commercial real estate securities and select commercial real estate equity investments. As a result, NS REIT's investment strategy is more broadly diversified and does not specifically target investments in healthcare real estate. In comparison to NS REIT, which expects that substantially all of its investment portfolio will be comprised of debt investments, we expect that a majority of our investment portfolio will be comprised of debt investments, with the balance comprised of equity investments, which may provide investors the ability to realize growth as well as income from an investment in our shares.

Q:    What kind of offering is this?

A:
Through our dealer manager, NRF Capital Markets, LLC, we are offering a minimum of $2,000,000 in shares of our common stock and a maximum of $1,000,000,000 in shares of our common stock to the public in a primary offering on a "best efforts" basis at $10.00 per share. Discounts are available to investors who purchase more than $500,000 in shares of our common stock and to other categories of investors. We are also offering up to $100,000,000 in shares of common stock pursuant to our DRP at $9.50 per share. We reserve the right to reallocate shares of our common stock being offered between the primary offering and the DRP. We refer to NRF Capital Markets, LLC as NRF Capital Markets or our dealer manager.

Q:    How does a "best efforts" offering work?

A:
When shares of common stock are offered to the public on a "best efforts" basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares of our common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q:    Who can buy shares?

A:
Generally, you may purchase shares if you have either:

•
a minimum net worth (excluding the value of your home, furnishings and personal automobiles) of at least $70,000 and a minimum annual gross income of at least $70,000; or

•
a minimum net worth (not including home, furnishings and personal automobiles) of at least $250,000.

  However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the "Suitability Standards" section of this prospectus.

Q:    How do I subscribe for shares?

A:
If you choose to purchase shares of our common stock in this offering, you will need to contact your broker-dealer or financial advisor and fill out a subscription agreement like the one attached to this prospectus as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.

Q:    Is there any minimum initial investment required?

A:
Yes. You must initially invest at least $4,000 in shares. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our DRP.

Q:    How long will this offering last?

A:
We currently expect that this offering will terminate on                    , 2013 (two years after the date of this prospectus). In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. If

  the minimum offering of $2,000,000 in shares of our common stock is not sold by                        , 2012 (one year after the date of this prospectus), we will terminate this offering and we will promptly return to you your funds, along with interest, without reduction for fees. We do not have the right to extend the period in which the minimum offering requirements must be met. However, once we have met the minimum offering requirements, we could in some circumstances continue our primary offering under rules promulgated by the SEC until as late as                        , 2015. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In addition, we reserve the right to terminate this offering for any other reason at any time.

Q:    Will I be notified of how my investment is doing?

A:
Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•
an annual report;

•
supplements to the prospectus, generally provided quarterly during the primary offering; and

•
three quarterly financial reports.

In addition, from and after 18 months after the completion of our offering stage, our advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock. We may not obtain appraisals or valuations for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. We will provide this information to you in our annual report. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings. For this purpose, we do not consider a "public offering of securities" to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership.

        We will provide the periodic updates and the estimated value per share, once required, to you via one or more of the following methods, in our discretion and with your consent, if necessary:

  •
  U.S. mail or other courier;

  •
  facsimile;

  •
  electronic delivery; or

  •
  posting on our website at www.                                    .com.

Q:    When will I get my detailed tax information?

A:
Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Q:    Who can help answer my questions about the offering?

A:
If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

NRF Capital Markets, LLC
5299 DTC Blvd., Ste. 900
Greenwood Village, CO 80111
Attn: Investor Relations
(303) 694-0301

PROSPECTUS SUMMARY

        This prospectus summary highlights material information regarding our business and this offering that is not otherwise addressed in the "Questions and Answers About this Offering" section of this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section before making a decision to invest in our common stock.

NorthStar Senior Care Trust, Inc.

        NorthStar Senior Care Trust, Inc. is a newly organized Maryland corporation formed on October 5, 2010 to originate, acquire and manage a diversified portfolio of debt and equity investments in healthcare real estate, with a focus on the senior housing sector, which we define as skilled nursing, assisted living, memory care and independent living facilities, with a primary emphasis on private pay assisted living and memory care facilities. In addition, we may originate and acquire debt and equity investments in other healthcare property types, including medical office buildings and rehabilitation facilities. We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to stockholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

        Our office is located at 399 Park Avenue, 18th Floor, New York, New York 10022. Our telephone number is (212) 547-2600. Information regarding our company is also available on our website at www.                                    .com. The information contained on our website is not incorporated into this prospectus.

Investment Objectives

        Our primary investment objectives are:

  •
  to pay attractive and consistent cash distributions; and

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  to preserve, protect and return your capital contribution.

        We will also seek to realize growth in the value of our investments by timing their sale to maximize value.

Summary of Risk Factors

        Investing in our common stock involves a high degree of risk. You should carefully review the "Risk Factors" section of this prospectus, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include:

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  We have no operating history. The prior performance of our sponsor and its affiliated entities may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

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  No public market currently exists for our shares. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets applicable suitability standards. If you are able to sell your shares, you would likely have to sell item at a substantial loss.

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  Because we have not identified any assets to originate or acquire with proceeds from this offering, you will not have an opportunity to evaluate our investments before we make them, which makes an investment in us more speculative. As a result, this is considered to be a "blind pool" offering.

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  We depend on our advisor to select our investments and conduct our operations. We will pay substantial fees to and expenses of our advisor and its affiliates, which were not negotiated at arm's length. These payments increase the risk that you will not earn a profit on your investment.

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  We intend to invest a majority of the proceeds from this offering in a portfolio of commercial real estate debt within the healthcare industry. The collateral securing our real estate debt may decrease in value or lose all value over time, which may lead to a loss of some or all of the principal in the debt investments we make. Any unsecured debt may involve a heightened level of risk, including a loss of principal or the loss of the entire investment.

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  We also intend to invest a significant portion of the proceeds from this offering in equity investments in senior housing and other healthcare properties which will also be subject to the risks typically associated with real estate, including decreases in some or all of the value over time, which may lead to a loss of some or all of the capital we invest.

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  The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and real estate-related investments, there is no guarantee of any return, and you may lose a part or all of your investment.

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  Our borrowers and tenants may not be able to make debt service or lease payments owed to us due to changes in economic conditions, regulatory requirements and other factors.

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  Our executive officers and our advisor's key real estate and debt professionals are also officers, directors, managers and key professionals of our sponsor and other affiliated entities. As a result, they will face conflicts of interest, including significant conflicts created by our advisor's compensation arrangements with us and other NorthStar entities and conflicts in allocating investment opportunities and their time among us and these other NorthStar entities.

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  The fees we pay to affiliates in connection with this offering and in connection with the origination, acquisition and management of our investments were not determined on an arm's-length basis; therefore, we do not have the benefit of arm's-length negotiations of the type normally conducted between unrelated parties.

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  If we raise substantially less than the maximum offering, we may not be able to acquire a diversified portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.

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  If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

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  We may change our investment policies without stockholder consent, which could result in investments that are different from those described in this prospectus.

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  Our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. Until the proceeds of this offering are fully invested and from time-to-time during our operational stage, we may not generate sufficient cash flow from operations to fund distributions. Pursuant to a distribution support agreement, our sponsor has agreed to purchase shares of our common stock under certain circumstances at $9.00 per share in order to provide cash for distributions when our adjusted funds from operations is not sufficient to pay distributions at an annualized rate of 7.0% on stockholders' invested capital. Such sales of shares would cause dilution of the ownership interests of our stockholders. After our distribution support agreement with our sponsor has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments, and your overall return may be reduced.

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  We established the offering price of our shares on an arbitrary basis. This price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded, and this price bears no relationship to the book or net value of our assets or to our expected operating income.

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  Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the sum of (1) the aggregate cost of our properties before non-cash reserves and depreciation and (2) the aggregate cost of our debt investments. High financing levels could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

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  Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading by a specified date.

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  Our charter prohibits the ownership of more than 9.8% in the value of the aggregate of our outstanding shares of stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

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  Our investments will be concentrated in healthcare real estate, making us more vulnerable economically than if we were targeting investments in multiple asset types.

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  Adverse economic and geopolitical conditions and dislocation in the credit markets could continue, which could materially adversely affect our business and ability to make distributions.

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  If we fail to qualify as a REIT for federal income tax purposes, it would adversely affect our operations, the value of our shares and our ability to make distributions to our stockholders because we will be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

Market Opportunity

        Annual U.S. healthcare service expenditures are projected to be over $2.7 trillion for 2011 according to the Center for Medicare and Medicaid Services. These expenditures are expected to represent the largest line item in the national budget according to whitehouse.gov. There are approximately 21,000 professionally managed senior housing and nursing care communities in the United States, representing 2.8 million managed units/beds nationally according to the National Investment Center. An opportunity exists to reduce healthcare expenditures by continuing to shift certain patients away from higher cost acute care settings to skilled nursing and assisted living facilities where daily cost of care is substantially lower. We believe owners and operators of healthcare real estate generally, and senior housing facilities in particular, are benefitting from demographic trends, specifically the aging of the U.S. population, and the increasing demand for healthcare services. According to the U.S. Census Bureau, the total number of Americans aged 75 and older will increase approximately 78% to 33.3 million from 2010 to 2030. Advances in medical technology have increased demand for senior housing facilities due to the resulting increase in life expectancies. In addition, demand for space in senior housing facilities is driven by the increasing variety of services and level of support required by residents. At the same time, the rate of supply growth of new senior housing facilities has decreased over the last several years.

        As a result of the aging population and other factors, overall U.S. healthcare costs are also increasing. The trend for increasing healthcare costs may be accelerated by the Patient Protection and Affordable Care Act, the healthcare reform law that was enacted on March 23, 2010. As healthcare costs increase, insurers, individuals and the government are pursuing the lowest cost settings for the delivery of healthcare services. Senior housing facilities, such as assisted living and skilled nursing facilities, for which the staffing requirements and associated costs are often significantly lower than in higher acuity healthcare settings, provide treatment to patients in more cost effective settings, therefore driving increased demand for these facilities.

        The growth in total demand for healthcare, broad U.S. demographic changes and the shift towards cost-effective settings are resulting in dynamic changes to the healthcare delivery system. As a capital provider to operators of healthcare real estate, we can take advantage of the strong industry fundamentals.

Investment Strategy

        Our strategy is to use substantially all of the proceeds of this offering to originate, acquire and manage a diversified portfolio of debt and equity investments in healthcare real estate, with a focus on the senior housing sector which we define as skilled nursing, assisted living, memory care and independent living facilities, with a primary emphasis on private pay assisted living and memory care facilities. In addition, we may originate and acquire debt and equity investments in other healthcare property types, including medical office buildings and rehabilitation facilities. We expect that our commercial real estate debt investments will consist of first mortgage loans, subordinate mortgages, mezzanine loans, preferred equity investments, participations in such loans and healthcare-related real estate securities. We also expect to make equity investments in the same property types, primarily in the form of net lease transactions whereby we will purchase a property and lease the property back to an operator where the operator/lessee agrees to pay expenses normally associated with the ownership of a property, such as utilities, repairs, insurance and taxes. We expect that the majority of our portfolio will consist of debt. The primary components of our investment strategy are as follows:

        Capitalize on Strong Demand for Healthcare Financing and Industry Expertise.    We expect that demand for capital in the healthcare real estate industry will continue to exceed supply for the period in which we are investing the proceeds of this offering. Given the specialized knowledge of the healthcare regulatory environment and healthcare facility operations required to be a successful capital provider to the healthcare real estate industry, we believe significant barriers to entry exist that will allow us to capitalize on the supply-demand imbalance for the near and mid-term investment horizon.

        Repayment Through U.S. Government-Sponsored Loan Programs.    We expect to benefit from substantial increases in demand from healthcare property owners for loans that are designed to be provided on an interim basis to enable them to qualify for U.S. government-sponsored financing. The U.S. government has a long history of providing financing to healthcare property owners. In order to qualify for government-sponsored financing, healthcare property owners are required to have utilized equivalent borrowing amounts on their properties for at least the prior two years. We expect to take advantage of this requirement by providing financing to operators that need interim financing in order to meet this two-year holding period requirement. We expect that we will be one of only a few institutional providers of this type of interim financing to healthcare property owners.

        Strategic Relationships with Operators.    We will focus on leveraging our relationships with high-quality, regional operators of senior housing facilities that have demonstrated successful operating capabilities. We expect that our management team will consult with these operators from time-to-time as they grow and manage their businesses in order to provide them with strategic, high-level advice that may assist them with optimizing property-level performance. We believe that this value-added approach to partnering with these operators will not only enhance property-level performance, but will also facilitate new investment opportunities sourced directly through these relationships.

        Focus on Mid-Acuity Senior Housing.    We will seek investments in what we characterize as mid-acuity senior housing facilities, which include skilled nursing, assisted living and memory care facilities. We believe that continuous need-driven, mid-acuity healthcare properties provide an opportunity to generate attractive, risk-adjusted returns because they generally provide the broadest level of services to residents in the most cost-effective setting. Mid-acuity senior housing facilities provide healthcare-related services to residents that cannot be easily or affordably provided in a home or other healthcare setting, which we refer to as need-driven services, but that do not rise to the level of medical services provided by high-acuity facilities, which include hospitals, surgical centers and rehabilitation facilities.

        Focus on Private Pay Facilities.    We will seek investments in net lease, private pay assisted living and memory care facilities. Private pay facilities are facilities in which the residents are personally obligated to pay the costs of their housing and other services at the facility. Private pay facilities are not subject to governmental rate setting and, as a result, they provide for more predictable and potentially higher rental rates than facilities providing government-funded services.

Our Board of Directors

        We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has ultimate responsibility for our operations, corporate governance, compliance and disclosure. We have four members of our board of directors, three of which are independent of us, our advisor and its affiliates. Our charter requires that upon commencement of this offering a majority of our directors be independent. A majority of our independent directors are required to review and approve all matters the board believes may involve a conflict of interest between us and our sponsor or its affiliates. Our directors are elected annually by the stockholders. When we refer to our charter in this prospectus, we are referring to our charter as it has been amended and restated prior to the commencement of this offering.

Our Sponsor

        NorthStar Realty Finance Corp. (NYSE: NRF), or our sponsor, is a publicly-traded commercial real estate finance company that was formed in October 2003 to make real estate-related investments, including commercial real estate debt, commercial real estate securities and net lease properties. Our sponsor completed its initial public offering in October 2004, selling approximately $190 million of common stock to investors. Since its initial public offering, our sponsor has raised over $1.7 billion of corporate equity and debt capital in a variety of other public and private capital raising transactions, growing its assets under management to $7.3 billion as of June 30, 2011. As of August 2011, our sponsor employed approximately 100 persons. Our sponsor's headquarters are located at 399 Park Avenue, 18th Floor, New York, New York 10022.

        Our sponsor's management team, which includes, among others, Daniel R. Gilbert and Albert Tylis, has broad and extensive experience in real estate investment and finance with some of the nation's leading commercial real estate and lending institutions. Please see "Management—Directors and Executive Officers" for biographical information regarding the executive officers of our company and our advisor. We believe that our sponsor's active and substantial ongoing participation in the real estate markets, and the depth of experience and disciplined investment approach of our sponsor's management team will allow our advisor to successfully execute our investment strategy.

Our Advisor

        NorthStar Senior Care Advisor, LLC, or our advisor, manages our day-to-day operations. Our advisor is indirectly owned by our sponsor, whose team of real estate and debt professionals, acting through our advisor, will make most of the decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our charter and the direction and oversight of our board of directors. Our advisor will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital. In addition to the executive officers of our sponsor identified above, our advisor's management team includes a team of experienced healthcare real estate professionals, including Donald C. Tomasso, our President, Timothy P. O'Brien, our Chief Operating Officer, and Robert A. Sweet, our Executive Vice President. We expect that Messrs. Tomasso, O'Brien and Sweet will dedicate a large part of their professional time and efforts to us after we have acquired a substantial portfolio of investments with the proceeds of this offering of the nature that requires substantial management-level attention in order to achieve optimal returns from our investments. Our advisor does not have employees. The members of our advisor's management team are employees of our sponsor. Our advisor's headquarters are located at 399 Park Avenue, 18th Floor, New York, New York 10022.

Competitive Advantages

        Our advisor will utilize the personnel and resources of our sponsor to select our investments and manage our day-to-day operations. Our sponsor's corporate, investment and operating platforms are well established, allowing us to realize economies of scale and other competitive advantages, including the following:

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  Experienced Management Team—Our sponsor has a highly-experienced management team of real estate and debt professionals. Our senior management team includes executives who acquired and manage our sponsor's existing portfolio of investments in net lease healthcare properties and who possess significant operational and management experience in the healthcare real estate industry, including senior housing. We believe our business will benefit from the knowledge and industry contacts these seasoned executives have gained through numerous real estate and healthcare industry cycles. Please see "Management—Directors and Executive Officers" for biographical information regarding these individuals.

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  Healthcare Real Estate Knowledge and Relationships—Our sponsor has been a significant investor in the healthcare real estate industry since May 2006. Our sponsor currently owns a portfolio of healthcare properties that includes 78 net lease senior housing facilities located in 15 states. In addition, our team of healthcare professionals has significant experience, including our president, who has 20 years of direct healthcare experience and has run multiple healthcare companies, including a publicly-traded healthcare company that focused on similar assets to those we are targeting. We believe that our sponsor's extensive healthcare investment experience and relationships with owners, operators, brokers and other intermediaries who are active participants in the healthcare real estate industry will provide us with a competitive advantage in selecting and sourcing attractive investment opportunities.

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  Real Estate Lending Experience—Our sponsor has developed a reputation as a leading real estate finance company because of its strong performance record in underwriting and managing almost $12 billion in commercial real estate loans and securities. We believe that we can leverage our sponsor's extensive real estate lending experience and the depth and thoroughness of our sponsor's underwriting process and asset management skills to structure and manage our debt investments prudently and efficiently.

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  Public Company Reporting Experience—Our sponsor's common stock has been traded on the New York Stock Exchange under the symbol "NRF" since October 2004. Its management team is skilled in public company reporting and compliance with the requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, including internal control certifications, stock exchange regulations and investor relations.

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  REIT Expertise—Our sponsor has operated as a REIT since October 2004 and its management team, through NS REIT's advisor, has managed NS REIT since 2009. Its management team is skilled in compliance with the requirements under the Internal Revenue Code to obtain REIT status and to maintain the ability to be taxed as a REIT for U.S. federal income tax purposes.

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  Distribution Support Commitment—In order to provide additional cash to pay distributions to our stockholders at a rate of at least 7.0% per annum on stockholders' invested capital, our sponsor has agreed to purchase up to an aggregate of $10,000,000 in shares of our common stock at $9.00 per share during the two-year period following commencement of this offering. If the distributions we pay for any calendar quarter exceed our adjusted funds from operations, or AFFO, for such quarter, our sponsor will purchase shares at the end of each quarter for a purchase price equal to the amount by which the distributions paid exceed our AFFO for such quarter, up to an amount equal to a 7.0% cumulative, non-compounded annual return on stockholders' invested capital prorated for such quarter. Notwithstanding our sponsor's obligations pursuant to the distribution support agreement, we are not required to pay distributions to our stockholders at a rate of 7.0% per annum or at all. For more information regarding our sponsor's share purchase commitment and our distribution policy, please see "Description of Capital Stock—Distributions."

Our Structure

        The chart below shows the relationship among various affiliates of our sponsor and our company as of the date of this prospectus. We refer to affiliates of our sponsor as NorthStar affiliates or NorthStar entities.

(1)
For a description of our sponsor, please see "—Our Sponsor."

(2)
The Public REIT OP, of which our sponsor is the sole general partner, is the entity through which our sponsor makes its investments and conducts, directly and indirectly, substantially all of its operations.

(3)
The Private REIT is a wholly-owned subsidiary of the Public REIT OP.

(4)
For a description of our advisor, please see "—Our Advisor."

(5)
For a description of our operating partnership, please see "Questions and Answers About this Offering—What is an UPREIT?" and "The Operating Partnership Agreement."

(6)
We have granted special units in the operating partnership to the special unit holder. For a description of these special units, please see "Management Compensation—Special Units—NorthStar Senior Care OP Holdings."

(7)
For a description of the dealer manager, please see "Management—Affiliated Dealer Manager" and "Plan of Distribution—General."

(8)
Our sponsor may grant equity interests in our advisor and the special unit holder to certain management personnel performing services for the advisor and the dealer manager.

Management Compensation

        Our dealer manager, our advisor and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes that we sell all shares of common stock in this offering at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). See "Management Compensation" for a more detailed explanation of the fees and expenses payable to our dealer manager, our advisor and its affiliates and for a more detailed description of the special units. For the purposes of this table, we refer to the distribution reinvestment plan as the "distribution reinvestment plan" or the "DRP."

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering
Organization and Offering Stage
Selling Commissions—Dealer Manager	Up to 7% of gross offering proceeds, except no selling commissions are payable on shares sold under the DRP. Our dealer manager will reallow selling commissions to participating broker-dealers.	$140,000 / $70,000,000
Dealer Manager Fee—Dealer Manager

Up to 3% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the DRP. Our dealer manager may reallow a portion of the dealer manager fee to any participating broker-dealer, based upon factors such as the number of shares sold by the participating broker-dealer and the assistance of such broker-dealer in marketing the offering.

$60,000 / $30,000,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering
Other Organization and Offering Expenses—Advisor

As of June 30, 2011, our advisor had incurred $1.2 million of organization and offering expenses on our behalf. We will reimburse our advisor for these costs and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of the reimbursement.

$60,000 / $15,000,000
Origination and Acquisition Stage
Acquisition Fee—Advisor

1% of the amount funded by us to originate or acquire commercial real estate debt, including acquisition expenses and any financing attributable to such investments; 2.25% of the cost of each real estate property, including acquisition expenses and any financing attributable to such investment.

No financing:
$26,100 / $13,275,000
No financing and DRP:
$26,100 / $14,775,000
Leverage of 50% of cost of investments:
$52,200 / $26,550,000
Leverage of 75% of cost of investments:
$104,400 / $53,100,000
For illustration purposes, we have assumed that 60% of our investments will be debt and 40% of our investments will be equity, although we have no fixed targeted portfolio allocation between debt and equity investments and actual results could differ materially.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering
Reimbursement of Acquisition Expenses—Advisor	We will reimburse our advisor for actual expenses incurred in connection with the selection, origination or acquisition of an investment, whether or not originated or acquired.	No financing: $8,700 / $4,425,000 No financing and DRP: $8,700 / $4,925,000 Leverage of 50% of cost of investments: $17,400 / $8,850,000 Leverage of 75% of cost of investments: $34,800 / $17,700,000
Operational Stage
Asset Management Fee—Advisor

A monthly asset management fee equal to one-twelfth of 1% of the sum of the cost of all investments made and of our investments in joint ventures, including acquisition and origination fees and expenses paid to our advisor and third parties and any financing attributable to such investments, less any principal repaid by borrowers on our debt investments (or our proportionate share thereof in the case of debt investments made through joint ventures).

Actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.
Other Operating Expenses—Advisor

We will reimburse the expenses incurred by our advisor in connection with its providing of services to us, including our allocable share of the advisor's overhead, such as rent, employee costs, utilities and IT costs. Employee costs may include our allocable portion of salaries of personnel engaged in managing our operations, including public reporting and investor relations. We will not reimburse our advisor for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees or for the salaries and benefits paid to our executive officers.

Actual amounts are dependent upon actual expenses incurred; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering
Liquidation/Listing Stage
Disposition Fees—Advisor

For substantial assistance in connection with the sale of properties, as determined by our independent directors, 2% of the contract sales price of each property sold and 1% of the contract sales price of each commercial real estate debt sold. We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of commercial real estate debt unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of: (i) 1% of the principal amount of the debt prior to such transaction; or (ii) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such property.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering
Special Units—NorthStar Senior Care OP Holdings, LLC

NorthStar Senior Care OP Holdings, LLC, or NorthStar Senior Care OP Holdings, an affiliate of our advisor, was issued special units upon its initial investment of $1,000 in our operating partnership and in consideration of services to be provided by our advisor, and as the holder of special units will be entitled to receive distributions equal to 15% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 7.0% cumulative, non-compounded annual pre-tax return on such invested capital. In addition, NorthStar Senior Care OP Holdings will be entitled to a separate payment if it redeems its special units. The special units may be redeemed upon: (i) the listing of our common stock on a national securities exchange; or (ii) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that NorthStar Senior Care OP Holdings would have been entitled to receive had our operating partnership disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. Please see "Management Compensation—Special Units—NorthStar Senior Care OP Holdings" for a description of the calculation of the enterprise valuation.

Actual amounts are dependent upon future liquidity events; we cannot determine these amounts at the present time.

Conflicts of Interest

        Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our advisor and its affiliates will face include the following:

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  Our sponsor's real estate and debt professionals acting on behalf of our advisor must determine which investment opportunities to recommend to us and other NorthStar entities, which could reduce the number of potential investments presented to us. If fewer investments are presented to us, we may have less invested offering proceeds and fewer desirable investments.

  •
  Our sponsor's real estate and debt professionals acting on behalf of our advisor must allocate their time among us, our sponsor's business, including our sponsor's investments in assisted living and skilled nursing facilities, and other programs and activities in which they are involved, which could cause them to devote less of their time to our business than they otherwise would.

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  Our advisor and its affiliates will receive fees in connection with transactions involving the origination, acquisition, management and sale of our assets regardless of the quality or performance of the asset acquired or the services provided. This fee structure may cause our advisor to recommend borrowing amounts in excess of our stated borrowing policy in order to acquire assets or to fail to negotiate the best price for the assets we acquire.

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  Because the advisory agreement and the dealer manager agreement (including the substantial fees our advisor and its affiliates will receive thereunder) were not negotiated at arm's length, their terms may not be as advantageous to us as those available from unrelated third parties.

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  Our advisor may terminate the advisory agreement with good reason upon 60-days written notice. Upon termination of the advisory agreement by our advisor, NorthStar Senior Care OP Holdings, an affiliate of our advisor, may be entitled to have the special units redeemed as of the termination date if our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 7.0% cumulative non-compounded annual pre-tax return on such invested capital. The amount of the payment will be based on an appraisal or valuation of our assets as of the termination date. This potential obligation would reduce the overall return to stockholders to the extent such return exceeds 7.0%.

  •
  At some future date after we have acquired a substantial investment portfolio that our board of directors determines would be most effectively managed by our own personnel, we may seek to internalize our management by acquiring assets and employing the key real estate and debt professionals performing services to us on behalf of our advisor for consideration that would be negotiated at that time and may include shares of our common stock. The payment of such consideration could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. Additionally, in an internalization transaction, our sponsor's real estate and debt professionals that become our employees may receive more compensation than they previously received from our sponsor or its affiliates. These possibilities may provide incentives to these individuals to pursue an internalization transaction, even if an alternative strategy might otherwise be in our stockholder's best interests.

Distributions

        We intend to accrue and pay distributions on a monthly basis beginning no later than the first calendar quarter after the quarter in which we make our first investment. In order to generally begin paying distributions to stockholders immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates that will be paid on a monthly basis.

        Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions from any source, including borrowings, sales of assets, our advisor's deferral of fees and offering proceeds. We have not established a cap on the use of proceeds to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have less cash available for investments and your overall return will be reduced. In order to provide additional cash to pay distributions to our stockholders at a rate of at least 7.0% per annum on stockholders' invested capital, our sponsor has agreed to purchase up to an aggregate of $10,000,000 in shares of our common stock at $9.00 per share during the two-year period following commencement of this offering pursuant to the terms of a distribution support agreement. If the distributions we pay for any calendar quarter exceed our AFFO for such quarter, following the end of such quarter our sponsor will purchase shares for a purchase price equal to the amount by which the distributions paid exceed our AFFO for such quarter, up to an amount equal to a 7.0% cumulative, non-compounded annual return on stockholders' invested capital prorated for such quarter. In such instance, we may be paying distributions from proceeds of the shares purchased by our sponsor, not from cash flow from our operations. We define AFFO as net income or loss (computed in accordance with generally accepted accounting principles, or GAAP, and excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization) after adjustments for unconsolidated/uncombined partnerships and joint ventures and further adjusted for: (i) normalized recurring capital expenditures; (ii) reversal of the effects of the straight-lining of rents and fair value lease revenue under applicable accounting standards; (iii) amortization or accrual of various deferred costs, including intangible assets and equity-based compensation; and (iv) reversal of the effects of non-cash unrealized gains or losses. The purchase price for shares issued to our sponsor pursuant to this commitment will be equal to the per share price in our primary offering as of the purchase date, reduced by the selling commissions and dealer manager fee which are not payable in connection with sales to our affiliates. As a result, the net proceeds to us from the sale of shares to our sponsor will be the same as the net proceeds we receive from the sales of shares to the public in this offering. For more information regarding our sponsor's share purchase commitment and our distribution policy, please see "Description of Capital Stock—Distributions."

        For so long as we qualify as a REIT, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). See "U.S. Federal Income Tax Considerations—Taxation of NorthStar Senior Care Trust, Inc.—Annual Distribution Requirements." Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Distribution Reinvestment Plan

        You may reinvest distributions you receive from us in shares of our common stock by participating in our DRP. You may enroll in the DRP by checking the appropriate box on the subscription agreement. You may also withdraw at any time, without penalty, by delivering written notice to us. Shares of our common stock issued pursuant to our DRP are being offered at $9.50 per share. From and after 18 months after the completion of our offering stage, our advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock that we will disclose in our annual report that we publicly file with the SEC. At that time, shares issued pursuant to our DRP will be priced at 95% of such estimated per share value of our common stock. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings. For this purpose, we do not consider a "public offering of securities" to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. No selling commissions or dealer manager fees will be payable on shares sold under our DRP. We may amend or terminate the DRP for any reason, except that we may not amend the DRP to eliminate a participant's ability to withdraw from the DRP upon ten-days prior written notice to participants. Please see Appendix C: Form of Distribution Reinvestment Plan for all of the terms of our DRP.

Share Repurchase Program

        Our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased by us, without fees and subject to certain restrictions and limitations. The purchase price for your shares repurchased under the share repurchase program will be as set forth below until we establish an estimated per share value of our common stock. From and after 18 months after completion of our offering stage, our advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock that we will disclose in the annual report that we publicly file with the SEC.

        Prior to the date that we establish an estimated value per share of our common stock, the prices at which we will initially repurchase shares are as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price
Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

        After we establish an estimated value per share of our common stock, we will repurchase shares at 95% of the estimated value per share.

        Unless the shares are being repurchased in connection with a stockholder's death or qualifying disability, we will not repurchase shares unless you have held the shares for at least one year. Repurchase requests made within two years of the death or qualifying disability of a stockholder will be redeemed at the higher of the price paid for the shares or our estimated per share value.

        We are not obligated to repurchase shares of our common stock under the share repurchase program. The number of shares to be repurchased during the calendar year is limited to: (i) 5% of the weighted average number of shares of our common stock outstanding during the prior calendar year; and (ii) those that could be funded from the net proceeds of the sale of shares under the DRP in the prior calendar year plus such additional cash as may be reserved for that purpose by our board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested within two years after the death or disability of a stockholder.

        Our share repurchase program only provides stockholders a limited ability to have shares repurchased for cash until a secondary market develops for our shares or until our shares are listed on a national securities exchange, at which time the share repurchase program would terminate. No secondary market presently exists nor are the shares currently listed on an exchange, and we cannot assure you that any market for our shares will ever develop or that we will list the shares on a national securities exchange. Shares repurchased under the share repurchase program will become unissued shares and will not be resold unless such sales are pursuant to transactions that are registered or exempt from registration under applicable securities laws.

        We may amend or terminate the share repurchase program at our discretion at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of our board of directors) will only take effect upon ten days prior written notice to stockholders except that changes in the number of shares that can be repurchased during any calendar year will only take effect upon ten-business days prior written notice.

Borrowing Policy

        We may finance our debt and equity investments to provide more cash available for investment and to generate improved returns. We believe that careful use of leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. We expect that once we have fully invested the proceeds of this offering, our financing will generally not exceed 50% of the greater of the cost or fair value of our investments, although it may exceed this level as we are building our portfolio or otherwise. Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the sum of (1) the aggregate cost of our properties before non-cash reserves and depreciation and (2) the aggregate cost of our debt investments. However, we may borrow in excess of these amounts if such action is approved by a majority of our board of directors, including a majority of our independent directors, and disclosed to stockholders in our next quarterly report along with justification for the excess. Our board of directors will review our aggregate borrowings, including secured and unsecured financing, at least quarterly to ensure they remain reasonable in relation to our net assets and may from time-to-time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair value of our assets, growth and acquisition opportunities or other factors they deem appropriate.

Liquidity

        Subject to then-existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings. For this purpose, we do not consider a "public offering of equity securities" to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our offering partnership. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or roll-off to scheduled maturity of our assets, a sale or merger of the company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest of our company or within the expectations of our stockholders.

Investment Company Act Considerations

        We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

        Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. We are organized as a holding company that conducts its businesses primarily through our operating partnership. We believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership's wholly-owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other interests in real estate.

        Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term "investment securities," among other things, are: (i) U.S. government securities; and (ii) securities issued by majority-owned subsidiaries that are (a) not themselves investment companies and (b) not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, relating to private investment companies. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We expect that most of our investments will be held by wholly-owned or majority-owned subsidiaries of our operating partnership and that most of these subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which are not included as investment securities for purposes of the 40% test. The Section 3(c)(5)(C) exception is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exception generally requires that at least 55% of a subsidiary's portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries. To comply with the 40% test, the securities issued to our operating partnership by any wholly-owned or majority-owned subsidiaries that are excepted from the definition of "investment company" based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, rather than Section 3(c)(5)(C), together with any other investment securities the operating partnership may own, may not have a value in excess of 40% of the value of the operating partnership's total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test.

        In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly-owned or majority-owned subsidiaries of our operating partnership.

        Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

RISK FACTORS

        An investment in shares of our common stock involves substantial risks. You should carefully consider all of the material risks described below in conjunction with the other information contained in this prospectus before purchasing shares. The risks discussed in this prospectus could materially adversely affect our business, operating results, prospects and financial condition. The occurrence of any of the following risks could cause the value of our common stock to decline and could cause you to lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, operating results, prospects and financial condition.

Risks Related to an Investment in Us

We have no prior operating history, and the prior performance of our sponsor or other real estate investment vehicles sponsored by our sponsor may not predict our future results.

        We are a recently formed company and have no operating history. As of the date of this prospectus, we have not made any investments. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our investment objectives and you should not assume that our performance will be similar to the past performance of our sponsor or other real estate investment vehicles sponsored by our sponsor. Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

        Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading on a national securities exchange by a specified date or otherwise pursue a transaction to provide liquidity to our stockholders. There is no public market for our shares and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% in value of our stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. In its sole discretion, our board of directors could amend, suspend or terminate our share repurchase program upon ten-days prior written notice to stockholders except that changes in the number of shares that can be redeemed during any calendar year will only take effect upon ten-business days prior written notice. Further, the share repurchase program includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under "Description of Capital Stock—Share Repurchase Program." Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

        Additionally, if our board of directors does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a specified period of time. If we adopt a plan of liquidation, the timing of the sale of our assets will depend on real estate and financial markets, economic conditions and federal income tax effects on stockholders that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily, or at all, and could suffer losses on your investment.

Because this is a blind pool offering, you will not have the opportunity to evaluate our assets before we acquire them, which makes your investment more speculative.

        Because we have not yet acquired or identified any of the assets that we may acquire, we are currently not able to provide you with any information to assist you in evaluating the merits of any specific future assets that we may acquire. We intend to use a majority of the proceeds of this offering for investment, after the payment of fees and expenses, in commercial real estate debt, and the remaining proceeds for investment in senior housing properties. Our focus will be on the private pay assisted living and memory care facilities within the senior housing sector. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our board of directors will have broad discretion in implementing policies regarding mortgagor creditworthiness and you will not have the opportunity to evaluate potential borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor, third-party servicers and our future tenants.

        Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor in the acquisition of our investments, including the determination of any financing arrangements, and the ability of our advisor to source loan origination opportunities for us. We will also depend upon the performance of third-party servicers to service our debt investments. In addition, we will rely on our tenants to manage the day-to-day operations of our senior housing facilities in a manner which generates revenues sufficient to allow them to meet their obligations to us, including their obligations to pay rent, maintain certain insurance coverage, pay real estate taxes and maintain the facilities under their operational control in a manner so as not to jeopardize their operating license or regulatory statutes. The failure of any of these third parties to perform as we expect could have a material adverse effect on our business, results of operations or our ability to make distributions to our stockholders.

If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments and your overall return will be reduced.

        Our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. Until the proceeds from this offering are fully invested and from time-to-time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. Pursuant to a distribution support agreement, in certain circumstances where our distributions exceed our AFFO, our sponsor has agreed to purchase up to $10,000,000 in shares of our common stock at $9.00 per share to provide additional cash to support distributions to our stockholders. The sale of these shares would result in the dilution of the ownership interests of our public stockholders. Upon termination or expiration of the distribution support agreement, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments and your overall return may be reduced.

Adverse economic and geopolitical conditions and dislocation in the credit markets could continue which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you.

        Since 2007, the global economy has experienced unprecedented levels of volatility in the capital markets, dislocation in the credit markets and intense recessionary pressures. During the past three years, significant and widespread concerns about credit risk and access to capital have been present in the U.S. and global financial markets. Economies throughout the world have experienced increased risk of sovereign default, unemployment, underemployment and sagging consumer confidence due to a downturn in economic activity.

        Continued concerns regarding the overall U.S. economy and the systemic impact of increased unemployment, volatile energy costs, geopolitical issues, sovereign debt, currency fluctuations, the availability and cost of credit, the U.S. mortgage market and a distressed real estate market have contributed to increased market volatility and weakened business and consumer confidence. There has been increased focus on the risks of sovereign debt defaults and significant financial institution failures in the European Union and elsewhere, including the United States. In addition, the United States may eventually experience increased borrowing costs as a result of the recent downgrade of its credit rating by Standard and Poor's, which may have unexpected adverse economic consequences. Additionally, the United States may not experience a sustained recovery and could suffer pronounced instability and decreased economic activity for an extended period of time. Our operations are sensitive to changes in overall economic conditions that impact our borrowers and the tenants of the properties underlying our investments. A general reduction in the level of tenant leasing or shifts in tenant leasing practices could adversely affect our revenues, profitability and results of operations.

        Amid some signs of recovery in the economic and financial markets, concerns remain regarding job growth, wage stagnation, credit restrictions and increased taxation. While bank earnings and liquidity have rebounded, particularly among larger financial institutions, financial institutions have continued to work with borrowers to amend and extend existing loans; however as these loans reach maturity, there is the potential for future credit losses. The list of problem financial institutions maintained by the Federal Deposit Insurance Corporation, or FDIC, is still quite large and the threat of more bank closings may weigh heavily on the financial markets.

        From a financing perspective, new lending is expected to remain subdued in the near term. The commercial mortgage-backed securities, or CMBS, market was formerly a significant source of liquidity and debt capital. The CMBS market was inactive in 2008 and 2009, and while there was some activity in late 2010 and into the first half of 2011, the market remains challenged. This downturn in the CMBS market has left a void in the market for affordable debt. The void is partially being filled by portfolio lenders such as insurance companies, but at very different terms than were available in the past. These remaining lenders have generally increased credit spreads, lowered the amount of available proceeds, required recourse security and credit enhancements, and otherwise tightened underwriting standards while simultaneously limiting lending to existing relationships with borrowers that invest in high-quality assets in top-tier markets. The market is not near the peak levels reached in 2007 and is not providing significant capital to the healthcare property sector. In addition, these lenders have limited the amount available to existing relationships in an effort to manage capital allocations and credit risk.

        The risks arising from the current financial market and economic conditions are applicable to all of the investments we may make, including our debt investments, whether mortgage, subordinate or bridge loans or direct senior housing and other healthcare real estate investments, the performance of which depends on the performance of operator to which the property is leased, whose business may be adversely impacted by these conditions. They also apply to the debt and equity securities of companies that have investment objectives similar to ours.

        We intend to originate, acquire and manage a diversified portfolio of debt and equity investments in healthcare real estate, with a focus on the senior housing sector. As a result of the aforementioned conditions, the value of collateral securing any of our debt investments could decrease below the outstanding principal amount of such debt. Further, declining real estate values would likely reduce our level of new loan originations. In addition, revenues on the properties and other assets underlying any loan investments we may make could decrease, making it more difficult for borrowers to meet their payment obligations to us. Each of these factors would increase the likelihood of default and foreclosure, which would likely have a negative impact on the value of our portfolio.

        These conditions, or similar conditions that may exist in the future, may materially adversely affect our business, financial condition and results of operations, and our ability to make distributions to our stockholders. Among other potential consequences, the recent economic slowdown may materially adversely affect:

  •
  our ability to borrow on terms and conditions that we find acceptable, or at all, which could reduce our ability to pursue origination and acquisition opportunities and refinance existing borrowings, reduce our returns from our origination and acquisition activities and increase our future interest expense;

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  the financial condition of our tenants, which may result in defaults under leases due to bankruptcy, lack of liquidity, operational failures or for other reasons;

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  the value of our healthcare real estate and the ability of our borrowers, and, in certain circumstances our ability to dispose of these assets at attractive prices or to obtain financing collateralized by these assets; and

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  the value and liquidity of our long-term and short-term investments and cash deposits, including as a result of a deterioration of the financial condition of the institutions that hold our cash deposits or the institutions or assets in which we have made short-term investments, the dislocation of the markets for our short-term investments, increased volatility in market rates for such investments or other factors.

        Additionally, if conditions in the healthcare real estate industry, or more specifically the senior housing sector decline, we may be required to evaluate the properties that we own or underlying our debt investments for impairments, which could result in write-downs or charges that could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We may be unable to obtain additional financing required to originate or acquire debt or properties, which could compel us to restructure or abandon a particular origination or acquisition.

        We expect to fund a portion of our debt or property acquisitions with financing. We cannot assure you that such financing will be available on acceptable terms, if at all, and may be required to use a greater proportion of the net proceeds from this offering to make originations or acquisitions, which could reduce the number of investments that we would make otherwise. Recent turmoil in the credit and financial markets has greatly reduced the availability of debt financing. To the extent that additional financing proves to be unavailable when needed, we may be compelled to modify our investment strategy to optimize the performance of our portfolio. Any failure to obtain additional financing would have a material adverse effect on the continued development or growth of the target business.

Our advisor may not be successful, or there may be delays, in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

        We rely upon our advisor's real estate and debt professionals, including Messrs. Tylis, Gilbert, Tomasso, O'Brien and Sweet, to identify suitable investments. Our sponsor and other NorthStar entities also rely on Messrs. Tylis, Gilbert, Tomasso, O'Brien and Sweet for investment opportunities. Our advisor may not be successful in locating suitable investments on financially attractive terms, and we may not achieve our objectives. If we, through our advisor, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. Our management team may acquire assets where the returns are substantially below expectations or which result in net losses. If we were to continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives. To the extent that our advisor's real estate and debt professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution. Further, the more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly and on attractive terms. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Delays we encounter in the selection and origination or acquisition of investments would likely limit our ability to pay distributions to our stockholders and lower their overall returns.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the offering proceeds promptly, which may cause our distributions and your investment returns to be lower than they otherwise would be.

        The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds. The large size of this offering increases the risk of delays in investing our net proceeds promptly and on attractive terms. Pending investment, the net proceeds of this offering will be invested in permitted temporary investments, which include short-term U.S. government securities, bank certificates of deposit and other short-term liquid investments. The rate of return on these investments, which affects the amount of cash available to make distributions to stockholders, has fluctuated in recent years and most likely will be less than the return obtainable from the type of debt and equity investments in the healthcare real estate industry we seek to acquire. Therefore, delays we encounter in the selection and origination or acquisition investments would likely limit our ability to pay distributions to our stockholders and lower their overall returns.

We are dependent on investments in a single industry, making our profitability more vulnerable to a downturn or slowdown in that sector than if we were targeting investments in multiple industries.

        We expect to concentrate our investments within the senior housing sector of the healthcare real estate industry. As a result, we will be subject to risks inherent to investments in this sector of the healthcare real estate industry. A downturn or slowdown in the senior housing sector or the healthcare real estate industry generally would have a greater adverse impact on our business than if we were targeting investments in multiple industries or sectors of the healthcare real estate industry. Specifically, any downturn in the senior housing sector or the healthcare real estate industry could negatively impact the ability of our tenants to make loan or lease payments to us as well as their ability to maintain rental and occupancy rates, which could adversely affect our business, financial condition and results of operations as well as our ability to make distributions to our stockholders.

If we only raise the minimum offering amount or are unable to raise substantial funds, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

        This offering is being made on a "best efforts" basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any shares of our common stock in this offering. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to create a diversified portfolio of investments. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. Moreover, the potential impact of any single asset's performance on the overall performance of our portfolio increases. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

        We are dependent on our advisor and its affiliates to manage our operations and our portfolio. Our advisor depends upon the fees and other compensation that it receives from us in connection with the origination, purchase, management and sale of assets to conduct its operations. Any adverse changes in the financial condition of our advisor or its affiliates or our relationship with our dealer manager or its affiliates could hinder their ability to successfully manage our operations and our portfolio of investments, which could have a material adverse effect on our resulting business, financial condition and results of operations.

Any adverse changes in our sponsor's financial health, the public perception of our sponsor or our relationship with our sponsor or its affiliates could hinder our operating performance and the return on your investment.

        We have engaged our advisor to manage our operations and our portfolio of commercial real estate debt and equity investments in healthcare real estate. Our advisor has no employees and utilizes our sponsor's personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our sponsor and its affiliates as well as our sponsor's real estate and debt professionals in the identification, origination or acquisition of investments, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities.

        Because our sponsor is publicly-traded, any negative reaction by the stock market reflected in its stock price or deterioration in the public perception of our sponsor could result in an adverse effect on fundraising in our continuous public offering and our ability to acquire assets and obtain financing from third parties on favorable terms. In addition, our sponsor has committed to purchase an aggregate of $10,000,000 of shares of our common stock during the two-year period following commencement of this offering under certain circumstances in which our distributions exceed our AFFO in order to provide additional cash to support distributions to stockholders. In the event that our sponsor's financial condition suffers and it has insufficient cash from operations to meet its obligations, it may need to borrow money or use unrestricted cash in order to satisfy this commitment to us. If our sponsor is unable to obtain financing and cannot satisfy this commitment to us, or in the event that a NorthStar affiliate no longer serves as our advisor, which would result in the termination of our sponsor's share purchase commitment, we would not have this source of capital available to us and our ability to pay distributions to stockholders would be adversely impacted. Any adverse changes in our sponsor's financial condition or our relationship with our sponsor could hinder our advisor's ability to successfully manage our operations and our portfolio of investments.

The loss of or the inability to obtain key real estate and debt professionals at our sponsor could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

        Our success depends to a significant degree upon the contributions of Messrs. Tylis, Gilbert, Tomasso, O'Brien and Sweet, each of whom would be difficult to replace. Neither we nor our advisor have employment agreements with these individuals and we do not intend to maintain key person life insurance on any person. We cannot assure you that Messrs. Tylis, Gilbert, Tomasso, O'Brien and Sweet will continue to be associated with our sponsor in the future. If any of these persons were to cease their association with us, our operating results could suffer. We believe that our future success depends, in large part, upon our sponsor and its affiliates' ability to retain highly-skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our sponsor and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. If our sponsor loses or is unable to obtain the services of highly-skilled professionals, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Our sponsor is not obligated to provide assistance, personnel support or other resources to us or our advisor, which could impact our ability to achieve our investment objectives and pay distributions.

        Our advisor utilizes our sponsor's personnel to perform services on its behalf for us and we rely on such personnel and other support for the purposes of originating, acquiring and managing our investment portfolio. In addition, we may target investments for our portfolio that we believe our sponsor's resources and experience, could greatly benefit their respective operational results. Our sponsor, however, is under no obligation to provide assistance to us. Consequently, if our sponsor and its professionals determine not to provide our advisor or us with any assistance or other resources after this offering, we may not achieve the same success that we would expect to achieve with such assistance, personnel support and resources.

If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

        Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor's assets and the personnel of our sponsor that our advisor utilizes to perform services on its behalf for us. Pursuant to our advisory agreement, we may not pay consideration to acquire our advisor unless all of the consideration is payable in shares of our common stock and held in escrow by a third party and not released to our advisor (or an affiliate thereof) until certain conditions are met. In addition, once released by the escrow agent, the shares our advisor receives as consideration for an internalization transaction may not be traded for a period of 180 days commencing on the date they are released by the escrow agent. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the income per share and adjusted funds from operations per share attributable to your investment.

        Additionally, although we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and adjusted funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our income per share and adjusted funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of cash available to distribute to our stockholders and the value of our shares.

        Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of cash available for us to originate or acquire assets, and to pay distributions.

        If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become employees of the advisor but may instead remain employees of the sponsor or its affiliates. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management's attention could be diverted from most effectively managing our investments.

Our dealer manager has a limited operating history and our ability to implement our investment strategy is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering, which makes an investment in us more speculative.

        We have retained NRF Capital Markets, an affiliate of our advisor, to conduct this offering. NRF Capital Markets was formed in 2009, and this is only the third offering for which it has served as the dealer manager. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of our dealer manager to build and maintain a network of broker-dealers to sell our shares. Even if our dealer manager develops a network of broker-dealers to sell our shares, these firms may sell shares of competing REIT products, including some products with areas of focus similar or identical to ours, which they may choose to emphasize to their clients. If our dealer manager is not successful in establishing, operating and managing a network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Our rights and the rights of our stockholders to recover claims against our directors, including our independent directors, are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

        Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter generally provides that: (i) no director shall be liable to us or our stockholders for monetary damages (provided that such director satisfies certain applicable criteria); (ii) we will generally indemnify non-independent directors for losses unless they are negligent or engage in misconduct; and (iii) we will generally indemnify independent directors for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to you.

We may change our targeted investments and investment guidelines without stockholder consent.

        Our board of directors may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to you.

We do not own the NorthStar name, but will be granted a license by our sponsor to use the NorthStar name. Use of the name by other parties or the termination of our license may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

        Pursuant to our advisory agreement, we will be granted a non-exclusive, royalty-free license to use the name "NorthStar." Under this license, we have a right to use the "NorthStar" name as long as NorthStar Senior Care Advisor or its affiliate remains our advisor. Our sponsor will retain the right to continue using the "NorthStar" name. We will be unable to preclude our sponsor from licensing or transferring the ownership of the "NorthStar" name to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to the goodwill associated with our name that may occur as a result of the activities of our sponsor or others related to the use of our name. Furthermore, in the event the license is terminated, we will be required to change our name and cease using the "NorthStar" name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We may not meet the minimum offering requirements for this offering, and, therefore, you may not have access to your funds for one year from the date of this prospectus.

        If the minimum offering requirements, including the requirement that we raise gross offering proceeds of at least $2,000,000 are not met within one year from the date of this prospectus, this offering will terminate. Subscribers who have delivered their funds into escrow will not have access to those funds until such time. In addition, the interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

Risks Related to Our Financing Strategy

The commercial real estate finance industry has been and may continue to be adversely affected by conditions in the global financial markets and economic conditions in the United States generally.

        Since mid-2007, the global financial markets have been impacted by significant declines in the values of nearly all asset classes and an unprecedented shut down of the financial markets triggered by the subprime residential lending and single family housing markets experiencing significant default rates, declining residential real estate values and increasing backlog of housing supply. Other lending markets also experienced higher volatility and decreased liquidity resulting from the poor credit performance in the residential lending markets. The residential sector capital markets issues quickly spread more broadly into the asset-backed commercial real estate, corporate and other credit and equity markets characterized by continued volatility and investor uncertainty producing downward pressure on stock prices and the lack of available credit for certain issuers without regard to those issuers' underlying financial strength.

        The continued deleveraging of the financial system and uncertainty in parts of Europe, the quantitative easing and support (or suspension thereof) by the U.S. government and the current issues surrounding the U.S. debt ceiling and recent downgrade of its debt by Standard & Poor's may result in economic conditions that could adversely affect our business, financial condition, results of operations and our prospects for future growth. A worsening of these conditions would likely exacerbate any adverse effects the market environment may have on us, on others in the commercial real estate finance industry and on commercial real estate generally.

We expect to use leverage in connection with our investments, which increases the risk of loss associated with our investments.

        We expect to finance the origination and acquisition of a portion of our investments with lines of credit, mortgages and other borrowings, which may include repurchase agreements. Although the use of leverage may enhance returns and increase the number of investments that we can make, it may also substantially increase the risk of loss. Our ability to execute this strategy will depend on various conditions in the financing markets that are beyond our control, including liquidity and credit spreads. We may be unable to obtain financing on favorable terms or, with respect to our debt investments, on terms that will parallel the maturities of the debt acquired. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase facilities may not accommodate long-term financing. This could subject us to more restrictive recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to you, for our operations and for future business opportunities. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we originate or acquire.

        Short-term borrowing through repurchase agreements, bank credit facilities and warehouse facilities may put our assets and financial condition at risk. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, credit facility providers and warehouse facility providers may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. In addition, such short-term borrowing facilities may limit the length of time that any given asset may be used as eligible collateral. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

        When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies, and our ability to incur additional debt financing. Financing agreements we enter may contain covenants that limit our ability to further incur indebtedness or that prohibit us from discontinuing insurance coverage or replacing our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

In a period of rising interest rates, our interest expense could increase while the interest we earn on our fixed-rate assets would not change, which would adversely affect our profitability.

        Our operating results will depend in large part on differences between the income from our assets, net of credit losses and financing costs. Income from our assets may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets. Interest rate fluctuations resulting in our interest expense exceeding the income from our assets would result in operating losses for us and may limit our ability to make distributions to our stockholders. In addition, if we need to repay existing borrowings during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on those investments.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

        Our business may be adversely affected by disruptions in markets, including the lack of access to capital or prohibitively high costs of obtaining capital. A primary source of liquidity for companies in the healthcare real estate industry has been the equity and debt capital markets. With capital markets conditions negatively impacted by the recent global economic crisis, companies in the real estate industry are currently experiencing an unprecedented lack of capital sources. Based on the current conditions, we do not know whether any sources of capital will be available to us in the future on terms that are acceptable to us, if at all. If we cannot obtain sufficient debt capital on acceptable terms, our business and our ability to operate could be severely impacted.

We have broad authority to utilize financing and high levels of financing could hinder our ability to make distributions and decrease the value of your investment.

        Our charter does not limit us from utilizing financing until our borrowings exceed an amount that is generally expected to approximate 75% of the sum of (1) the aggregate cost of our properties before non-cash reserves and depreciation and (2) the aggregate cost of our debt investments. Further, we can incur financings in excess of this limitation with the approval of our board of directors, including a majority of our independent directors. High financing levels would cause us to incur higher interest charges and higher debt service payments and could also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

We may use credit facilities to finance our acquisitions, which may require us to provide additional collateral and significantly impact our liquidity position.

        We may use credit facilities to finance some of our originations and acquisitions. To the extent these credit facilities contain mark-to-market provisions, if the market value of the commercial real estate debt pledged by us declines in value due to credit quality deterioration, we may be required by the lending institution to provide additional collateral or pay down a portion of our borrowings. In a weakening economic environment, we would generally expect credit quality and the value of the commercial real estate debt that serve as collateral for our credit facilities to decline, resulting in a higher likelihood that the lenders would require partial repayment from us, which could be substantial. Posting additional collateral to support our credit facilities could significantly reduce our liquidity and limit our ability to leverage our assets. In the event we do not have sufficient liquidity to meet such requirements, lending institutions can accelerate our indebtedness, which could have a material adverse effect on our business and operations.

Risks Related to Conflicts of Interest

The fees we pay to affiliates in connection with this offering and in connection with the origination, acquisition and management of our assets were not determined on an arm's-length basis. Therefore, we do not have the benefit of arm's-length negotiations of the type normally conducted between unrelated parties.

        The fees to be paid to our advisor, our dealer manager and other affiliates for services they provide for us were not determined on an arm's-length basis. As a result, the fees have been determined without the benefit of arm's length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services.

Our organizational documents do not prevent us from selling assets to affiliates or from paying our advisor a disposition fee related to such a sale.

        If we sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. As a result, our advisor may not have an incentive to pursue an independent third-party buyer, rather than an affiliate. Our charter only requires that our board of directors, including a majority of our independent directors, determine that an affiliated party transaction is fair and reasonable and on terms no less favorable than those available from unaffiliated third parties. It does not require that such transaction be the most favorable transaction available or provide any other restrictions on our advisor recommending a sale of our assets to an affiliate. As a result, our advisor may earn a disposition fee despite the transaction not being the most favorable to us or our stockholders. Please see "Conflicts of Interest—Certain Conflict Resolution Measures—Advisor Compensation."

Our executive officers and our advisor's key real estate and debt professionals will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our company.

        Our executive officers and our advisor's key real estate and debt professionals are also officers, directors, managers and key professionals of our sponsor, our dealer manager and other affiliated NorthStar entities. Our advisor and its affiliates will receive substantial fees from us. These fees could influence the advice given to us by the key personnel of our sponsor who perform services for our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

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  the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

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  public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our advisor to increased acquisition fees and asset management fees;

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  originations and acquisitions of investments, which entitle our advisor to acquisition fees and asset management fees and, in the case of acquisitions of investments from other NorthStar entities, might entitle affiliates of our advisor to disposition fees in connection with services for the seller;

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  sales of investments, which entitle our advisor to disposition fees;

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  borrowings to originate or acquire debt investments, which borrowings will increase the acquisition fees and asset management fees payable to our advisor;

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  whether and when we seek to list our common stock on a national securities exchange, which listing could entitle NorthStar Senior Care OP Holdings, as the holder of special units, to have its interest in our operating partnership redeemed;

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  whether we seek approval to internalize our management, which may entail acquiring assets from our sponsor (such as office space, furnishings and technology costs) and employing our sponsor's real estate and debt professionals performing services for us on behalf of our advisor for consideration that would be negotiated at that time and may result in these real estate and debt professionals receiving more compensation from us than they currently receive from our sponsor; and

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  whether and when we seek to sell our company or its assets, which would entitle NorthStar Senior Care OP Holdings, as holder of the special units, to a subordinated distribution.

        The fees our advisor receives in connection with transactions involving the origination or acquisition of an asset are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our sponsor's key personnel performing services on behalf of our advisor to recommend riskier transactions to us. Additionally, after the termination of the primary offering, our advisor has agreed to reimburse us to the extent total organization and offering expenses borne by us exceed 15% of the gross proceeds raised in the primary offering. As a result, our advisor may decide to extend this offering to avoid or delay the reimbursement of these expenses than it otherwise would.

Our sponsor's executive officers and employees acting on behalf of our advisor will face competing demands relating to their time and this may cause our operations and your investment to suffer.

        Our advisor has no employees and relies on the executive officers and employees of our sponsor to perform services for us on behalf of our advisor, including Messrs. Tylis, Gilbert, Tomasso, O'Brien and Sweet, and Mr. Ronald J. Lieberman, General Counsel and Assistant Secretary of our sponsor, and Ms. Lisa Meyer, Chief Accounting Officer of our sponsor, for the day-to-day operation of our business. Messrs. Tylis, Gilbert, Tomasso, O'Brien, Lieberman and Sweet and Ms. Meyer are also employees or executive officers of other NorthStar entities. As a result of their interests in other NorthStar entities and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, these individuals will face conflicts of interest in allocating their time among us, our sponsor and other NorthStar entities and other business activities in which they are involved. These conflicts of interest could result in declines in the returns on our assets and the value of your investment.

Our sponsor will face conflicts of interest relating to performing services on our behalf and such conflicts may not be resolved in our favor, meaning that we could acquire less attractive assets, which could limit our ability to make distributions and reduce your overall investment return.

        Our advisor has no employees and relies upon the key real estate and debt professionals of our sponsor, including Messrs. Gilbert, Tylis, Tomasso, O'Brien and Sweet, to identify suitable investment opportunities for us. Our sponsor and other NorthStar entities also rely on many of the same real estate and debt professionals. Our investment strategy is very similar to that of our sponsor and NS REIT, another public, non-listed REIT currently engaged in a continuous public offering and sponsored by our sponsor, and therefore many investment opportunities that are suitable for us may also be suitable for other NorthStar entities. When these real estate and debt professionals direct an investment opportunity to any NorthStar entity, they, in their sole discretion, will offer the opportunity to the entity for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each entity. Our sponsor's allocation of investment opportunities, among other NorthStar affiliates and our company, could result in us investing in assets that provide less attractive returns, reducing the level of distributions we may be able to pay you.

        Further, existing and future NorthStar entities, including any new vehicle or entities we may form, as well as Messrs. Gilbert, Tylis, Tomasso, O'Brien and Sweet, are not prohibited under our charter from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the origination, acquisition or sale of real estate-related investments, including healthcare real estate. For a detailed description of the conflicts of interest that our advisor will face, see "Conflicts of Interest."

Because another real estate program offered through our dealer manager is conducting a continuous public offering concurrently with our offering and our dealer manager may distribute future NorthStar-sponsored programs during our offering period, our dealer manager may face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

        Our dealer manager, NRF Capital Markets, also acts as the dealer manager for the continuous public offering of NS REIT. In addition, future NorthStar-sponsored programs may seek to raise capital through public offerings conducted concurrently with our offering. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Such conflicts may not be resolved in our favor and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our executive officers and our sponsor's executive officers and employees acting on behalf of our advisor face conflicts of interest related to their positions and interests in our advisor and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to you.

        Our executive officers and our sponsor's executive officers and employees acting on behalf of our advisor are also executive officers, directors, managers and key professionals of our sponsor, our dealer manager or other affiliated NorthStar entities. As a result, they owe duties to each of these entities, their members and limited partners and these investors, which duties may from time-to-time conflict with the fiduciary duties that they owe to us and our stockholders. In addition, our sponsor may grant equity interests in our advisor and the special unit holder to certain management personnel performing services for our advisor and our dealer manager. The loyalties of these individuals to other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Risks Related to Our Investments

Our commercial real estate debt and properties will be subject to the risks typically associated with real estate.

        Our commercial real estate debt will generally be directly or indirectly secured by a lien on real property. The occurrence of a default on debt could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our debt investments will remain at the levels existing on the dates of origination of these investments. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such investments. In this manner, real estate values could impact the values of our debt investments. Our equity investments in senior housing and other healthcare properties are similarly affected by real estate property values. Therefore, our investments will be subject to the risks typically associated with real estate.

        The value of real estate may be adversely affected by a number of risks, including, without limitation;

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  natural disasters such as hurricanes, earthquakes and floods;

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  acts of war or terrorism, including the consequences of terrorist attacks;

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  adverse changes in national and local economic and real estate conditions;

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  an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

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  changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

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  costs of remediation and liabilities associated with environmental conditions affecting properties; and

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  the potential for uninsured or underinsured property losses.

        The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.

        These factors may have a material adverse effect on the ability of our borrowers to pay their debt and tenants to pay their rent, as well as on the value and return that we can realize from assets we originate and acquire.

The commercial real estate debt we originate and acquire could be subject to delinquency, foreclosure and loss, which could result in losses to us.

        Commercial real estate debt investments are secured by commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by a property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of a property can be affected by, each of the following factors, among other things:

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  tenant mix;

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  success of tenant businesses;

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  property management decisions;

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  property location and condition;

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  competition from comparable types of properties;

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  changes in laws that increase operating expenses or limit rents that may be charged;

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  any need to address environmental contamination at the property ;

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  the occurrence of any uninsured casualty at the property;

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  changes in national, regional or local economic conditions and specific industry segments;

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  declines in regional or local real estate values;

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  declines in regional or local rental or occupancy rates;

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  increases in interest rates;

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  real estate tax rates and other operating expenses;

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  changes in governmental rules;

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  regulations and fiscal policies, including environmental legislation; and

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  natural disasters, terrorism, social unrest and civil disturbances.

        In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal or accrued interest to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. We expect that many of the commercial real estate debt investments that we originate will be fully or substantially non-recourse to the operator. In the event of a default by a borrower on a non-recourse loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the loan. If a borrower defaults on one of our commercial real estate debt investments and the underlying property collateralizing the commercial real estate debt is insufficient to satisfy the outstanding balance of the debt, we may suffer a loss of principal or interest. In addition, even if we have recourse to a borrower's assets, we may not have full recourse to such assets in the event of a borrower bankruptcy as the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Delays in liquidating defaulted commercial real estate debt could reduce our investment returns.

        If we make or acquire mortgage loans and there are defaults under those mortgage loans, we may not be able to repossess and sell the mortgaged properties quickly. Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a negative effect on our anticipated return on the foreclosed mortgage loan. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including without limitation, lender liability claims, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to resolve. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. The resulting time delay could reduce the value of our assets in the defaulted mortgage loans. Furthermore, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to the delays and expenses associated with lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan. In addition, we may be forced to operate any foreclosed properties for a substantial period of time, which could be a distraction for our management team.

Any subordinate commercial real estate debt that we originate or acquire, including second mortgage and mezzanine loans, may expose us to greater losses.

        We intend to originate or acquire subordinate commercial real estate debt, including second mortgage and mezzanine loans. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by real property. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower or the assets of the borrower may not be sufficient to satisfy the senior mortgage debt and our debt investment. If a borrower defaults on our debt or on debt senior to ours, or in the event of a borrower bankruptcy, our debt will be satisfied only after the senior debt is paid in full. Where debt senior to our debt investment exists, the presence of intercreditor arrangements may limit our ability to amend our debt agreements, assign our debt, accept prepayments, exercise our remedies (through "standstill periods") and control decisions made in bankruptcy proceedings relating to borrowers. As a result, we may not recover some or all of our investment. In addition, real properties with subordinate debt may have higher loan-to-value ratios than conventional mortgage debt, resulting in less equity in the real property and increasing the risk of loss of principal and interest.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

        The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Our investments in commercial real estate loans are subject to changes in credit spreads.

        Our investments in commercial real estate loans are subject to changes in credit spreads. When credit spreads widen, the economic value of such investments decrease. Even though a loan may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the widened credit spread.

Investments in non-conforming or non-investment grade rated loans or securities involve greater risk of loss.

        Some of our investments may not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers' credit history, the properties' underlying cash flow or other factors. As a result, these investments may have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our stockholders and adversely affect the value of our common stock.

We have no established investment criteria limiting the geographic concentration of our investments in commercial real estate debt or senior housing and other healthcare properties. If our investments are concentrated in an area that experiences adverse economic conditions, our investments may lose value and we may experience losses.

        Certain commercial real estate debt in which we invest may be secured by a single property or properties in one geographic region and all or a substantial portion of our senior housing and other healthcare properties may be located in the same geographic region. These investments may carry the risks associated with significant geographical concentration. The likelihood of our investments being secured by a single or multiple properties in one geographic region is greater towards the earlier periods of this offering until we have raised significant proceeds and made a number of investments. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, our investments may be overly concentrated in certain geographic regions, and we may experience losses as a result. A worsening of economic conditions in the geographic region in which our investments may be concentrated could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of borrowers to pay financed amounts on our real estate debt investments and impairing the value of our collateral or healthcare property portfolio.

Adjustable-rate commercial mortgage loans may entail greater risks of default to us than fixed-rate mortgage loans.

        Adjustable-rate commercial mortgage loans we originate or acquire may have higher delinquency rates than fixed-rate loans. Borrowers with adjustable-rate mortgage loans may experience increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate in effect during the initial period of the mortgage loan to the rate calculated in accordance with the applicable index and margin. Increases in a borrower's monthly payments, as a result of an increase in prevailing market interest rates may make it more difficult for the borrowers with adjustable-rate mortgages to repay the loan and could increase the risk of default of their obligations under the loan.

Hedging against interest rate exposure may adversely affect our income, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

        We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on interest rates levels, the type of investments held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

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  interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

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  available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

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  the duration of the hedge may not match the duration of the related liability or asset;

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  our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

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  the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

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  the party owing money in the hedging transaction may default on its obligation to pay; and

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  we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

        Any hedging activity we engage in may adversely affect our income, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the investment being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Complying with REIT requirements may limit our ability to hedge effectively.

        The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges: (1) interest rate risk on liabilities incurred to carry or acquire real estate; or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable U.S. Department of Treasury regulations, or Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute non-qualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearinghouse, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

        Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearinghouse, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to recordkeeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then-current market price. It may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist or develop for hedging instruments purchased by us, and we may be required to maintain a position until exercise or expiration, which could result in losses.

The direct or indirect effects of the Dodd-Frank Act enacted in July 2010 for the purpose of stabilizing or reforming the financial markets, may have an adverse effect on our interest rate hedging activities.

        On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd Frank Act, became law in the United States. Title VII of the Dodd-Frank Act contains a sweeping overhaul of the regulation of privately negotiated derivatives. The provisions of Title VII become effective on July 16, 2011 or, with respect to particular provisions, on such other date specified in the Dodd-Frank Act or by subsequent rulemaking. While the full impact of the Dodd-Frank Act on our interest rate hedging activities cannot be assessed until implementing rules and regulations are promulgated, the requirements of Title VII may affect our ability to enter into hedging or other risk management transactions, may increase our costs in entering into such transactions, and may result in us entering into such transactions on more unfavorable terms than prior to effectiveness of the Dodd-Frank Act. The occurrence of any of the foregoing events may have an adverse effect on our business.

Many of the real estate-related investments we acquire may be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

        Certain of our investments may be securities that we purchase in privately negotiated transactions that will not be registered under the relevant securities laws. These securities may not be transferred, sold, pledged or otherwise disposed of except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, the securities laws. Some of the securities that we may purchase may be traded in private, unregistered transactions and are therefore subject to restrictions on resale or otherwise have no established trading market. Additionally, the debt we may originate or acquire will be particularly illiquid investments due to their relatively short term and the greater difficulty of recoupment in the event of a borrower's default. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.

Declines in the fair value of our investments may adversely affect our results of operations and credit availability, which may reduce income and, in turn, cash available for distribution to our stockholders.

        Some of our securities investments will be classified for accounting purposes as "available-for-sale." These assets will be carried at estimated fair value and temporary changes in the fair value of those assets will be directly charged or credited to stockholders' equity with no impact on our statement of operations. If we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the statement of operations, which will reduce our income in the period recognized.

        A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the asset. If we were unable to post the additional collateral, our lenders may refuse to continue to lend to us or reduce the amounts they are willing to lend to us. Additionally, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our income and, in turn, cash available for distribution to stockholders.

        Further, lenders may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

        The market value of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our assets will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

        Some of our investments will be in the form of securities that are recorded at fair value but are not publicly-traded or otherwise have limited liquidity. The fair value of these securities and potentially other investments that have limited liquidity or are not publicly-traded may not be readily determinable. We will estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates and assumptions, our determinations of fair value may differ materially from the values that would have been used if a readily available market for these assets existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments are significantly higher than the values that we ultimately realize upon their disposal.

Competition with third parties for originating and acquiring investments may reduce our profitability and the return on your investment.

        There is significant competition with other real estate investment companies over the origination and acquisition of real estate assets, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors, many of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments or originate loans on more generous terms than our competitors, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

Our joint venture partners could take actions that decrease the value of an investment to us and lower our overall return.

        We may enter into joint ventures with third parties to make investments. We may also make investments in partnerships or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

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  that our co-venturer or partner in an investment could become insolvent or bankrupt;

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  that such co-venturer or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

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  that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

        Any of the above might subject us to liabilities and thus reduce our returns on our investment with that co-venturer or partner. In addition, disagreements or disputes between us and our co-venturer or partner could result in litigation, which could increase our expenses and potentially limit the time and effort our officers and directors are able to devote to our business.

Our due diligence may not reveal all material issues relating to our origination or acquisition of a particular investment.

        Before making an investment, we will assess the strength and skills of the management of the borrower or the operator of the property and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we will rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized or private entities because there may be little or no information publicly available about the entity. Even if we conduct extensive due diligence on a particular investment, we cannot assure you that this diligence will uncover all material issues relating to such investment, or that factors outside of our control will not later arise. If our due diligence fails to identify issues specific to investment, we may be forced to write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in our reporting losses. Charges of this nature could contribute to negative market perceptions about us or our shares of common stock.

We will depend on debtors for a substantial portion of our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such debtors.

        The success of our origination or acquisition of commercial real estate debt in the healthcare real estate industry significantly depends on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses.

Insurance may not cover all potential losses on the mortgaged commercial properties which may impair our security and harm the value of our assets.

        We will require that each of the borrowers under our commercial mortgage debt investments obtain comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes that may be uninsurable or not economically insurable. We may not require borrowers to obtain terrorism insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the mortgaged property, which might impair our security and decrease the value of the property.

With respect to mortgaged commercial properties, options and other purchase rights may affect value or hinder recovery in the event of a foreclosure.

        A borrower under certain of our commercial mortgage loans may give its tenants or another person a right of first refusal or an option to purchase all or a portion of the related mortgaged property. These rights may impede our ability to sell the related mortgaged property at foreclosure or may adversely affect the value or marketability of the property.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

        Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. We will value our potential investments based on yields and risks, taking into account estimated future losses on the commercial real estate debt and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Our net leases may not result in fair market lease rates over time.

        We expect substantially all of our rental income to come from net lease properties, which may have longer lease terms or renewal options that specify maximum rate increases than standard leases. If we do not accurately judge the potential for increases in market rates, rental increases under the terms of our net leases may fail to result in fair market lease rates over time. Further, we may have no ability to terminate our net leases or adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than they would otherwise be if we did not enter into net leases.

The leases on the properties underlying our real estate debt investments or on our net lease senior housing or other healthcare properties may not be renewed on favorable terms.

        The properties underlying the healthcare real estate debt we originate or acquire and our portfolio of net lease senior housing and other healthcare properties could be negatively impacted by deteriorating economic conditions and weaker rental markets. Upon expiration or earlier termination of leases on these properties, the space may not be relet or, if relet, the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. In addition, the poor economic conditions may reduce a tenants' ability to make rent payments under their leases. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by these properties. Additionally, if market rental rates are reduced, property-level cash flows would likely be negatively affected as existing leases renew at lower rates. If the leases for these properties cannot be renewed for all or substantially all of the space at these properties, or if the rental rates upon such renewal or reletting are significantly lower than expected, the value of our investments may be adversely affected.

Both our borrowers' and tenants' forms of entities may cause special risks or hinder our recovery.

        Most of the borrowers for our commercial real estate loan investments and our tenants in the healthcare real estate that we will own will most likely be legal entities rather than individuals. As a result, our risk of loss may be greater than originators of mortgage loans made to or leases with individuals. Unlike individuals involved in bankruptcies, these legal entities generally do not have personal assets and creditworthiness at stake. As a result, the bankruptcy of one of our borrowers or tenants, or a general partner or managing member of that borrower or tenant, may impair our ability to enforce our rights and remedies under the related mortgage or the terms of the lease agreement, respectively.

Risks Related to the Healthcare Industry and Our Investments in Mid-Acuity Senior Housing and Other Healthcare Properties

The healthcare industry is heavily regulated. New laws or regulations such as the healthcare reform law and related regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us.

        The healthcare industry is heavily regulated by federal, state and local governmental bodies. Healthcare facility operators, including those in the senior housing sector, generally are subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations could negatively affect the ability of our tenants to make lease payments to us and our ability to make distributions to our stockholders.

        Many of our targeted properties and their operators may require a license or certificate of need, or CON, to operate. Failure to obtain a license or CON, or loss of a required license or CON would prevent a facility from operating in the manner intended by the operator. These events could materially adversely affect our tenants' ability to make rent payments to us. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction of healthcare-related facilities, by requiring a CON or other similar approval. State CON laws are not uniform throughout the United States and are subject to change. We cannot predict the impact of state CON laws on our development of facilities or the operations of our tenants.

        In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants' abilities to make rent payments to us.

        In limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility and require new CON authorization to re-institute operations. As a result, a portion of the value of the facility may be reduced, which would adversely impact our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Recently enacted comprehensive healthcare reform legislation could materially and adversely affect our business, financial condition and results of operations and our ability to pay distributions to stockholders.

        On March 23, 2010, the President signed into law the Patient Protection and Affordable Care Act of 2010, or the Patient Protection and Affordable Care Act, and on March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act, which in part modified the Patient Protection and Affordable Care Act. Together, the two laws serve as the primary vehicle for comprehensive healthcare reform in the United States and will become effective through a phased approach, which began in 2010 and will conclude in 2018. The laws are intended to reduce the number of individuals in the United States without health insurance and significantly change the means by which healthcare is organized, delivered and reimbursed. The Patient Protection and Affordable Care Act includes program integrity provisions that both create new authorities and expand existing authorities for federal and state governments to address fraud, waste and abuse in federal health programs. In addition, the Patient Protection and Affordable Care Act expands reporting requirements and responsibilities related to facility ownership and management, patient safety and care quality. In the ordinary course of their businesses, our tenants may be regularly subjected to inquiries, investigations and audits by federal and state agencies that oversee these laws and regulations. If they do not comply with the additional reporting requirements and responsibilities, our tenants' ability to participate in federal health programs may be adversely affected. Moreover, there may be other aspects of the comprehensive healthcare reform legislation for which regulations have not yet been adopted, which, depending on how they are implemented, could materially and adversely affect our tenants, and therefore our business, financial condition, results of operations and ability to pay distributions to you. The laws have been the subject of multiple constitutional challenges and one U.S. Court of Appeals has ruled that the requirement for individual to purchase health insurance is unconstitutional, thereby creating uncertainty about whether such laws will remain in effect with respect to that aspect of the laws or at all.

Some operators of our targeted mid-acuity senior housing and other healthcare facilities are subject to fraud and abuse laws, the violation of which by an operator may jeopardize the operator's ability to make rent payments to us.

        There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain operators may also be subject to these fraud and abuse laws.

        These laws include, but are not limited to:

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  the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral or recommendation for ordering of any item or service reimbursed by Medicare or Medicaid;

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  the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

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  the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and

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  the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.

        Each of these laws includes criminal and civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant's ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Adverse trends in healthcare provider operations may negatively affect lease revenues and our ability to make distributions to our stockholders.

        The healthcare industry, including the senior housing sector, is currently experiencing:

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  changes in the demand for and methods of delivering healthcare services;

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  changes in third-party reimbursement policies;

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  significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

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  continued pressure by private and governmental payors to reduce payments to providers of services; and

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  increased scrutiny of billing, referral and other practices by federal and state authorities.

        These factors may adversely affect the economic performance of some or all of our targeted senior housing and other healthcare-property tenants and, in turn, our lease revenues and our ability to make distributions to our stockholders.

Events could occur that could adversely affect the ability of seniors to afford the monthly resident fees or entrance fees (including downturns in the economy, housing market, consumer confidence or the equity markets) and, in turn, materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

        Costs to seniors associated with assisted living services are generally not reimbursable under government reimbursement programs such as Medicaid and Medicare. Only seniors with income or assets meeting or exceeding the comparable median in the regions where our facilities will be located typically will be able to afford to pay monthly resident fees for the mid-acuity type senior housing facilities we seek to acquire. Economic downturns, softness in the housing market, lower levels of consumer confidence, reductions or declining growth of government entitlement programs, such as social security benefits, stock market volatility and changes in demographics could adversely affect the ability of seniors to afford the monthly resident fees or entrance fees for senior housing facilities. If our tenants are unable to retain and attract seniors with sufficient income, assets or other resources required to pay the fees associated with assisted living services and other services provided by the tenants at the mid-acuity senior housing facilities we seek to acquire, our occupancy rates could decline, which could, in turn, materially adversely affect our business, results of operations and financial condition and our ability to make distributions to our stockholders.

The inability of seniors to sell real estate may delay their moving into our residences which could materially adversely affect our occupancy rates and our business, financial condition and results of operations and our ability to make distributions to our stockholders.

        Housing price declines and reductions in residential mortgage availability have negatively affected the U.S. housing market, with certain geographic areas experiencing more acute deterioration than others. Downturns in the U.S. housing market could adversely affect the ability (or perceived ability) of seniors to afford entrance fees and resident fees at the mid-acuity senior housing facilities we seek to acquire, as potential residents frequently use the proceeds from the sale of their homes to cover the costs of these fees. Specifically, if seniors have a difficult time selling their homes, these difficulties could impact their ability to relocate into our facilities or finance their stays at our facilities. This could cause the amount of our revenues generated by private payment sources to decline. If the recent volatility in the U.S. housing market continues for a protracted period, it could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Reimbursement rates from third-party payors have been reduced in the past and could be reduced again in the future, which would materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

        Our ability to generate revenue and profit influences the underlying value of our mid-acuity senior housing facilities. With respect to our skilled nursing facilities primarily, these revenues are generally derived from reimbursements paid to our tenants. Sources of reimbursements include Medicare, state

Medicaid programs, private insurance carriers, healthcare service plans, health maintenance organizations, preferred provider arrangements, self-insured employers and the patients themselves. Medicare and Medicaid programs, as well as numerous private insurance and managed care plans, generally require participating providers to accept government-determined reimbursement levels as payment in full for services rendered, without regard to a facility's charges. Changes in the reimbursement rate or methods of payment from third-party payors, including Medicare and Medicaid, or the implementation of other measures to reduce reimbursements, have in the past, and could in the future, result in a substantial reduction in our tenants' revenues and, therefore, our tenants' ability to pay rent. Additionally, revenue realizable under third-party payor agreements can change after examination and retroactive adjustment by payors during the claims settlement processes or as a result of post-payment audits. Payors may disallow requests for reimbursement based on determinations that certain costs are not reimbursable or reasonable or because additional documentation is necessary or because certain services were not covered or were not medically necessary. The recently enacted healthcare reform law and regulatory changes could impose further limitations on government and private payments to healthcare providers. In some cases, states have enacted or are considering enacting measures designed to reduce their Medicaid expenditures and to make changes to private healthcare insurance. Moreover, owners and operators of senior housing facilities continue to experience pressures from private payors attempting to control healthcare costs, and reimbursement from private payors has in many cases effectively been reduced to levels approaching those of government payors. We cannot assure you that adequate reimbursement levels will continue to be available. Further limits on the scope of services reimbursed and on reimbursement rates could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Government budget deficits could lead to a reduction in Medicaid and Medicare reimbursement.

        The recent slowdown in the U.S. economy has negatively affected state budgets, which may put pressure on states to decrease reimbursement rates with the goal of decreasing state expenditures under state Medicaid programs. The need to control Medicaid expenditures may be exacerbated by the potential for increased enrollment in state Medicaid programs due to unemployment, declines in family incomes and eligibility expansions required by the recently enacted healthcare reform law. These potential reductions could be compounded by the potential for federal cost-cutting efforts that could lead to reductions in reimbursement rates under the federal Medicare program, state Medicaid programs and other healthcare-related programs. Potential reductions in reimbursements under these programs could negatively impact the ability of our tenants and their ability to meet their obligations to us.

Possible changes in the acuity profile of our residents as well as payor mix and payment methodologies may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

        The sources and amounts of our revenues from our healthcare property portfolio will be determined by a number of factors, including licensed bed capacity, occupancy, the acuity profile of residents and the rate of reimbursement. Changes in the acuity profile of the residents as well as payor mix among private pay, Medicare and Medicaid may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We may become responsible for capital improvements. To the extent such capital improvements are not undertaken, the ability of our tenants to manage our facilities effectively and on favorable terms may be affected, which in turn could materially adversely affect our business, financial conditions and results of operations and our ability to make distributions to our stockholders.

        We expect to structure our leases with our tenants such that our tenants will generally be responsible for capital improvement expenditures. However, it is possible that a tenant may not be able to fulfill its obligations to keep the facility in good operating condition. To the extent capital improvements are not undertaken or are deferred, occupancy rates and the amount of rental and reimbursement income generated by the facility may decline, which would impact the overall value of the affected senior housing facility. Any of these results could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

If our tenants fail to cultivate new or maintain existing relationships with residents in the markets in which they operate, our occupancy percentage, payor mix and resident rates may deteriorate which could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

        We intend to build relationships with several key operators, which will make us extremely dependent on those select tenants. The ability of our tenants to improve the overall occupancy percentage, payor mix and resident rates at our senior housing and other healthcare facilities, depends on our tenants' reputation in the communities they serve and our tenants' ability to successfully market our facilities to potential residents. A large part of our tenants' marketing and sales effort will be directed towards cultivating and maintaining relationships with key community organizations that work with seniors, physicians and other healthcare providers in the communities where our facilities are located, whose referral practices significantly affect the choices seniors make with respect to their long-term care needs. If our tenants are unable to successfully cultivate and maintain strong relationships with these community organizations, physicians and other healthcare providers, occupancy rates at our facilities could decline, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We may not be able to compete effectively in those markets where overbuilding exists and our inability to compete in those markets may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

        Overbuilding in the senior housing segment in the late 1990s reduced occupancy and revenue rates at senior housing facilities. This, combined with unsustainable levels of indebtedness, forced several operators into bankruptcy. The occurrence of another period of overbuilding could adversely affect our future occupancy and resident fee rates, which in turn could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Because of the unique and specific improvements required for healthcare properties, including private pay senior housing facilities, we may be required to incur substantial renovation costs to make certain of our properties suitable for other tenants, which could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

        Healthcare properties, including private pay senior housing facilities are typically highly customized and may not be easily adapted to non-healthcare-related uses. The improvements generally required to conform a property to healthcare use, such as upgrading electrical, gas and plumbing infrastructure, are costly and often times tenant-specific. A new or replacement tenant may require different features in a property, depending on that tenant's particular operations. If a current tenant is unable to pay rent and vacates a property, we may incur substantial expenditures to modify a property for a new tenant, or for multiple tenants with varying infrastructure requirements, before we are able to release the space. Consequently, our healthcare properties may not be suitable for lease to traditional office or other tenants without significant expenditures or renovations, which costs may materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

Because real estate investments are relatively illiquid, our ability to promptly sell properties in our portfolio is limited.

        The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. Transfers of operations of healthcare properties are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. We cannot predict whether we will be able to sell any property for the price or on the terms set by us or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. To the extent we are unable to sell any properties for its book value or at all, we may be required to take a non-cash impairment charge or loss on the sale, either of which would reduce our net income.

        We may be required to expend cash to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have cash available to correct those defects or to make those improvements. We may agree to transfer restrictions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of financing that can be placed or repaid on that property. These transfer restrictions would impede our ability to sell a property even if we deem it necessary or appropriate. These facts and any others that would impede our ability to respond to adverse changes in the performance of our properties may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We may obtain only limited warranties when we purchase a property, which will increase the risk that we may lose some or all of our invested capital in the property or rental income from the property which, in turn, could materially adversely affect our business, financial condition and results from operations and our ability to pay distributions to our stockholders.

        The seller of a property often sells such property in its "as is" condition on a "where is" basis and "with all faults," without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property if an issue should arise that decreases the value of that property and is not covered by the limited warranties. If any of these results occur, it may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

Our tenants may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to meet their obligations to us.

        Our tenants may be subject to claims that their services have resulted in resident injury or other adverse effects. The insurance coverage maintained by our tenants, whether through commercial insurance or self-insurance, may not cover all claims made against them or continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and litigation may not, in certain cases, be available to our tenants due to state law prohibitions or limitations of availability. As a result, our tenants operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. From time-to-time, there may also be increases in government investigations of long-term care providers, particularly in the area of Medicare/Medicaid false claims and resident care, as well as increases in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or government investigation, whether currently asserted or arising in the future, could lead to potential termination from government programs, large penalties and fines and otherwise have a material adverse effect on a healthcare operator's financial condition. If a healthcare operator is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a healthcare operator is required to pay uninsured punitive damages, or if a healthcare operator is subject to an uninsurable government enforcement action, the healthcare operator could be exposed to substantial additional liabilities, which could result in its bankruptcy or insolvency or have a material adverse effect on the healthcare operator's business and its ability to meet its obligations to us.

        Moreover, advocacy groups that monitor the quality of care at healthcare facilities have sued healthcare facility operators and called upon state and federal legislators to enhance their oversight of trends in healthcare facility ownership and quality of care. In response, the recently enacted healthcare reform law imposes additional reporting requirements and responsibilities for healthcare facility operators. Patients have also sued healthcare facility operators and have, in certain cases, succeeded in winning very large damage awards for alleged abuses. This litigation and potential litigation in the future has materially increased the costs incurred by our tenants for monitoring and reporting quality of care compliance. In addition, the cost of medical malpractice and liability insurance has increased and may continue to increase so long as the present litigation environment affecting the operations of healthcare facilities continues. Compliance with the requirements in the healthcare reform law could increase costs as well. Increased costs could limit our tenants' ability to meet their obligations to us, potentially decreasing our revenue and increasing our collection and litigation costs. To the extent we are required to remove or replace a tenant, our revenue from the affected property could be reduced or eliminated for an extended period of time.

Uninsured losses or losses in excess of our tenants' insurance coverage could materially adversely affect our business, financial position and results of operations and our ability to make distributions to our stockholders.

        We expect that our leases will require our tenants to maintain comprehensive general liability, fire, flood, earthquake, boiler and machinery, nursing home or long-term care professional liability and extended coverage insurance with respect to our properties with policy specifications, limits and deductibles set forth in the leases or other written agreements between us and the tenant. However, our properties may be adversely affected by casualty losses which exceed insurance coverages and reserves. Should an uninsured loss occur, we could lose both our investment in, and anticipated profits and cash flows from, the property. Even if it were practicable to restore the damage caused by a major casualty, the operations of the affected property would likely be suspended for a considerable period of time. In the event of any substantial loss affecting a property, disputes over insurance claims could arise.

Delays in our tenants' collection of their accounts receivable could adversely affect their cash flows and financial condition and their ability to meet their obligations to us.

        Prompt billing and collection are important factors in the liquidity of our tenants. Billing and collection of accounts receivable are subject to the complex regulations that govern Medicare and Medicaid reimbursement and rules imposed by non-government payors. The inability of our tenants to bill and collect on a timely basis pursuant to these regulations and rules could subject them to payment delays that could negatively impact their cash flows and ultimately their financial condition and their ability to meet their obligations to us.

The bankruptcy, insolvency or financial deterioration of any of our tenants could delay or prevent our ability to collect unpaid rents or require us to find new operators.

        If our tenants are unable to comply with the terms of their agreements with us, we may be forced to modify the agreements in ways that are unfavorable to us. Alternatively, the failure of a tenant to perform under an agreement could require us to declare a default, repossess the property, find a suitable replacement tenant or sell the property. There is no assurance that we would be able to lease a property or enter into a management agreement with respect to such property on substantially equivalent or better terms than the prior agreements, or at all, find another tenant, successfully reposition the property for other uses or sell the property on terms that are favorable to us.

        Because our leases with our tenants will generally be net leases, we will depend on our tenants not only for rental income, but also to pay insurance, taxes, utilities, maintenance and repair and other operating expenses in connection with the leased facilities. If any of our agreements with our tenants expire or are terminated, we could be responsible for all of the operating expenses for that property until it is re-leased or until the property is sold. If we experience a significant number of un-leased properties, our operating expenses could increase significantly. Any significant increase in our operating costs may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the value of our common stock.

        Any bankruptcy filing by or relating to one of our tenants could bar all efforts by us to collect pre-bankruptcy debts from that tenant or seize its property and may require us to find new tenants. A tenant's bankruptcy could also delay our efforts to collect past due balances, including unpaid rents, and could ultimately preclude collection of all or a portion of these sums. It is possible that we may recover substantially less than the full value of any unsecured claims we hold, if any, which may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock. Furthermore, dealing with a tenant's bankruptcy or other default may divert management's attention and cause us to incur substantial legal and other costs.

        Our intent to engage in sale-leaseback transactions involves special risks stemming from the potential characterization of such transactions in bankruptcy proceedings. It is possible that a bankruptcy court could re-characterize a sale and leaseback transaction as a secured lending transaction. If a transaction were re-characterized as a secured lending transaction, we would not be treated as the owner of the property, but might have certain additional rights as a secured creditor.

As an owner of real property, which we acquire directly or through foreclosure, we may be exposed to environmental liabilities.

        Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property, such as us, may be liable in certain circumstances for the costs of investigation, removal or remediation of, or related releases of, certain hazardous or toxic substances, including materials containing asbestos, at, under or disposed of in connection with such property, as well as certain other potential costs relating to hazardous or toxic substances, including government fines and damages for injuries to persons and adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances and liability may be imposed on the owner in connection with the activities of a tenant at the property. The cost of any required investigation, remediation, removal, fines or personal or property damages and the owner's liability therefore could exceed the value of the property and the assets of the owner. In addition, the presence of such substances, or the failure to properly dispose of or remediate such substances, may adversely affect our tenants' ability to attract additional residents, our ability to sell or rent such property or to borrow using such property as collateral which, in turn, could reduce our revenues.

        The scope of the indemnifications our tenants will agree to provide us may be limited. For instance, some of our agreements with our tenants may not require them to indemnify us for environmental liabilities arising before the tenant took possession of the premises. Further, we cannot assure you that any such tenant would be able to fulfill its indemnification obligations. If we were to be liable for any such environmental liabilities and were unable to seek recovery against our tenant, our business, financial condition and results of operations could be materially and adversely affected.

Compliance with the Americans with Disabilities Act, Fair Housing Act and fire, safety and other regulations may require us to make unanticipated expenditures which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

        Our facilities and properties are required to comply with the American with Disabilities Act of 1990, or ADA. The ADA generally requires that buildings be made accessible to people with disabilities. We must also comply with the Fair Housing Act, which prohibits us and our tenants from discriminating against individuals on certain bases in any of our practices if it would cause such individuals to face barriers in gaining residency in any of our facilities. In addition, our facilities and properties are required to operate in compliance with applicable fire and safety regulations, building codes and other land use regulations and food licensing or certification requirements as they may be adopted by governmental agencies and bodies from time-to-time. We may be required to make substantial expenditures to comply with those requirements.

We will face significant and increasing competition for the acquisition of senior housing and other healthcare properties which may impede our ability to make acquisitions or may increase the cost of these acquisitions which, in turn, could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

        We will compete with many other businesses engaged in real estate investment activities for the acquisition of mid-acuity senior housing and other healthcare properties, including local, regional and national operators and acquirers and developers of healthcare real estate. The competition for senior housing and other healthcare properties may significantly increase the price we might pay for a property we seek to acquire and our competitors may succeed in acquiring those properties themselves. In addition, operators with whom we attempt to do business may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger healthcare REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition may result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for healthcare properties, our business, financial condition and results of operations and our ability to make distributions to our stockholders may be materially adversely affected.

The Employee Free Choice Act could substantially increase the cost of doing business by increasing wage and benefit costs.

        A number of members of the legislative and executive branches of the federal government have stated that they support the Employee Free Choice Act, which, if enacted, would discontinue the current practice of having an open process where both the union and the employer are permitted to educate employees regarding the pros and cons of joining a union before having an election by secret ballot. Under the Employee Free Choice Act, the employees would only hear the union's side of the argument before making a commitment to join the union. The Employee Free Choice Act would permit unions to quietly collect employee signatures supporting the union without notifying the employer and permitting the employer to explain its views before a final decision is made by the employees. Once a union has collected signatures from a majority of the employees, the employer would have to recognize, and bargain with, the union. If the employer and the union fail to reach agreement on a collective bargaining contract within a certain number of days, both sides would be forced to submit their respective proposals to binding arbitration and a federal arbitrator would be permitted to create an employment contract binding on the employer. If the Employee Free Choice Act is enacted, a number of the senior housing facilities we will own or seek to acquire could become unionized.

        Generally, unionized senior housing employees are subject to a number of work rules which increase expenses and decrease operating margins at unionized facilities. We believe that the unionization of senior housing employees may result in a significant decline in profitability and property value, which could adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

        Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of common stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

        Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock. Additionally, our board of directors may amend our charter to increase the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock without stockholder approval.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

        Limited partners in our operating partnership have the right to vote on certain amendments to the partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interests.

        In addition, NorthStar Senior Care OP Holdings, the holder of the special units in our operating partnership, may be entitled to: (i) certain cash distributions, as described in "Management Compensation—Special OP Units—NorthStar Senior Care OP Holdings," upon the disposition of certain of our operating partnership's assets; or (ii) a one-time payment in the form of cash or shares in connection with the redemption of the special units upon the occurrence of a listing of our shares on a national stock exchange or certain events that result in the termination or non-renewal of our advisory agreement. The holder of the special units will only become entitled to the compensation after our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 7.0% cumulative, non-compounded annual pre-tax return on such invested capital. This potential obligation to make substantial payments to the holder of the special units would reduce the overall return to stockholders to the extent such return exceeds 7.0%.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act. If we become an unregistered investment company, we could not continue our business.

        Neither we nor our operating partnership nor any of the subsidiaries of our operating partnership intend to register as an investment company under the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

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  limitations on capital structure;

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  restrictions on specified investments;

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  prohibitions on transactions with affiliates; and

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  compliance with reporting, recordkeeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

        Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. The company is organized as a holding company that conducts its businesses primarily through our operating partnership. We believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership's wholly-owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other interests in real estate.

        Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term "investment securities," among other things, are: (i) U.S. government securities; and (ii) securities issued by majority-owned subsidiaries that are (a) not themselves investment companies and (b) not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Both we and our operating partnership intend to conduct our operations so that each of us complies with the 40% test.

        We expect that most of our investments will be held by wholly-owned or majority-owned subsidiaries of our operating partnership and that most of these subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which are not included as investment securities for purposes of the 40% test.

        The Section 3(c)(5)(C) exception is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exception generally requires that at least 55% of a subsidiary's portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate investments and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully. See "Investment Objectives and Strategy—Investment Company Act Considerations."

        To comply with the 40% test, the securities issued to our operating partnership by any wholly-owned or majority-owned subsidiaries that are excepted from the definition of "investment company" based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, rather than Section 3(c)(5)(C), together with any other investment securities the operating partnership may own, may not have a value in excess of 40% of the value of the operating partnership's total assets on an unconsolidated basis.

        In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act, we believe that we may still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly-owned or majority-owned subsidiaries of our operating partnership.

        To ensure that neither we nor any of our subsidiaries, including our operating partnership, are required to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

        For more information on issues related to compliance with the Investment Company Act, see "Investment Objectives and Strategy—Investment Company Act Considerations."

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

        Our board of directors determines our major policies, including our policies regarding growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law, or MGCL, and our charter, our stockholders have a right to vote only on limited matters. Our board's broad discretion in setting policies and our stockholders' inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

You are limited in your ability to sell your shares of common stock pursuant to our share repurchase program. You may not be able to sell any of your shares of common stock back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.

        Our share repurchase program may provide you with an opportunity to have your shares of common stock repurchased by us. We anticipate that shares of our common stock may be repurchased on a quarterly basis. However, our share repurchase program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can repurchase at any given time and limiting the repurchase price. Specifically, we presently intend to limit the number of shares to be repurchased during any calendar year to no more than: (i) 5% of the weighted average of the number of shares of our common stock outstanding during the prior calendar year; and (ii) those that could be funded from the net proceeds from the sale of shares under the DRP in the prior calendar year plus such additional cash as may be borrowed or reserved for that purpose by our board of directors. In addition, our board of directors reserves the right to reject any repurchase request for any reason or no reason or to amend or terminate the share repurchase program at any time upon ten-days' notice except that changes in the number of shares that can be repurchased during any calendar year will only take effect upon ten-business days prior written notice. Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination of the share repurchase program and you may not be able to sell any of your shares of common stock back to us pursuant to the share repurchase program. Moreover, if you do sell your shares of common stock back to us pursuant to the share repurchase program, you may not receive the same price you paid for any shares of our common stock being repurchased. See "Description of Capital Stock—Share Repurchase Program."

The offering price of our shares was not established on an independent basis and the actual value of your investment may be substantially less than what you pay. Until 18 months after we have completed our offering stage, we expect to use the price paid to acquire a share in our offering as the estimated value of our shares. Even when determining the estimated value of our shares from and after 18 months after completion of our offering stage, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

        We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

        To assist members of the Financial Industry Regulatory Authority, or FINRA, and their associated persons that participate in this offering, pursuant to FINRA Conduct Rule 5110, we disclose in each annual report distributed to stockholders a per share estimated value of our shares, the method by which it was developed and the date of the data used to develop the estimated value. For this purpose, our advisor has indicated that it intends to use the price paid to acquire a share in our primary offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares until 18 months after we have completed our offering stage. This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings. For this purpose, we do not consider a "public offering of equity securities" to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our offering partnership. If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

        Although our initial estimated value per share of $10.00 represents the most recent price at which most investors are willing to purchase shares in our primary offering, this reported value is likely to differ from the price at which a stockholder could resell the shares because: (i) there is no public trading market for the shares at this time; (ii) the estimated value does not reflect, and is not derived from, the fair value of our assets, nor does it represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from our primary public offering is net of selling commissions, dealer manager fees, other organization and offering costs, and acquisition and origination fees and expenses; (iii) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the current disruptions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated value does not take into account how developments related to individual assets may increase or decrease the value of our portfolio.

        When determining the estimated value of our shares from and after 18 months after completion of our offering stage, our advisor or another firm we choose for that purpose will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We may not obtain appraisals or valuations for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings. The absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

        Our dealer manager is one of our affiliates. Because our dealer manager is an affiliate, its due diligence review and investigation of us and the prospectus cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Non-listed REITs have been the subject of increased scrutiny by regulators and media outlets resulting from inquiries and investigations initiated by FINRA and the SEC. We could also become the subject of scrutiny and may face difficulties in raising capital should negative perceptions develop regarding non-listed REITs. As a result, we may be unable to raise substantial funds which will limit the number and type of investments we may make and our ability to diversify our assets.

        Our securities, like other non-listed REITs, are sold through the independent broker-dealer channel (i.e., U.S. broker-dealers that are not affiliated with money center banks or similar financial institutions). Governmental and self-regulatory organizations like the SEC and FINRA impose and enforce regulations on broker-dealers, investment banking firms, investment advisers and similar financial services companies. Self-regulatory organizations such as FINRA adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers and broker-dealers.

        In March 2009, the Enforcement Division of FINRA commenced a review of broker-dealer sale and promotion activities of non-listed REITs and in connection with the review, requested information from broker-dealers with respect to sales practices. Subsequent to that review, FINRA has announced that it had filed a complaint against a broker-dealer firm, charging it with soliciting investors to purchase shares in a non-listed REIT without conducting a reasonable investigation to determine whether it was suitable for those investors, and with providing misleading information on its website regarding distributions to investors.

        The above-referenced FINRA allegations have resulted in increased regulatory scrutiny from the SEC regarding non-listed REITs. As a result of this increased scrutiny and accompanying negative publicity and coverage by media outlets, FINRA may impose additional restrictions on sales practices in the independent broker-dealer channel for non-listed REITs, and accordingly we may face increased difficulties in raising capital in our offering. Should we be unable to raise substantial funds in our offering, the number and type of investments we may make will be curtailed, and we may be unable to achieve the desired diversification of our investments. This could result in a reduction in the returns achieved on those investments as a result of a smaller capital base limiting our investments. It also subjects us to the risks of any one investment, and as a result our returns may be more volatile and your capital could be at increased risk. If we become the subject of scrutiny, even if we have complied with all applicable laws and regulations, responding to such scrutiny could be expensive and distracting our management.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

        Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter will be amended prior to commencement of this offering to provide that we will have authority to issue a total of 450,000,000 shares of capital stock. Our charter will authorize us to issue 450,000,000 shares of capital stock, of which 400,000,000 shares will be designated as common stock and 50,000,000 shares will be designated as preferred stock. Our board of directors may amend our charter to increase the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in this offering, our board may elect to: (i) sell additional shares in this or future public offerings; (ii) issue equity interests in private offerings; (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation; (iv) require our sponsor to purchase shares pursuant to the distribution support agreement; or (v) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of the operating partnership. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and market value of your shares.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

        Our advisor and its affiliates will perform services for us in connection with the selection, acquisition, origination, management and administration of our investments. We will pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment or distribution to stockholders.

We may increase the compensation we pay to our advisor subject to approval by our board of directors and other limitations in our charter, which would further dilute your investment and the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering and a $9.50 purchase price for shares sold under the DRP, we estimate that we will use 85.3% to 87.8% of our gross offering proceeds for investments and the repurchase of shares of our common stock under our share repurchase program.

        We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first enjoying agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor's familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other incentive compensation.

        Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. For a discussion of our fee arrangement with our advisor and its affiliates, see "Management Compensation."

Failure to procure adequate capital and funding would negatively impact our results and may, in turn, negatively affect our ability to make distributions to our stockholders.

        We will depend upon the availability of adequate funding and capital for our operations. The failure to secure acceptable financing could reduce our income, as our investments would no longer generate the same level of net interest income due to the lack of funding or increase in funding costs. A reduction in our net income could reduce our liquidity and our ability to make distributions to our stockholders. In addition, funding or capital may not available to us in the future on terms that are acceptable to us. Therefore, in the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on our ability to make distributions.

Although we will not currently be afforded the protection of certain provisions of the MGCL relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

        Under Maryland law, "business combinations" between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder and thereafter may only be approved by two supermajority votes of our stockholders. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. These provisions may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the MGCL could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see "Description of Capital Stock—Business Combinations," "Description of Capital Stock—Control Share Acquisitions" and "Description of Capital Stock—Subtitle 8."

Our charter includes an anti-takeover provision that may discourage a person from launching a mini-tender offer for our shares.

        Our charter provides that any tender offer made by a person, including any "mini-tender" offer, must comply with most provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended, or the Exchange Act. A "mini-tender offer" is a public, open offer to all stockholders to buy their stock during a specified period of time that will result in the bidder owning less than 5% of the class of securities upon completion of the mini-tender offer process. Absent such a provision in our charter, mini-tender offers for shares of our common stock would not be subject to Regulation 14D of the Exchange Act. Tender offers, by contrast, result in the bidder owning more than 5% of the class of securities and are automatically subject to Regulation 14D of the Exchange Act. Pursuant to our charter, the offeror must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with these requirements, our company will have the right to redeem the offeror's shares, including any shares acquired in the tender offer. In addition, the noncomplying offeror shall be responsible for all of our company's expenses in connection with that offeror's noncompliance. This provision of our charter may discourage a person from initiating a mini-tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

Federal Income Tax Risks

Failure to qualify as a REIT would subject us to corporate income tax and reduce our net income available for investment or distribution.

        Alston & Bird LLP will render an opinion to us that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT commencing with our short taxable year beginning with the date that we have satisfied the minimum offering requirements and issued shares of common stock in this offering and ending December 31 of such year. This opinion is based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. Alston & Bird LLP will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion represents the legal judgment of Alston & Bird LLP based on the law in effect as of the date of the opinion. The opinion of Alston & Bird LLP is not binding on the Internal Revenue Service, or IRS, or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

        We intend to elect to be taxed as a REIT commencing with our short taxable year beginning on the date that we have satisfied the minimum offering requirements and issued shares of common stock in this offering and ending December 31 of such year. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial and administrative interpretations exist. Even an inadvertent or technical mistake could jeopardize our REIT status. Moreover, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to quality as a REIT.

        If we fail to qualify as a REIT for any taxable year after electing REIT status, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. In addition, we would be subject to federal and applicable state and local income tax on our taxable income at corporate rates. Losing our REIT status would reduce our net income available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as a REIT, see "U.S. Federal Income Tax Considerations."

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

        The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, in which case, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

Our leases must be respected as true leases for federal income tax purposes.

        To qualify as a REIT, we must satisfy two gross income tests each year, under which specified percentages of our gross income must be qualifying income, such as "rents from real property." In order for rent on a lease to qualify as "rents from real property" for purposes of the gross income tests, the leases must be respected as true leases for federal income tax purposes. If the IRS were to recharacterize our sale-leasebacks as financing arrangements or loans or were to recharacterize other leases as service contracts, joint ventures or some other type of arrangement, we could fail to qualify as a REIT.

You may have current tax liability on distributions you elect to reinvest in our common stock.

        If you participate in our DRP, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use cash from other sources to pay your tax liability on the value of the shares of common stock received (see "Description of Capital Stock—Distribution Reinvestment Plan").

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

        Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

  •
  In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose) to our stockholders. To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

  •
  We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

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  If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

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  If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% "prohibited transaction" tax unless such sale were made by one of our taxable REIT subsidiaries, or TRSs.

  •
  Any TRS of ours will be subject to federal corporate income tax on their income, and non-arm's-length transactions, for example, excessive rents charged to a TRS, between us and any TRSs could be subject to a 100% tax.

REIT distribution requirements could adversely affect our ability to execute our business plan.

        We generally must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose) in order to qualify as a REIT. To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income (including net capital gain), we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders is less than a minimum amount specified in the Internal Revenue Code. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code and to avoid corporate income tax and the 4% excise tax. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have cash readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forgo otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

        To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans that would be treated as sales for federal income tax purposes.

        A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

        It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through a TRS. However, to the extent that we engage in such activities through a TRS, the income associated with such activities may be subject to full corporate income tax.

        We also will not be able to use securitization structures that would create taxable mortgage pools, other than in a TRS.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

        To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualifying real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more TRSs. See "U.S. Federal Income Tax Considerations—Taxation of NorthStar Senior Care Trust, Inc.—Asset Tests."

        If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio, or refrain from making, otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

        To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% prohibited transaction tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Our acquisition of debt instruments may cause us to recognize "phantom income" for federal income tax purposes even though no cash payments have been received on the debt instruments.

        We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as a "market discount" for federal income tax purposes. If these debt instruments provide for "payment-in-kind," or PIK interest, we may recognize "original issue discount" for federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be "publicly-traded" for federal income tax purposes, the modified debt in our hands may be considered to have been issued with original issue discount to the extent the fair market value of the modified debt is less than the principal amount of the outstanding debt. In the event the debt is not considered to be "publicly-traded" for federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and certain previously modified debt we acquire in the secondary market may be considered to have been issued with the original issue discount at the time it was modified.

        In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument.

        In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.

        In order to meet the REIT distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term borrowings, or to pay dividends in the form of our shares or other taxable in-kind distributions of property. We may need to borrow at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of your investment. In the event in-kind distributions are made, your tax liabilities associated with an investment in our common stock for a given year may exceed the amount of cash we distribute to you during such year. As a stockholder, you will be taxed on your allocable share of our taxable income whether or not you actually receive cash distributions from us.

We could be subject to adverse legislative or regulatory tax changes.

        At any time, federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change.

Employee Benefit Plan and IRA Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

        Special considerations apply to the purchase of shares by employee benefit plans subject to the fiduciary rules of Title I of the Employment Retirement Income Security Act, or ERISA, including pension or profit sharing plans and entities that hold assets of such plans, or ERISA Plans, and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Internal Revenue Code, including IRAs, Keogh Plans, and medical savings accounts (collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Internal Revenue Code as "Benefit Plans"). If you are investing the assets of any Benefit Plan, you should satisfy yourself that:

  •
  your investment is consistent with the your fiduciary obligations under ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

  •
  your investment is made in accordance with the documents and instruments governing the Benefit Plan, including the Benefit Plan's investment policy;

  •
  your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable and other applicable provisions of ERISA and the Internal Revenue Code;

  •
  your investment will not impair the liquidity of the Benefit Plan;

  •
  your investment will not produce unrelated business taxable income for the Benefit Plan;

  •
  you will be able to value the assets of the Benefit Plan annually in accordance with the applicable provisions of ERISA and the Internal Revenue Code; and

  •
  your investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

        Fiduciaries may be held personally liable under ERISA for losses as a result of failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary of the Benefit Plan who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested and an IRA investing in our shares may lose its tax-exempt status.

        Governmental plans, church plans and foreign plans that are not subject to ERISA or the prohibited transaction rules of the Internal Revenue Code, may be subject to similar restrictions under other laws. A plan fiduciary making an investment in our shares on behalf of such a plan should satisfy themselves that an investment in our shares satisfies both applicable law and is permitted by the governing plan documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, strategies, plans and objectives. They also include, among other things, statements concerning subjects that are forward-looking by their nature, such as:

  •
  use of proceeds from this offering;

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  our ability to deploy effectively and timely the net proceeds of this offering;

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  our understanding of our competition and our ability to compete effectively;

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  market and industry trends;

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  estimates relating to our future distributions; and

  •
  our expected leverage.

        The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account the information currently available to us. These beliefs, assumptions and expectations may change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks, and the risks described under the heading "Risk Factors" in this prospectus when you make a decision concerning an investment in our common stock, along with the following factors, among others, that may cause actual results to vary from our forward-looking statements:

  •
  our reliance on our advisor;

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  our lack of operating history;

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  changes in our business or investment strategy;

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  changes in the value of our portfolio;

  •
  rates of default or decreased recovery rates on our target investments;

  •
  the degree and nature of our competition;

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  changes in governmental regulations, tax rates and similar matters;

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  legislative and regulatory changes, including changes to laws governing the taxation of REITs;

  •
  our ability to qualify and maintain our qualification as a REIT for federal income tax purposes and limitations imposed on our business by our status as a REIT;

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  our ability to maintain our exemption from registration under the Investment Company Act;

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  availability of opportunities to acquire debt and equity investments in the healthcare real estate sector;

  •
  general volatility in capital markets;

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  the adequacy of our cash reserves and working capital;

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  the timing of cash flows, if any, from our portfolio; and

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  other risks associated with investing in our targeted investments, including changes in our industry, interest rates, the debt securities markets, the general economy or the finance and real estate markets specifically.

        When we use words such as "will," "plan," "may," "shall," "believe," "expect," "anticipate," "project," "intend," "estimate," "goal," "objective," "could," "should" or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

        You should carefully review the "Risk Factors" section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospectus and financial conditions. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

 ESTIMATED USE OF PROCEEDS

        The table below sets forth our estimated use of proceeds from this offering, assuming we sell: (i) only $2,000,000 in shares of our common stock, the minimum offering amount, in the primary offering; (ii) $1,000,000,000 in shares, the maximum offering amount, in the primary offering and no shares pursuant to our DRP; and (iii) $1,000,000,000 in shares, the maximum offering amount, in the primary offering and $100,000,000 in shares pursuant to our DRP. Shares of our common stock will be offered in the primary offering at $10.00 per share. Discounts are also available for other categories of investors. We are also offering up to $100,000,000 shares pursuant to our DRP at $9.50 per share.

        Many of the amounts set forth below represent management's best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering, we estimate that between approximately 85.3% (assuming no shares available under our DRP are sold) and approximately 87.8% (assuming all shares available under our DRP are sold) of our gross offering proceeds will be available for investment after the payment of offering expenses, including selling commissions and the dealer manager fee. Upon investment in our targeted assets, we will use a portion of the remainder of the offering proceeds to pay an acquisition fee to our advisor for its services in connection with the selection and origination or acquisition of our real estate investments. Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions from any source, including borrowings, sales of assets, our advisor's agreement to defer or reduce fees, shares of our common stock and offering proceeds. We have not established a limit on the use of proceeds to fund distributions. We expect to use substantially all of the net proceeds from the sale of shares under our DRP to repurchase shares under our share repurchase program.

	Minimum Primary Offering		Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	%	Amount	%	Amount	%
Gross Offering Proceeds	$2,000,000	100.0%	$1,000,000,000	100.0%	$1,100,000,000	100.0%
Less Offering Expenses:
Selling Commissions	140,000	7.0	70,000,000	7.0	70,000,000	6.4
Dealer Manager Fee	60,000	3.0	30,000,000	3.0	30,000,000	2.7
Organization and Offering Expenses(1)	60,000	3.0	15,000,000	1.5	15,000,000	1.4

Net Proceeds(2)	1,740,000	87.0	885,000,000	88.5	985,000,000	89.5

Less:
Acquisition Fee—Debt(2)	10,440	0.5	5,310,000	0.5	5,910,000	0.5
Acquisition Fee—Equity(2)	15,660	0.8	7,965,000	0.8	8,865,000	0.8
Acquisition Expenses(3)	8,700	0.4	4,425,000	0.4	4,925,000	0.4
Initial Work Capital Reserve(3)	—	—	—	—	—	—

Estimated Amount Available for Investments(4)	$1,705,200	85.3%	$867,300,000	86.8%	$965,300,000	87.8%

(1)
Amount reflected is an estimate. Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the formation of the company and the qualification and registration of the offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephones and other telecommunications costs, all advertising and marketing expenses, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants' and attorneys' fees. Our advisor has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of aggregate gross offering proceeds. See "Plan of Distribution."

(2)
We will pay our advisor or one of its affiliates an acquisition fee equal to 1.0% of the amount funded by us to originate or acquire investments in commercial real estate debt, including acquisition expenses and any financing attributable to the investment, and 2.25% of the cost of each real property, including acquisition expenses and any financing attributable to the investment. For illustration purposes of this table, we assumed 60% of our investments would be commercial real estate debt and 40% of our investments would be healthcare properties, although actual results could differ materially. We may also incur customary acquisition expenses in connection with the origination or acquisition (or attempted origination or acquisition) of an asset. See note 3 below.

This table excludes financing proceeds. To the extent we utilize borrowings to finance our investments, as we expect to do, the amount available for investment and the amount of investment fees will be proportionately greater. If we raise the maximum offering amount and our debt financing is equal to 50% of the cost of our healthcare properties, then acquisition fees would be approximately $10.6 million for commercial real estate debt and $15.9 million for healthcare properties, assuming 60% of our investments are in commercial real estate debt and 40% of our investments are in healthcare properties. The amount of the acquisition fees payable to our advisor will increase if we sell our assets and reinvest the proceeds.

(3)
We may incur capital expenses relating to our investments, such as purchasing a loan senior to ours to protect our junior position in the event of a default by the borrower on the senior loan, making protective advances to preserve collateral securing a loan, or making capital improvements on a real property obtained through foreclosure or otherwise. At the time we make an investment, we will establish estimates of the capital needs of such investments through the anticipated holding period of the investments. We do not anticipate that we will establish a permanent reserve for expenses relating to our investment through the anticipated holding period of the investment. However, to the extent that we have insufficient cash for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by our investments or out of the net cash proceeds received by us from any sale or payoff of our investments. For purposes of the table above, we have assumed acquisition expenses will constitute 0.5% of net proceeds.

(4)
Until required in connection with investment in a portfolio of debt and equity investments in healthcare real estate, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

MANAGEMENT

Board of Directors

        We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for directing the management of our business and affairs. The board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board of directors' direction, oversight and approval.

        Our charter and bylaws provide that the number of our directors may be established by a majority of the board of directors but may not be fewer than three nor more than 15. Our charter also provides that a majority of the directors must be independent of us, our advisor and our respective affiliates. We currently have four directors, three of whom are independent. An independent director is a director who is not and has not for the last two years been associated, directly or indirectly, with our advisor or our sponsor. A director is deemed to be associated with our advisor or sponsor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our advisor, our sponsor, or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs organized by our sponsor or advised by our advisor. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our sponsor, our advisor, and any of their affiliates exceeds five percent of: (i) the director's annual gross revenue derived from all sources during either of the last two years; or (ii) the director's net worth on a fair market value basis. The North American Securities Administrators Association's Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, or the NASAA REIT Guidelines, require our charter to define an indirect relationship to include circumstances in which the director's spouse, parents, children, siblings, mothers-or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our advisor, our sponsor or any of their affiliates. Our charter requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. We refer to any director who is not independent as an "affiliated director." At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and unanimously ratified by a vote of the directors as required by the NASAA REIT Guidelines.

        Each director will be elected by the stockholders and will serve for a term of one year. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

        Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

        A vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director or a vacancy following the removal of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

        If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors' positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Each director will be bound by our charter.

Responsibilities of Directors

        The responsibilities of the members of the board of directors include:

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  approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

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  approving all equity investments in healthcare properties;

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  approving and reviewing the investment guidelines that our advisor must follow when acquiring commercial real estate debt on our behalf without the approval of our board of directors;

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  approving and overseeing our financing strategies;

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  approving and monitoring the relationship between us, our operating partnership and our advisor;

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  approving joint ventures, limited partnerships and other such relationships with third parties;

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  approving a potential liquidity transaction;

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  determining our distribution policy and authorizing distributions from time-to-time; and

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  approving amounts available for repurchases of shares of our common stock.

        The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

        We will follow investment guidelines adopted by our board of directors and the investment and borrowing policies set forth in this prospectus unless they are modified by our directors. Our board of directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders.

Committees of the Board of Directors

        Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee.

Audit Committee

        The audit committee will meet on a regular basis, at least quarterly and more frequently as necessary. The audit committee's primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The audit committee is comprised of Daniel J. Altobello, Gregory A. Samay and Jack F. Smith, Jr., all of whom are independent directors. Mr. Smith, Jr. serves as the chairman of the audit committee and has been designated as the audit committee financial expert.

Directors and Executive Officers

        As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name	Age	Position
Albert Tylis	37	Chairman of the Board
Daniel R. Gilbert	41	Chief Executive Officer and Chief Investment Officer
Donald C. Tomasso	66	President
Timothy P. O'Brien	43	Chief Operating Officer
Lisa Meyer	46	Chief Financial Officer and Treasurer
Ronald J. Lieberman	41	General Counsel and Secretary
Robert A. Sweet	35	Executive Vice President and Head of Asset Management
Daniel J. Altobello	70	Independent Director
Gregory A. Samay	52	Independent Director
Jack F. Smith, Jr.	60	Independent Director

        Albert Tylis has served as our Chairman of the Board since April 2011 and as Chairman of our advisor since April 2011. Mr. Tylis served as General Counsel and Secretary for us and our advisor from October 2010 to April 2011. Mr. Tylis has served as Co-President of our sponsor since April 2011, Chief Operating Officer of our sponsor since January 2010, Secretary and an Executive Vice President of our sponsor since April 2006 and General Counsel of our sponsor from April 2006 until April 2011. In addition, Mr. Tylis has served as Chief Operating Officer, General Counsel and Secretary of NS REIT since April 2011. Mr. Tylis, together with Mr. Gilbert, is primarily responsible for the day-to-day and strategic management of our sponsor. Prior to joining our sponsor in August 2005, Mr. Tylis was the Director of Corporate Finance and General Counsel of ASA Institute and from September 1999 through February 2005, Mr. Tylis was a senior attorney at the law firm of Bryan Cave LLP, where he was a member of the Corporate Finance and Securities Group, the Transactions Group, the Banking, Business and Public Finance Group, and supported the firm's Real Estate Group. Mr. Tylis holds a Bachelor of Science from the University of Massachusetts at Amherst and a Juris Doctor from Suffolk University Law School in Boston, Massachusetts.

        We believe that Mr. Tylis's broad experience in the real estate investment and finance industries and his service as Co-President for our sponsor supports his appointment to our board of directors.

        Daniel R. Gilbert has been our Chief Executive Officer and Chief Executive Officer of our advisor since April 2011 and our Chief Investment Officer and Chief Investment Officer of our advisor since October 2010. Mr. Gilbert has served as Co-President of our sponsor since April 2011, Chief Investment Officer of our sponsor since January 2009 and as an Executive Vice President of our sponsor since its initial public offering in October 2004. Mr. Gilbert has served as President of NS REIT and its advisor since March 2011 and has served as Chief Investment Officer of NS REIT and its advisor since February 2009. Mr. Gilbert, together with Mr. Tylis, is primarily responsible for the day-to-day and strategic management of our sponsor. In addition, Mr. Gilbert is responsible for the day-to-day and strategic direction of NS REIT and our company. From July 2004 until October 2004, Mr. Gilbert served as an Executive Vice President and Managing Director of Mezzanine Lending of NorthStar Capital Investment Corporation, the predecessor company to our sponsor, which included responsibility for the oversight of the NorthStar Funding, LLC, a joint venture with a single institutional investor organized for the purpose of making investments in real estate-related mezzanine debt. From September 1994 to June 2004, Mr. Gilbert held a number of positions with Merrill Lynch & Co., in its Global Principal Investments and Commercial Real Estate Department. At Merrill Lynch, he was responsible for originating principal investments in real estate opportunity funds, mortgage loans, subordinated notes, mezzanine loans, preferred equity, distressed debt and related commercial mortgage-backed securities. Prior to joining Merrill Lynch, he held accounting and legal related positions at Prudential Securities Incorporated between October 1991 and June 2004. Mr. Gilbert received a Bachelor of Arts from Union College in Schenectady, New York.

        Donald C. Tomasso has been our President and President of our advisor since October 2010. Since January 2010, Mr. Tomasso has served as President of NRF Healthcare Management, LLC, the managing member of NRF Healthcare, LLC, the entity through which our sponsor has operated its senior housing business. Mr. Tomasso focuses on assessing the operational and management capabilities of new operating partners for NRF Healthcare Management, LLC and our company, as well as assisting existing operating partners with strategic, operational and financial improvement initiatives. Mr. Tomasso was a Senior Advisor to Wakefield Capital Management, Inc., the managing member of Wakefield Capital, LLC, the predecessor to NRF Healthcare, LLC, between June 2006 and September 2008 and became Executive Vice Chairman of Wakefield Capital Management, Inc. in September 2008, a position he held until December 2009. Since April 2000, he has also been Chairman and co-owner of Metro Offices, Inc., a provider of workplace real estate solutions for entrepreneurs. From September 2001 to September 2006, Mr. Tomasso was a member of the Board of Directors of MQ Associates, Inc., the parent of MedQuest, Inc., a diagnostic imaging company previously controlled by CCMP Capital Partners, LLC (formerly JP Morgan Partners). In March 2005, Mr. Tomasso assumed the role of Interim Chairman and CEO of MQ Associates prior to its sale. From January 2001 to April 2004, Mr. Tomasso was a member of the Board of Directors of Medical Office Properties Inc., a private REIT focused on the acquisition and development of senior housing and medical office buildings. From May 1991 to September 1998, Mr. Tomasso was President of Manor Care Health Services, Inc. (NYSE: HCR), one of the country's largest providers of skilled nursing care, assisted living facilities, memory care facilities, senior support and ancillary services. Between January 1976 and January 1991, Mr. Tomasso held a number of executive management and real estate-related positions at the Marriott Corporation (NYSE: MAR), a global leader in the hospitality real estate sector. Since September 2006, Mr. Tomasso has served as a member of the Board of Directors, Development Committee Vice Chairman and Finance Committee member of Washington College in Chestertown, Maryland. Since October 1997, he has served as a member of the Dean's Advisory Board of the Lebow College of Business at Drexel University in Philadelphia, Pennsylvania. Mr. Tomasso holds a Bachelor of Science in Commerce and Engineering, a Master of Science in Environmental Engineering and a Master of Business Administration in Finance, all from Drexel University in Philadelphia, Pennsylvania.

        Timothy P. O'Brien has been our Chief Operating Officer and Chief Operating Officer and our advisor since October 2010. Since January 2010, he has served as Chief Investment Officer of NRF Healthcare Management, LLC. Mr. O'Brien is the principal officer involved in the sourcing, structuring and financing of the healthcare investments of NRF Healthcare Management, LLC and our company. From July 2006 to December 2009, Mr. O'Brien served as Executive Vice President and Chief Investment Officer of Wakefield Capital Management, Inc. Prior to joining Wakefield Capital Management, Inc., Mr. O'Brien served as a Senior Vice President in the real estate investment banking practice of Friedman, Billings, Ramsey & Co., Inc. from July 2002 until July 2006, and prior to that was an associate in real estate investment banking and equity research at Bear, Stearns & Co. Inc. from May 2000 to July 2002. Mr. O'Brien is a Chartered Financial Analyst and holds a Master of Business Administration from the University of North Carolina in Chapel Hill, North Carolina and a Bachelor of Arts from Randolph-Macon College in Ashland, Virginia.

        Lisa Meyer has been our Chief Financial Officer and Treasurer and the Chief Financial Officer and Treasurer of our advisor and NS REIT since March 2011. Ms. Meyer has served as the Chief Accounting Officer of our sponsor since January 2005. Prior to joining our sponsor in January 2005, Ms. Meyer was a senior manager at Ernst & Young LLP in the Real Estate Assurance Services Practice. While at Ernst & Young LLP, Ms. Meyer was responsible for audit engagements, agreed upon procedure engagements, and accounting consultations. Her clients were public REITs and real estate investment funds. Ms. Meyer is a CPA and holds a Bachelor of Arts in Accounting and Economics from Queens College in Flushing, New York.

        Ronald J. Lieberman has been our General Counsel and Secretary since April 2011. Mr. Lieberman has also served as General Counsel and Assistant Secretary of our sponsor since April 2011. Mr. Lieberman is responsible for overseeing legal and compliance matters at our sponsor and our company. Prior to joining our sponsor, Mr. Lieberman was a partner in the Real Estate Capital Markets practice at the law firm of Hunton & Williams LLP. Mr. Lieberman practiced at Hunton & Williams from September 2000 until March 2011 where he advised numerous REITs, including mortgage REITs, and specialized in capital markets transactions, mergers and acquisitions, securities law compliance, corporate governance and other board advisory matters. Prior to joining Hunton & Williams LLP, Mr. Lieberman was the Associate General Counsel at Entrade, Inc. during which time Entrade, Inc. was a publicly listed company on the NYSE. Mr. Lieberman began his legal career at Skadden, Arps, Slate, Meagher and Flom LLP. Mr. Lieberman holds a Bachelor of Arts, Master of Business Administration and Juris Doctor, each from the University of Michigan in Ann Arbor, Michigan.

        Robert A. Sweet has been our Executive Vice President and Head of Asset Management and Executive Vice President and Head of Asset Management of our advisor since October 2010. Since January 2010, he has served as Executive Vice President of NRF Healthcare Management, LLC. Mr. Sweet is the principal officer involved in directing the asset management activities of the healthcare property portfolio of NRF Healthcare Management, LLC and our company. From May 2006 to December 2009, Mr. Sweet served as Senior Vice President of Wakefield Capital Management, Inc. From April 2004 to May 2006, Mr. Sweet served as the Senior Vice President of Acquisitions & Asset Management for Chain Bridge Capital LLC. Mr. Sweet served as the Portfolio Manager of Medical Office Properties, Inc. from April 2002 through April 2004. Earlier, Mr. Sweet served as an Asset Manager and Acquisitions Analyst with LaSalle Investment Management's Medical Office Fund from July 2000 to April 2002. Between March 1999 and July 2000, Mr. Sweet served as an Investment Analyst at Healthcare Financial Partners REIT, Inc. Mr. Sweet holds a Bachelor of Business Administration in real estate and urban land economics from the University of Wisconsin at Madison.

        Daniel J. Altobello has been one of our independent directors and a member of our audit committee since June 2011. Since October 2000, Mr. Altobello, as the Chairman of Altobello Family LP, has been a private investor investing in public securities, gas and oil, mutual funds and private equity ventures. From September 1995 until October 2000, Mr. Altobello was the Chairman of Onex Food Services, Inc., a subsidiary of private equity investor Onex Corp., where he was responsible for board meetings and special client relations. From December 1989 to September 1995, Mr. Altobello served as Chairman, President and Chief Executive Officer of Caterair International Corporation, an in-flight food service provider that was acquired by Onex Food Services, Inc. in September 1995. From November 1979 to December 1989, he held various managerial positions with the food service management and in-flight catering divisions of Marriott Corporation, including Executive Vice President of Marriott Corporation and President of Marriott Airport Operations Group. Mr. Altobello began his management career at Georgetown University as Vice President of Administration Services. Mr. Altobello is a member of the boards of directors of Arlington Asset Investment Corp. ((NYSE: AI), formerly FBR Group, Inc.), a principal investment firm that invests in mortgage-related and other assets, DiamondRock Hospitality Company (NYSE: DRH), a lodging focused real estate company, JER Investors Trust, Inc. (Pink Sheets: JERT), a specialty finance company focused on managing a portfolio of commercial real estate structured finance products, and Mesa Air Group, Inc., a regional airline. Mr. Altobello also serves on the advisory board of Thayer Hidden Creek Partners. Mr. Altobello is a trustee of Loyola Foundation, Inc. Mr. Altobello holds a Bachelor of Arts in English from Georgetown University in Washington, D.C. and Master of Business Administration from Loyola University in Baltimore, Maryland.

        We believe that Mr. Altobello's notable business and leadership experience in the area of corporate governance as a result of his tenure on numerous boards of directors support his appointment to our board of directors.

        Gregory A. Samay has been one of our independent directors and a member of our audit committee since June 2011. Mr. Samay has served as an Investment Officer for the Fairfax County Employees' Retirement System, a $3 billion public pension system since July 2011. Mr. Samay served as Executive Director and Chief Investment Officer for Arlington County Employees' Retirement System, a $1.3 billion public pension plan, from 2005 to 2010. Mr. Samay served as Assistant Treasurer for YUM! Brands, Inc. (NYSE: YUM), a quick service restaurant company, from 2003 to 2005. From 1998 to 2002, he served as Vice President and Treasurer of Charles E. Smith Residential Realty, Inc., a publicly-traded REIT that merged with Archstone Communities of Denver in 2001 to form Archstone-Smith Trust, a publicly-traded REIT until acquired by Tishman Speyer and Lehman Brothers Holdings Inc. (NYSE: LEH) in October 2007. Mr. Samay served as Senior Manager, Capital Markets and Investments, for MCI Corporation from 1996 to 1998. From 1987 to 1996, he held various positions, progressing from Senior Financial Advisor—Corporate Treasury to Assistant Treasurer—Corporate Treasury, for COMSAT Corporation, a global telecommunications company. Mr. Samay holds a Master of Business Administration from the Darden School of Business, University of Virginia in Charlottesville, Virginia and a Bachelor of Science in Engineering from Pennsylvania State University in University Park, Pennsylvania.

        We believe Mr. Samay's experience directing investments for a large pension fund and serving in various capacities for public REITs supports his appointment to our board of directors.

        Jack F. Smith, Jr. has been one of our independent directors and the chairman and financial expert of our audit committee since June 2011. Mr. Smith is also a member of the board of directors and chairman of the audit committee of NS REIT a position he has held since January 2010. Mr. Smith was a partner with Deloitte & Touche LLP from June 1984 until he retired in August 2009. He served as the head of the firm's real estate industry practice for Atlanta, Georgia and the Southeast from June 1996 to June 2007. Mr. Smith began his career as an accountant with Deloitte & Touche LLP in 1973, where his responsibilities included audits, due diligence on acquisitions and mergers, business and accounting advice, and assistance in problem resolution. During the course of his career, Mr. Smith has served clients of varying sizes in many different industries, including public and private REITs, real estate developers, merchant builders, real estate investment funds, real estate operating companies and hotels. Mr. Smith is a member of the American Diabetes Association Leadership Council of Georgia, the Tennessee Technological University College of Business Foundation, the American Institute of Certified Public Accountants and the Tennessee Society of Certified Public Accountants. Mr. Smith holds a Bachelor of Science in Accounting from Tennessee Technological University in Cookeville, Tennessee and a Masters of Business Administration from Emory University in Atlanta, Georgia.

        We believe that Mr. Smith's 25 years of experience as a partner with Deloitte & Touche LLP and his service as the head of the firm's real estate industry practice in Atlanta and the Southeast supports his appointment to our board of directors.

Compensation of Executive Officers and Directors

        We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our sponsor and also serves as an executive officer of our advisor. Our executive officers will serve until their successors are appointed and qualify. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our advisor, from our sponsor. As executive officers of our advisor, these individuals will serve to manage our day-to-day affairs and carry out the directives of our board of directors in the review, selection and recommendation of investment opportunities, operating acquired investments and monitoring the performance of these investments to ensure that they are consistent with our investment objectives. The duties that these executive officers will perform on our behalf, on the other hand, will not involve the review, selection and recommendation of investment opportunities, but rather the performance of corporate governance activities that require the attention of one of our corporate officers, including signing certifications required under the Sarbanes-Oxley Act, for filing with our periodic reports. Although we will indirectly bear some of the costs of the compensation paid to our executive officers, through fees we pay to our advisor, we do not intend to pay any compensation directly to our executive officers. Our executive officers, as key personnel of our advisor, are eligible to receive awards in the future under our long-term incentive plan as a result of their status as key personnel of our advisor, although we do not currently intend to grant any such awards.

        We will pay each of our independent directors an annual retainer of $65,000 (to be prorated for a partial term), plus the audit committee chairperson will receive an additional $10,000 annual retainer (to be prorated for a partial term). The independent directors may elect to receive their annual retainer in an equivalent value of shares of our common stock.

        We intend to adopt an independent director compensation plan, which will operate as a sub-plan of our long-term incentive plan, as described below. Under the independent directors compensation plan and subject to such plan's conditions and restrictions, each of our current independent directors will receive an initial grant of 5,000 shares of restricted stock, when and if we raise at least $2,000,000 in gross offering proceeds from unaffiliated persons. Each independent director who subsequently joins the board will receive 5,000 shares of restricted stock upon election or appointment to the board. In addition, on the date following an independent director's re-election to the board, he or she will receive 2,500 shares of restricted stock. Restricted stock will generally vest over four years following the grant date; provided, however, that restricted stock will become fully vested on the earlier occurrence of: (i) the termination of the independent director's service as a director due to his or her death or disability; or (ii) a change in our control.

        All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director.

Long-Term Incentive Plan

        Prior to commencement of this offering, we intend to adopt a long-term incentive plan, which we will use to attract and retain qualified directors, officers, employees and consultants. Our long-term incentive plan will offer these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently intend to issue awards only to our independent directors under our long-term incentive plan (which awards will be granted under the sub-plan as discussed above under "—Compensation of Executive Officers and Directors").

        The long-term incentive plan will authorize the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, performance awards, dividend equivalents, limited partnership interests in our operating partnership, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by the board of directors for participation in our long-term incentive plan. As required by the NASAA REIT Guidelines, stock options granted under the long-term incentive plan will not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options. Any stock options and stock appreciation rights granted under the long-term incentive plan will have an exercise price or base price that is not less than the fair market value of our common stock on the date of grant.

        Our board of directors, or a committee of the board, will administer the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above under "—Compensation of Executive Officers and Directors," the board of directors has adopted a sub-plan to provide for regular grants of restricted stock to our independent directors.

        No awards may be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan is transferable except through the laws of descent and distribution.

        We have reserved an aggregate maximum of 2,000,000 shares of our common stock for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately, and the board of directors must make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

        Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant's service due to death or disability, or upon the occurrence of a change in our control, all outstanding options and stock appreciation rights will become fully exercisable and all time-based vesting restrictions on outstanding awards will lapse as of the date of termination or change in control. Unless otherwise provided in an award certificate or any special plan document governing an award, with respect to outstanding performance-based awards: (i) upon the termination of a participant's service due to death or disability, the payout opportunities attainable under such awards will vest based on targeted or actual performance (depending on the time during the performance period in which the date of termination occurs); (ii) upon the occurrence of a change in our control, the payout opportunities under such awards will vest based on targeted performance; and (iii) in either case, the awards will payout on a pro rata basis, based on the length of time within the performance period elapsed prior to the termination or change in control, as the case may be. In addition, the board of directors may in its sole discretion at any time determine that all or a portion of a participant's awards will become fully vested. The board may discriminate among participants or among awards in exercising such discretion.

        The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by the board of directors. The board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will have no adverse impact on any award previously granted under the long-term incentive plan. The board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award previously granted, and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers and Others

        Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor's affiliates. In addition, we intend to obtain directors' and officers' liability insurance by the time we raise the minimum offering amount.

        The MGCL permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

        The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

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  an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

        A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

        The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

        However, our charter provides that we may only indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us if all of the following conditions are met:

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  our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

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  our directors and our advisor or its affiliates were acting on our behalf or performing services for us;

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  in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

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  in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

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  the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

        We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

        The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

        The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

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  there has been a successful adjudication on the merits of each count involving alleged securities law violations;

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  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

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  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

        We may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

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  the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;

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  the party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

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  the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction approves such advancement; and

  •
  the party seeking indemnification provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

        Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals. The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

        We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We also intend to cover officers and directors under directors' and officers' liability insurance, which we expect to obtain by the time we raise the minimum offering amount.

Our Advisor

        We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy, subject to the supervision of our board of directors. Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement.

        The services for which our advisor will receive fees and reimbursements include, but are not limited to, the following:

  Offering Services

  •
  the development of this offering, including the determination of its specific terms;

  •
  along with our dealer manager, the approval of the participating broker-dealers and negotiation of the related selling agreements;

  •
  coordination of the due diligence process relating to participating broker-dealers and their review of any prospectus and other offering and company documents;

  •
  preparation and approval of all marketing materials to be used by our dealer manager and the participating broker-dealers relating to this offering;

  •
  along with our dealer manager, the negotiation and coordination with our transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions and other administrative support functions;

  •
  creation and implementation of various technology and electronic communications related to this offering; and

  •
  all other services related to this offering, other than services that: (i) are to be performed by the dealer manager; (ii) we elect to perform directly; or (iii) would require the advisor to register as a broker-dealer with the SEC, FINRA or any state.

  Acquisition Services

  •
  serve as our investment and financial advisor and obtain certain market research and economic and statistical data in connection with our investments and investment objectives and policies;

  •
  subject to the investment objectives and limitations set forth in our charter and the investment guidelines approved by our board of directors: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of approved investments; and (iii) acquire approved investments on our behalf;

  •
  oversee the due diligence process related to prospective investments;

  •
  prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments;

  •
  obtain reports (which may be prepared by our advisor or its affiliates), where appropriate, concerning the value of proposed investments; and

  •
  negotiate and execute approved investments and other transactions.

  Asset Management Services

  •
  investigate, select and, on our behalf, engage and conduct business with such persons as our advisor deems necessary to the proper performance of its obligations under our advisory agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our advisor necessary or desirable for the performance of any of the services under our advisory agreement;

  •
  monitor applicable markets and obtain reports (which may be prepared by our advisor or its affiliates) where appropriate, concerning the value of our investments;

  •
  monitor and evaluate the performance of our investments, provide daily management services and perform and supervise the various management and operational functions related to our investments;

  •
  formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis;

  •
  coordinate and manage relationships between our company and any joint venture partners; and

  •
  provide financial and operational planning services and investment portfolio management functions.

  Accounting and Other Administrative Services

  •
  manage and perform the various administrative functions necessary for our day-to-day operations;

  •
  from time-to-time, or at any time reasonably requested by the board of directors, make reports to the directors on our advisor's performance of services to us under our advisory agreement;

  •
  coordinate with our independent accountants and auditors to prepare and deliver to our audit committee, an annual report covering our advisor's compliance with certain aspects of our advisory agreement;

  •
  provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

  •
  provide financial and operational planning services and portfolio management functions;

  •
  maintain accounting data and any other information concerning our activities as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

  •
  maintain all appropriate books and records of our company;

  •
  oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

  •
  supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

  •
  provide the company with all necessary cash management services;

  •
  manage and coordinate with the transfer agent the process of making distributions and payments to stockholders;

  •
  consult with the officers and board of directors and assist in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

  •
  provide the officers and directors with timely updates related to the overall regulatory environment affecting our business, as well as managing compliance with regulatory matters;

  •
  consult with the officers and board of directors relating to the corporate governance structure and appropriate policies and procedures related thereto; and

  •
  oversee all reporting, recordkeeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

  Stockholder Services

  •
  manage communications with our stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

  •
  establish technology infrastructure to assist in providing stockholder support and services.

  Financing Services

  •
  identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

  •
  negotiate terms of, arrange and execute financing agreements;

  •
  manage relationships between our company and our lenders; and

  •
  monitor and oversee the service of our debt facilities and other financings.

  Disposition Services

  •
  consult with the board of directors and provide assistance with the evaluation and approval of potential asset dispositions, sales or liquidity transactions; and

  •
  structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Management

        Our advisor is managed by the following individuals:

Name	Age	Position
Albert Tylis	37	Chairman
Daniel R. Gilbert	41	Chief Executive Officer and Chief Investment Officer
Donald C. Tomasso	66	President
Timothy P. O'Brien	43	Chief Operating Officer
Lisa Meyer	46	Chief Financial Officer and Treasurer
Ronald J. Lieberman	41	General Counsel and Secretary
Robert A. Sweet	35	Executive Vice President and Head of Asset Management

        For biographical information on the management of our advisor, see "—Directors and Executive Officers."

The Advisory Agreement

        The term of the advisory agreement is one year from the commencement of this offering, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. It is the duty of our board of directors to evaluate the performance of our advisor before renewing the advisory agreement. The criteria used in these evaluations will be reflected in the minutes of the meetings of our board of directors in which the evaluations occur. The advisory agreement may be terminated:

  •
  immediately by us for "cause," or upon the bankruptcy of our advisor;

  •
  without cause or penalty by us upon 60-days' written notice; or

  •
  with "good reason" by our advisor upon 60-days' written notice.

        "Good reason" is defined in the advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the advisory agreement or any material breach of the advisory agreement of any nature whatsoever by us or our operating partnership. "Cause" is defined in the advisory agreement to mean fraud, criminal conduct, misconduct, negligence or breach of fiduciary duty by our advisor or a material breach of the advisory agreement by our advisor.

        In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. The board of directors shall determine whether any succeeding advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

        Upon termination of the advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and NorthStar Senior Care OP Holdings, as the holder of the special units, may be entitled to a one-time payment upon redemption of the special units (based on an appraisal or valuation of our portfolio) in the event that NorthStar Senior Care OP Holdings would have been entitled to a subordinated distribution had the portfolio been liquidated on the termination date. See "Management Compensation" for a detailed discussion of the compensation payable to our advisor under the advisory agreement and the payments that NorthStar Senior Care OP Holdings may be entitled to receive with respect to the special units.

        Pursuant to our advisory agreement, we have agreed to a payment structure for the consideration, if any, payable to our advisor (or an affiliate thereof) should we decide to internalize our management functions. We may internalize our management by acquiring our advisor or an affiliate thereof, whether by means of a merger, stock acquisition or asset purchase, which we refer to as an internalization transaction, for consideration that would be negotiated and approved by our board of directors at that time, including a majority of our independent directors. However, we may not pay consideration to acquire our advisor unless all of the consideration is payable in shares of our common stock and held in escrow by a third party and not released to our advisor (or an affiliate thereof) until the conditions described below are met. In addition, once released by the escrow agent, the shares our advisor receives as consideration for an internalization transaction may not be traded for a period of 180 days commencing on the date they are released by the escrow agent.

        The escrow agent may not release the shares to our advisor (or an affiliate thereof) until the earlier of:

  •
  the average closing price of the shares of our common stock over a five-day trading period on a national securities exchange equals a price that, when combined with prior distributions paid on the shares of common stock issued prior to listing on a national securities exchange and outstanding at the time of the internalization transaction, or the subject shares, equals the amount necessary for the holders of the subject shares to be deemed to have received in the aggregate the original issue price of the subject shares plus a 7.0% cumulative, non-compounded, annual return on the issue price of the subject shares, assuming for purposes of this calculation that the holders of the subject shares have received the trading price; or

  •
  the consideration paid (or net sale proceeds distributed) to holders of the subject shares in an acquisition (whether by means of a merger, stock acquisition, asset purchase or similar transaction) or from our dissolution, when combined with prior distributions paid on the subject shares, equals the amount necessary for the holders of the subject shares to have received in the aggregate the original issue price of the subject shares plus a 7.0% cumulative, non-compounded, annual return on the issue price of the subject shares.

        In the event that we pay distributions to holders of our common stock from the net proceeds of the sale of assets prior to an internalization transaction, the calculations for the thresholds above will be adjusted so that such special distributions are not deemed "prior distributions paid on the subject shares," and the "original issue price of the subject shares shall be reduced by the amount of any such distributions."

        The date that one of the above thresholds is met is the "initial escrow release date." In the event a recapitalization, merger or similar transaction causes some of the subject shares to be exchanged or converted into securities that are not listed on a national securities exchange as of the initial escrow release date, then the shares to be released from escrow shall be reduced to reflect the percentage of subject shares (and their equivalents) that are then listed, with the remaining shares in escrow to be subsequently released in proportion to and as the remaining subject shares (and their equivalents) become listed.

        Shares held in escrow pursuant to the foregoing shall be entitled to distributions like all other shares of our common stock. To the extent we are offering a DRP during the escrow period, the distributions shall be reinvested in shares of our common stock pursuant to the DRP. If we are not offering a DRP at any time when a distribution is made during the escrow period, the distribution shall be payable in cash. The distributions, whether reinvested in shares of our common stock or paid in cash, shall also be placed in escrow and not released until the above thresholds are reached. If the conditions to break escrow are not met within ten years of the internalization transaction, all shares in the escrow account shall become authorized but unissued shares and all cash in the escrow account shall belong to us. Shares of common stock held in escrow shall be voted on any matter in which common stockholders are entitled to vote in the same proportion as all other shares of common stock that vote on the matter.

License to Use the Name "NorthStar"

        Pursuant to the advisory agreement, our sponsor will grant us a non-transferable, non-assignable, non-exclusive royalty-free license to use the name "NorthStar" and all related trade names, trademarks, service marks, brands, logos, marketing materials and other related intellectual property it has the rights to use during the term of the advisory agreement. If we cease to retain our advisor or one of its affiliates to perform advisory services for us, we will, promptly after receipt of written request from our sponsor, cease to conduct business under or use the name "NorthStar" and all related trade names, trademarks, service marks, brands, logos, marketing materials and other related intellectual property or any derivative thereof and we would be required to change our name and the names of any of our subsidiaries to a name that does not contain the name "NorthStar" or any other word or words that might, in the reasonable discretion of our sponsor, be susceptible of indication of some form of relationship between us and our manager or any its affiliates.

Holdings of Shares of Common Stock, Common Units and Special Units

        A subsidiary of our sponsor has invested approximately $200,000 in us through the purchase of 22,223 shares of our common stock at $9.00 per share. As of the date of this prospectus, this constitutes 100% of our issued and outstanding stock. Pursuant to the distribution support agreement, our sponsor or its affiliates must maintain this investment for as long as NorthStar Realty Finance Corp. is our sponsor. Our sponsor has agreed to purchase up to an additional $10,000,000 of shares of our common stock at $9.00 per share during the two-year period following commencement of this offering in order to provide additional cash to allow us to pay distributions to stockholders at a rate of at least 7.0% per annum on stockholders' invested capital, subject to certain terms and conditions. See "Description of Capital Stock—Distributions."

        Our sponsor and the subsidiary of our sponsor which currently owns shares of our common stock has agreed to abstain from voting its shares, including any additional shares it acquires or controls through any of its affiliates, in any vote for the removal of directors or any vote regarding the approval or termination of any contract with our sponsor or any of its affiliates. In determining the requisite percentage in interest of shares necessary to approve a matter on which our sponsor or any of its affiliates may not vote, any shares owned by them will not be included.

        Our advisor currently owns 100 common units of our operating partnership, for which it contributed $1,000. We are the sole general partner of our operating partnership. NorthStar Senior Care OP Holdings, an affiliate of our advisor, owns all of the special units of our operating partnership, for which it contributed $1,000. The resale of any of our shares of common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.

Affiliated Dealer Manager

        NRF Capital Markets, our dealer manager and an affiliate of our advisor, will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. We will pay our dealer manager a selling commission of up to 7% of the gross proceeds from the sale of shares of our common stock sold in the primary offering, all of which will be reallowed to third-party broker-dealers participating in the offering, and a dealer manager fee of up to 3% of the gross proceeds from the sale of shares of our common stock sold in the primary offering, a portion of which may be reallowed to any third-party broker-dealer participating in the offering based upon factors such as the number of shares sold by such broker-dealer and the assistance of such broker-dealer in marketing the offering.

MANAGEMENT COMPENSATION

        The following table summarizes all of the compensation and fees that we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services to us. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under "Plan of Distribution." This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any category of purchasers). No selling commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan. For the purposes of this table, we refer to the distribution reinvestment plan as the "distribution reinvestment plan" or the "DRP."

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering(1)
Organization and Offering Stage
Selling Commissions—Dealer Manager(2)	Up to 7% of gross offering proceeds, except no selling commissions are payable on shares sold under the DRP. Our dealer manager will reallow selling commissions to participating broker-dealers.	$140,000 / $70,000,000
Dealer Manager Fee—Dealer Manager(2)

Up to 3% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the DRP. Our dealer manager may reallow a portion of the dealer manager fee to any participating broker-dealer, based upon factors such as the number of shares sold by the participating broker-dealer and the assistance of such broker-dealer in marketing the offering.

$60,000 / $30,000,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering(1)
Other Organization and Offering Expenses—Advisor(3)(4)

As of June 30, 2011, our advisor had incurred $1.2 million of organization and offering expenses on our behalf. We will reimburse our advisor for these costs and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of the reimbursement. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the formation of the company and the qualification and registration of the offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephones and other telecommunications costs, all advertising and marketing expenses, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants' and attorneys' fees. Our advisor has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of aggregate gross offering proceeds. Our estimated organization and offering expenses, as a percentage of our gross offering proceeds, will be greater if we raise the minimum offering amount than if we raise the maximum offering amount because a portion of these expenses are fixed in amount and, therefore, will be incurred regardless of the amount of gross offering proceeds raised.

$60,000 / $15,000,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering(1)
Origination and Acquisition Stage
Acquisition Fee—Advisor or its Affiliate(4)(5)

1% of the amount funded by us to originate or acquire commercial real estate debt, including acquisition expenses and any financing attributable to the investments; 2.25% of the cost of a real property, including acquisition expenses and any financing attributable to the investment.

No financing:
$26,100 / $13,275,000
No financing and DRP:
$26,100 / $14,775,000
Leverage of 50% of cost of investments:
$52,200 / $26,550,000
Leverage of 75% of cost of investments:
$104,400 / $53,100,000
For illustration purposes, we have assumed that 60% of our investments will be debt and 40% of our investments will be equity, although we have no fixed targeted portfolio allocation between debt and equity investment and actual results could differ materially.

Reimbursement of Acquisition Expenses—Advisor(5)	We will reimburse our advisor for actual expenses incurred in connection with the selection, origination or acquisition of an investment, whether or not originated or acquired.	No financing: $8,700 / $4,425,000 No financing and DRP: $8,700 / $4,925,000 Leverage of 50% of cost of investments: $17,400 / $8,850,000 Leverage of 75% of cost of investments: $34,800 / $17,700,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering(1)
Operational Stage
Asset Management Fee—Advisor(4)(6)

A monthly asset management fee equal to one-twelfth of 1% of the sum of the cost of all investments made and of our investments in joint ventures, including acquisition and origination fees and expenses paid to our advisor and third parties and any financing attributable to such investments, less any principal repaid by borrowers on our debt investments (or our proportionate share thereof in the case of debt investments made through joint ventures).

Actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.
Other Operating Expenses—Advisor(6)

We will reimburse the expenses incurred by our advisor in connection with its providing services to us, including our allocable share of the advisor's overhead, such as rent, employee costs, utilities and IT costs. Employee costs may include our allocable portion of salaries of personnel engaged in managing our operations, including public reporting and investor relations. We will not reimburse our advisor for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees or for the salaries and benefits paid to our executive officers.

Actual amounts are dependent upon actual expenses incurred; we cannot determine these amounts at the present time.
Disposition Fee—Advisor(4)(7)(8)

For substantial assistance in connection with the sale of properties, as determined by our independent directors, 2% of the contract sales price of each property sold and 1% of the contract sales price of each commercial real estate debt sold. We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a commercial real estate debt unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of: (i) 1% of the principal amount of the loan prior to such transaction; or (ii) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such property.

Actual amounts are dependent upon actual expenses incurred; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering(1)
Special Units—NorthStar Senior Care OP Holdings(8)

NorthStar Senior Care OP Holdings, an affiliate of our advisor, was issued special units upon its initial investment of $1,000 in our operating partnership and in consideration of services to be provided by our advisor, and as the holder of special units will be entitled to receive distributions equal to 15% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 7.0% cumulative, non-compounded annual pre-tax return on such invested capital. In addition, NorthStar Senior Care OP Holdings will be entitled to a separate payment if it redeems its special units. The special units may be redeemed upon: (i) the listing of our common stock on a national securities exchange; or (ii) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that NorthStar Senior Care OP Holdings would have been entitled to receive had our operating partnership disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. If the event triggering the redemption is: (i) a listing of our shares on a national securities exchange, the enterprise valuation will be calculated based on the average share price of our shares for a specified period; or (ii) an underwritten public offering, the enterprise value will be based on the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event is the termination or non-renewal of the advisory agreement other than for cause, the enterprise valuation will be calculated based on an appraisal or valuation of our assets.

Actual amounts are dependent upon actual expenses incurred; we cannot determine these amounts at the present time.

(1)
The estimated minimum dollar amounts are based on the sale of the minimum of $2,000,000 in shares to the public. The estimated maximum dollar amounts are based on the sale of the maximum of $1,000,000,000 in shares to the public in the primary offering.

(2)
All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales. See "Plan of Distribution."

(3)
After the termination of the primary offering, our advisor has agreed to reimburse us to the extent total organization and offering expenses borne by us exceed 15% of the gross proceeds raised in the primary offering.

(4)
Our advisor in its sole discretion may defer any fee payable to it under the advisory agreement. All or any portion of such fees not taken may be deferred without interest and paid when the advisor determines. The independent directors will determine, from time-to-time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meeting of our directors.

(5)
We include acquisition expenses in our calculation of acquisition fees because we believe that the proper measure of such compensation is calculated as a percentage of the total cost associated with completing a given acquisition.

Because the acquisition fee we pay our advisor is a percentage of the purchase price of an investment or the amount funded by us to originate or acquire a debt investment, this fee will be greater to the extent we fund originations and acquisitions through: (i) the incurrence of debt (which we expect will generally not exceed 50% of the greater of the cost or fair value of our investments if we sell the maximum number of shares offered by this prospectus); (ii) retained cash flow from operations; (iii) issuances of equity in exchange for assets; and (iv) proceeds from the sale of shares under our DRP.

In addition to the acquisition fee, we will reimburse our advisor for amounts it pays in connection with the selection, origination or acquisition of an investment, whether or not we ultimately originate or acquire the investment. Under our charter, a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction, would have to approve any increase in the acquisition fee payable to our advisor. Our charter also limits our ability to make investments if the total of all acquisition fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced. This limit may only be exceeded if the board of directors (including a majority of the independent directors) approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

(6)
Our advisor must reimburse us at least annually the amount by which our aggregate total operating expenses for any period of four consecutive fiscal quarters exceed the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors authorized such reimbursement based on a determination that such excess expenses were justified based on unusual and non-recurring factors. In each case in which such a determination is made, our stockholders will receive written disclosure of the determination, together with an explanation of the factors considered in making the determination, within 60 days after the quarter in which the excess occurred. "Average invested assets" means the average monthly book value of our assets during a specified period before deducting depreciation, bad debt or other non-cash reserves. "Total operating expenses" means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition and origination fees, and acquisition expenses; (vii) real estate commissions on the sale of real property; and (viii) other fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, loans or other property (other than commissions on the sale of assets other than real property, including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(7)
In addition to the disposition fee paid to our advisor for substantial assistance in connection with the sale of an investment, we may also pay disposition fees to unaffiliated third parties. No disposition fee will be paid for securities traded on a national securities exchange. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on "total operating expenses" described in note 6 above.

  Under our charter, a majority of the independent directors would have to approve any increase in the disposition fees payable to our advisor or its affiliate above 2% of the contract sales price. Our charter also limits the maximum amount of the disposition fees payable to the advisor and its affiliates to 3% of the contract sales price. In no event will disposition fees exceed an amount which, when added to the fees paid to unaffiliated parties in connection with a qualifying sale of assets, equals the lesser of a competitive real estate commission or 6% of the sales price of the assets.

(8)
To the extent the distributions to the special unit holder are not paid from net sales proceeds, such amounts will count against the limit on "total operating expenses" described above in note 6. Upon the termination of the advisory agreement for "cause," we will redeem the special units in exchange for a one-time cash payment of $1.00. Except for this potential payment and as described in "Management Compensation," NorthStar Senior Care OP Holdings shall not be entitled to receive any redemption or other repayment from us or our operating partnership, including any participation in the monthly distributions we intend to make to our stockholders.

STOCK OWNERSHIP

        The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

        Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 399 Park Avenue, 18th Floor, New York, New York 10022.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares
5% Stockholder:
NRFC Sub-REIT Corp.(2)	22,223	100%
Directors and Officers:
Albert Tylis	—	—
Daniel J. Altobello	—	—
Gregory A. Samay	—	—
Jack F. Smith, Jr.	—	—
Daniel R. Gilbert	—	—
Ronald J. Lieberman	—	—
Lisa Meyer	—	—
Timothy P. O'Brien(3)	—	—
Robert A. Sweet(3)	—	—
Donald C. Tomasso(3)	—	—

All directors and executive officers as a group	—	—

(1)
Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of the security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of securities if that person has a right to acquire beneficial ownership of the securities within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)
As of the date of this prospectus, NRFC Sub-REIT Corp., an indirect subsidiary of NorthStar Realty Finance Corp., owns all of our issued and outstanding stock.

(3)
The address of Messrs. O'Brien, Sweet and Tomasso is 2 Bethesda Metro Center, Suite 1300, Bethesda, Maryland 10022.

 CONFLICTS OF INTEREST

        We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates' Interests in Other NorthStar Entities

  General

        Our sponsor has recently sponsored three other investment programs as discussed in "Prior Performance Summary—Our Sponsor's Prior Investment Programs." Of these programs, only NS REIT is currently offering shares. On July 19, 2010, NS REIT commenced its initial public offering of up to $1,000,000,000 in shares of common stock to the public at $10.00 per share and $100,000,000 in shares of common stock pursuant to its DRP at $9.50 per share. NS REIT's public offering will terminate on July 19, 2012, unless extended by its board of directors. As a result, we expect NS REIT will be engaged in its public offering for some period of time in which our offering is also ongoing.

        Our executive officers, two of our directors and some of the key real estate and debt professionals of our sponsor who perform services for us on behalf of our advisor are also officers, directors, managers and key professionals of our sponsor, our dealer manager and other NorthStar entities, including NS REIT. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our sponsor may organize other debt-related or healthcare-related programs and acquire for their own account debt-related or healthcare-related investments that may be suitable for us. Our directors and the key real estate and debt professionals of our sponsor are not restricted from engaging for their own account in business activities of the type conducted by us. In addition, our sponsor may grant equity interests in our advisor and the special unit holder to certain personnel performing services for our advisor and our dealer manager.

  Allocation of Our Affiliates' Time

        We rely on our sponsor's key executive officers and employees who act on behalf of our advisor, including Messrs. Tylis, Gilbert, Lieberman, O'Brien, Sweet and Tomasso and Ms. Meyer, for the day-to-day operation of our business. Messrs. Gilbert, O'Brien, Sweet and Tomasso are also executive officers of our sponsor or other NorthStar entities. NRF Healthcare, LLC, or NRF Healthcare, a subsidiary of our sponsor currently owns a portfolio of 78 senior healthcare facilities. As a result of their interests in other NorthStar entities, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Tylis, Gilbert, Lieberman, O'Brien, Sweet, Tomasso and Ms. Meyer will face conflicts of interest in allocating their time among us, our advisor and other NorthStar entities and other business activities in which they are involved. However, we believe that our advisor and its affiliates have sufficient real estate and debt professionals to fully discharge their responsibilities to the NorthStar entities for which they work.

Receipt of Fees and Other Compensation by our Advisor and its Affiliates

        Our advisor and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm's length. These fees could influence our advisor's advice to us as well as the judgment of affiliates of our advisor, some of whom also serve as our executive officers and directors and the key real estate and debt professionals at our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

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  the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

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  public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our advisor to increased acquisition fees and asset management fees;

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  originations of loans and acquisitions of investments at higher purchase prices, which entitle our advisor to higher acquisition fees and asset management fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of investments from other NorthStar entities, might entitle affiliates of our advisor to disposition fees in connection with services for the seller;

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  sales of investments, which entitle our advisor to disposition fees;

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  borrowings up to or in excess of our stated borrowing policy to originate and acquire investments, which borrowings will increase the acquisition fees and asset management fees payable to our advisor;

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  whether and when we seek to list our common stock on a national securities exchange, which listing could entitle NorthStar Senior Care OP Holdings to receive a one-time payment in connection with the redemption of its special units;

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  whether we seek to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate and debt professionals of our sponsor who are performing services for us on behalf of our advisor for consideration that would be negotiated at that time and may result in these real estate and debt professionals receiving more compensation from us than they currently receive from our sponsor; and

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  whether and when we seek to sell the company or its assets, which would entitle NorthStar Senior Care OP Holdings, as holder of the special units, to a subordinated distribution.

Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor's Affiliates

        Our executive officers and directors and the key real estate and debt professionals of our sponsor performing services on behalf of our advisor may also be officers, directors, managers and key professionals of:

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  NorthStar Realty Finance Corp., our sponsor;

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  NorthStar Senior Care Advisor, our advisor;

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  NRF Capital Markets, our dealer manager; and

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  other NorthStar entities (see the "Prior Performance Summary" section of this prospectus).

        As a result, they may owe duties to these entities, their stockholders, members and limited partners. These duties may from time-to-time conflict with the fiduciary duties that they owe to us.

Affiliated Dealer Manager

        Since NRF Capital Markets, our dealer manager, is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See "Plan of Distribution."

Certain Conflict Resolution Measures

  Other Charter Provisions Relating to Conflicts of Interest

        Our charter contains many other restrictions relating to conflicts of interest including the following:

        Advisor Compensation.    The independent directors will determine from time-to-time, but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable REITs. Each such determination will be reflected in the minutes of the meetings of our board of directors. In addition, the independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. This evaluation will be based on the following factors as well as any other factors they deem relevant:

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  the amount of the fees and any other compensation, including stock-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of the assets;

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  the success of our advisor in generating appropriate investment opportunities;

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  the rates charged to other companies, including other REITs, by advisors performing similar services;

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  additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

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  the quality and extent of service and advice furnished by our advisor and its affiliates;

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  the performance of our investment portfolio; and

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  the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

        The findings of the board of directors with respect to these evaluations will be recorded in the minutes of the meetings of our board of directors.

        Under our charter, we can only pay our advisor or one of its affiliates a disposition fee in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property, as determined by a majority of the independent directors, and the commission does not exceed up to 3% of the contract sales price of the property. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property. We do not intend to sell or lease assets to our sponsor, advisor, any of our directors or any of their affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold or leased an asset to our sponsor, advisor, any of our directors or any of their affiliates, our charter would require that our board of directors conclude, by a majority vote, including a majority of the independent directors not otherwise interested in the transaction, that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

        Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 7.0% of the original issue price of the common stock per year cumulative. Under our operating partnership's partnership agreement, NorthStar Senior Care OP Holdings is entitled to receive distributions equal to 15% of net cash flow and to have the special units redeemed for the amount it would have been entitled to receive had the operating partnership disposed of all of its assets at the enterprise valuation as of the date of the events triggering the redemption upon: (i) the listing of our common stock on a national securities exchange; or (ii) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement, only if the stockholders first receive a 7.0% per year cumulative, non-compounded return.

        Our charter also limits the amount of acquisition and origination fees and expenses we can incur to a total of 6% of the contract purchase price for the asset or, in the case of a loan we originate, 6% of the funds advanced. This limit may only be exceeded if the board of directors approves (by majority vote) the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition and origination fees and expenses to equal 6% of the purchase price or funds advanced, our advisory agreement limits the acquisition fee to 2.25% of the cost of each real property, including acquisition expenses and any financing attributable to the investment, and 1% of the amount funded by us to originate or acquire commercial real estate debt. Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of the members of the board of directors.

        Term of Advisory Agreement.    Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate our advisory agreement with NorthStar Senior Care Advisor without cause or penalty on 60 days' written notice. NorthStar Senior Care Advisor may terminate our advisory agreement with good reason on 60 days' written notice. Upon termination of the advisory agreement by our advisor, NorthStar Senior Care OP Holdings, an affiliate of our advisor, will be entitled to receive a one-time payment in connection with the redemption of its special units.

        Our Acquisitions.    We will not purchase or lease assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor, the advisor, the director or the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. In no event may we acquire any such asset at an amount in excess of its current appraised value. Further, we do not expect to acquire any healthcare assets from NRF Healthcare, a subsidiary of our sponsor.

        Our charter provides that the consideration we pay for real property will ordinarily be based on the fair value of the property as determined by a majority of the members of the board of directors or the members of a duly authorized committee of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our sponsor, advisor, any of our directors or any of their affiliates, the fair value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

        Mortgage Loans Involving Affiliates.    Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our sponsor, our advisor, our directors or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our sponsor, our advisor, our directors or any of their affiliates.

        Other Transactions Involving Affiliates.    A majority of our board of directors, including a majority of the independent directors, must conclude that all other transactions between us and our sponsor, our advisor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

        Limitation on Operating Expenses.    Our advisor must reimburse us at least annually the amount by which our aggregate total operating expenses for any period of four consecutive fiscal quarters exceed the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. In each case in which such a determination is made, our stockholders will receive written disclosure of the determination, together with an explanation of the factors considered in making the determination, with 60 days after the quarter in which the excess is approved. "Average invested assets" means the average monthly book value of our assets during a specified period before deducting depreciation, bad debt or other non-cash reserves. "Total operating expenses" means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition and origination fees and acquisition expenses; (vii) real estate commission on the sale of real property; and (viii) other fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, loans or other property (other than commissions on the sale of assets other than real property, including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

        Issuance of Options and Warrants to Certain Affiliates.    Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our common stock to our advisor, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsor and their affiliates prior to listing our common stock on a national securities exchange, but not at an exercise price less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our board of directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our directors, our sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.

        Repurchase of Our Shares.    Our charter prohibits us from paying a fee to our sponsor, our advisor or our directors or any of their affiliates in connection with our repurchase of our common stock.

        Loans.    We will not make any loans to our sponsor, our advisor, any of our directors or any of their affiliates unless an appraisal is obtained from an independent appraiser concerning the underlying property or loans to one of our wholly-owned subsidiaries. In addition, we will not borrow from our sponsor, our advisor, any of our directors or any of their affiliates unless a majority of our board of directors (including a majority of independent directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

        Reports to Stockholders.    Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

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  financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

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  the ratio of the costs of raising capital during the year to the capital raised;

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  the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

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  our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

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  a report from the independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

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  a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

        Voting of Shares Owned by Affiliates.    Before becoming a common stockholder, our advisor, our directors and their affiliates must agree not to vote their shares of common stock regarding: (i) the removal of any of them; or (ii) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors and their affiliates may not vote, any shares owned by them will not be included.

        Allocation of Investment Opportunities.    We rely on our sponsor's real estate professionals to identify suitable investment opportunities for our company. Our investment strategy may overlap with some of the strategies of our sponsor and NS REIT. Our sponsor has an indefinite life, and NS REIT does not have a stated term, although it expects to consider liquidity alternatives beginning five years after it completes its offering stage. NS REIT's investment strategy is more broadly diversified and does not specifically target investments in healthcare real estate; however it has the ability to make such investments. In addition, our sponsor may sponsor or manage other investment vehicles in the future that may have investment strategies similar to our investment strategy and that will rely on our sponsor to source their investment opportunities. Therefore, many investment opportunities that are suitable for us may also be suitable for other NorthStar entities, including our sponsor, its affiliates, and the investment vehicles that it sponsors or manages, including NS REIT.

        In recognition of the foregoing, we expect our sponsor's board of directors to adopt an investment allocation policy prior to the commencement of this offering, though we can make no assurance that our sponsor's board of directors will adopt the policy described below. We expect that our sponsor's investment allocation policy will provide that when our sponsor's real estate professionals direct an investment opportunity to our sponsor, its affiliate or the investment vehicles it sponsors, including NS REIT and us, they, in their sole discretion, will offer the opportunity to the entity for which the investment opportunity is most suitable. When determining the entity for which an investment opportunity would be the most suitable, the factors that our sponsor's real estate professionals may consider include the following:

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  investment objectives, strategy and criteria;

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  cash requirements;

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  effect of the investment on the diversification of the portfolio, including by geography, size of investment and risk of investment;

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  leverage policy and the availability of financing for the investment by each entity;

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  anticipated cash flow of the asset to be acquired;

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  income tax effects of the purchase;

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  the size of the investment;

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  the amount of cash available; and

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  the expected holding period of the investment and the remaining term of the NorthStar entity, if applicable.

        If, after consideration of the relevant factors, our sponsor determines that an investment is equally suitable for itself or another NorthStar entity, including us, the investment will be allocated among each of the NorthStar entities, including us, on a rotating basis. If, after an investment has been allocated, a subsequent event or development, such as delays in structuring or closing on the investment, makes it, in the opinion of our sponsor's real estate professionals, more appropriate for another NorthStar entity to purchase the investment, they may determine to reallocate the investment to such other entity. In certain situations, our sponsor may determine to allow more than one investment vehicle, including us, to co-invest in a particular investment.

        While these are the current procedures for allocating our sponsor's investment opportunities, our sponsor may sponsor additional investment vehicles in the future and, in connection with the creation of such investment vehicles, may revise this allocation procedure. The result of such a revision to the allocation procedure may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by our sponsor, thereby reducing the number of investment opportunities available to us.

        The decision of how any potential investment should be allocated among us, our sponsor and other NorthStar entities for which such investment may be suitable may, in many cases, be a matter of subjective judgment which will be made by our sponsor's investment committee. This committee currently consists of the following individuals: Mr. David T. Hamamoto, Chairman and Chief Executive Officer of our sponsor, and Messrs. Gilbert and Tylis. Certain types of investment opportunities may not enter the allocation process because of special or unique circumstances related to the asset or the seller of the asset that in the judgment of the investment committee do not fall within the investment objectives of our sponsor or any particular NorthStar entity, including us. In these cases, the investment may be made by another NorthStar entity without us having an opportunity to make such investment.

        Our right to participate in the investment allocation process described above will terminate once we have fully invested the proceeds of this offering or if we are no longer advised by an affiliate of our sponsor. Please see "Risk Factors—Risks Related to Conflicts of Interest—Our sponsor will face conflicts of interest relating to performing services on our behalf and such conflicts may not be resolved in our favor, meaning that we could acquire less attractive assets, which could limit our ability to make distributions and reduce your overall investment return." Our advisor is required to inform our board of directors at least annually of the investments that have been purchased by other NorthStar entities so that our board of directors can evaluate whether we are receiving our fair share of opportunities.

Based on the information provided, our board of directors (including our independent directors) has a duty to determine that the investment allocation policy is being applied fairly. Our advisor's success in generating investment opportunities for us and the fair allocation of opportunities among NorthStar entities are important factors in the board of director's determination to continue or renew our arrangements with our advisor and its affiliates.

  Our Policies Relating to Conflicts of Interest

        In addition to the provisions in our charter restricting related party transactions, our board of directors has adopted the following policies prohibiting us from entering into certain types of transactions with our directors, our advisor, our sponsor or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates. Pursuant to these conflicts of interest policies, we will not sell or lease any investments to, or acquire or lease any investments from, our directors, our advisor, our sponsor or any of their affiliates. We may, however, purchase an investment from our sponsor or its affiliate in the event that our sponsor or its affiliate initially acquires an investment that is suitable for us at a time when we are unable to do so, with the intention of providing us the opportunity to acquire the investment at a later date when we are able to acquire the investment. As required by our charter, we will not purchase investments from our sponsor or its affiliate in these circumstances without a determination by a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor or its affiliate. In addition, pursuant to these conflicts of interest policies, we will neither make any loans to our directors, our sponsor, our advisor or any of their affiliates nor borrow money from our directors, our sponsor, our advisor or any of their affiliates. We will not amend these policies unless a majority of our board of directors (including a majority of the independent directors) approves the amendment following a determination that the amendment is in the best interests of our stockholders.

INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

        Our investment objectives are:

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  to pay attractive and consistent cash distributions; and

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  to preserve, protect and return your capital contribution.

        We will also seek to realize growth in the value of our investments by optimizing the timing of the sale of our investments. However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our board of directors. Our board of directors will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders. Each determination and the basis therefor are required to be set forth in the applicable meeting minutes.

Investment Strategy

        Our strategy is to use substantially all of the proceeds of this offering to originate, acquire and manage a diversified portfolio of debt and equity investments in healthcare real estate, with a focus on the senior housing sector which we define as skilled nursing, assisted living, memory care and independent living facilities with a primary emphasis on private pay assisted living and memory care facilities. In addition, we may originate and acquire debt and equity investments in other healthcare property types, including medical office buildings and rehabilitation facilities. We expect that our commercial real estate debt investments will consist of first mortgage loans, subordinate mortgages, mezzanine loans, preferred equity investments, participations in such loans and healthcare-related real estate securities. We also expect to make equity investments in the same property types, primarily in the form of net lease transactions whereby we will purchase a property and lease the property back to an operator where the operator/lessee agrees to pay expenses normally associated with the ownership of a property, such as utilities, repairs, insurance and taxes. We expect that the majority of our portfolio will consist of debt. The key components of our investment strategy are as follows:

        Capitalize on Strong Demand for Healthcare Financing and Industry Expertise.    We expect that demand for capital in the healthcare real estate will continue to exceed supply for the period in which we are investing the proceeds of this offering. Traditional lending sources, such as banks and insurance companies, have recently adopted more conservative lending policies and have made fewer new lending commitments to owners of healthcare properties. In addition, our management has observed that the CMBS market provides very limited financing to the healthcare real estate industry. We expect that the volume of lending commitments to owners of healthcare real estate by traditional lenders will not recover until sometime after traditional commercial real property lending markets recover. There are also significant barriers to entry for new lenders to mid-acuity senior housing and other healthcare property owners. Lending to this sector requires an in-depth understanding of the healthcare regulatory environment and the specialized nature of healthcare facilities operations. For these reasons, we do not anticipate many new lenders to be able to take advantage of the compelling opportunities for lending in the healthcare real estate sector resulting from the supply-demand imbalance, enabling us to fill the void for an extended period of time and generate attractive risk-adjusted returns.

        Repayment through U.S. Government-Sponsored Loan Programs.    We expect to benefit from substantial increases in demand from healthcare property owners for loans that are designed to be provided on an interim basis to enable them to qualify for U.S. government-sponsored financing. The U.S. government has a long history of providing financing to healthcare property owners. For example, the U.S. Department of Housing and Urban Development, or HUD, has been lending to healthcare property owners for over 40 years. The HUD lending program is widely recognized as a stable and economically attractive source of financing. HUD has amended its lending policies to require healthcare property owners to have utilized equivalent borrowing amounts on their properties for at least the prior two years to qualify for an equivalent amount of HUD financing. We expect to take advantage of the requirement by providing financing to operators that need interim financing in order to meet this two-year debt holding period in order to take advantage of the attractive government-sponsored refinancing opportunities. We also expect that we will be one of only a few institutional providers of this type of interim financing to healthcare property owners during the period in which we are investing the proceeds of this offering.

        Strategic Relationships with Operators.    We will focus on leveraging our relationships with high-quality, regional operators of senior housing facilities that have demonstrated successful operating capabilities and growth potential. We expect that our management team will consult with these operators from time-to-time as they grow and manage their businesses in order to provide them with strategic, high-level advice that may assist them with optimizing property-level performance. We believe that this value-added approach to partnering with these operators will not only enhance property-level performance, but will also facilitate new investment opportunities sourced directly through these relationships. We will seek to partner with these operators over an extended period of time, originating loans to them as appropriate for external growth through new property acquisitions and internal growth through property improvements and expansions. We may execute sale-leaseback transactions where we purchase a property from an operator and lease it back to the operator pursuant to a net lease, which is a lease where a lessee agrees to pay expenses normally associated with the ownership of a property such as utilities, repairs, insurance and taxes. We will focus on operators that exhibit a high degree of entrepreneurship, concentrate on reputation and quality of care, anticipate and respond to changes in market conditions and deliver high-quality amenities and services to residents.

        Focus on Mid-Acuity Senior Housing.    We will seek investments in what we characterize as mid-acuity senior housing facilities. We believe that continuous need-driven, mid-acuity healthcare properties provide an opportunity to generate attractive, risk-adjusted returns because there is higher demand for mid-acuity healthcare properties than for low-and high-acuity healthcare properties. Mid-acuity senior housing facilities provide healthcare-related services to residents that cannot be easily or affordably provided in a home or other healthcare setting, which we refer to as need-driven services, but that do not rise to the level of medical services provided by high-acuity facilities, which include hospitals, surgical centers and rehabilitation facilities. Mid-acuity senior housing facilities generally provide the broadest level of services to residents in the most cost-effective setting, thereby making them one of the most sought after types of senior housing facilities.

        Focus on Private Pay Facilities.    We will seek investments in net lease, private pay assisted living and memory care facilities. Private pay facilities are facilities in which the residents are personally obligated to pay the costs of their housing and other services at the facility. Sources for these payments include: (i) income from pensions and retirement funds as well as money from savings and investment accounts; (ii) proceeds from the sale of real estate and personal property; and (iii) assistance from residents' families. The developing market for long-term care insurance should provide an additional source of funding to cover the costs associated with assisted living and memory care facilities in the near future. We intend to focus on private pay assisted living and memory care facilities located in smaller communities because these facilities are generally more affordable and, as a result, in higher demand than their counterparts in major metropolitan areas. In addition, because private pay facilities are not subject to governmental rate setting, they provide for more predictable and potentially higher rental rates from residents than facilities providing government-funded services.

Our Competitive Advantages

        We believe that we will benefit from our advisor's affiliation with our sponsor given our sponsor's strong track record and extensive experience and capabilities as a publicly-traded commercial real estate finance company and healthcare property investor. These competitive advantages include:

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  Experienced Management Team—Our sponsor has a highly-experienced management team of real estate and debt professionals. Our senior management team includes executives who acquired and manage our sponsor's existing portfolio of investments in net lease healthcare properties and who possess significant operational and management experience in the healthcare real estate industry, including senior housing. We believe our business will benefit from the knowledge and industry contacts these seasoned executives have gained through numerous real estate and healthcare industry cycles. Please see "Management—Directors and Executive Officers" for biographical information regarding these individuals.

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  Healthcare Real Estate Knowledge and Relationships—Our sponsor has been a significant investor in the healthcare real estate industry since May 2006. Our sponsor currently owns a portfolio of healthcare properties that includes 78 net lease senior housing facilities located in 15 states. In addition, our team of healthcare professionals has significant experience, including our president, who has 20 years of direct healthcare experience and has run multiple healthcare companies, including a publicly-traded healthcare company that focused on similar assets to those we are targeting. We believe that our sponsor's extensive healthcare investment experience and relationships with owners, operators, brokers and other intermediaries who are active participants in the healthcare real estate industry will provide us with a competitive advantage in selecting and sourcing attractive investment opportunities.

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  Real Estate Lending Experience—Our sponsor has developed a reputation as a leading real estate finance company because of its strong performance record in underwriting and managing almost $12 billion in commercial real estate loans and securities. We believe that we can leverage our sponsor's extensive real estate lending experience and the depth and thoroughness of our sponsor's underwriting process and asset management skills to structure and manage our debt investments prudently and efficiently.

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  Public Company Reporting Experience—Our sponsor's common stock has been traded on the New York Stock Exchange under the symbol "NRF" since October 2004. Its management team is skilled in public company reporting, compliance with the requirements of the Sarbanes-Oxley Act, including internal control certifications, stock exchange regulations and investor relations.

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  REIT Expertise—Our sponsor has operated as a REIT since October 2004 and its management team, through NS REIT's advisor, has managed the operations of NS REIT since 2009. Its management team is skilled in compliance with the requirements under the Internal Revenue Code to obtain REIT status and to maintain the ability to be taxed as a REIT for U.S. federal income tax purposes.

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  Distribution Support Commitment—In order to provide additional cash to pay distributions to our stockholders at a rate of at least 7.0% per annum on stockholders' invested capital, our sponsor has agreed to purchase up to an aggregate of $10,000,000 in shares of our common stock at $9.00 per share during the two-year period following commencement of this offering. If the distributions we pay for any calendar quarter exceed our AFFO, for such quarter, our sponsor will purchase shares at the end of each quarter for a purchase price equal to the amount by which the distributions paid exceed our AFFO for such quarter, up to an amount equal to a 7.0% cumulative, non-compounded annual return on stockholders' invested capital prorated for such quarter. Notwithstanding our sponsor's obligations pursuant to the distribution support agreement, we are not required to pay distributions to our stockholders at a rate of 7.0% per annum or at all. For more information regarding our sponsor's share purchase commitment and our distribution policy, please see "Description of Capital Stock—Distributions."

Market Overview and Opportunity

        Annual U.S. healthcare service expenditures are projected to be over $2.7 trillion for 2011 according to the Center for Medicare and Medicaid Services. These expenditures are expected to represent the largest line item in the national budget according to whitehouse.gov. There are approximately 21,000 professionally managed senior housing and nursing care communities in the United States, representing 2.8 million managed units/beds nationally according to the National Investment Center. An opportunity exists to reduce healthcare expenditures by continuing to shift certain patients away from higher cost acute care settings to skilled nursing and assisted living facilities where daily cost of care is substantially lower.

        Increased National Healthcare Expenditures.    Overall U.S. healthcare costs are increasing as a result of an aging population and increasing life expectancies as a result of medical technologies. According to projections by the Centers for Medicare and Medicaid Services in 2009, healthcare is one of the largest industries in the United States. Healthcare expenditures accounted for approximately 17% of the U.S. gross domestic product, or GDP, in 2009. Overall healthcare spending is expected to rise to approximately $4.6 trillion by 2019, almost 20% of GDP. The chart below shows the historical and projected rise in healthcare expenditures since 2004.

Healthcare Expenditures 2004 - 2019

Source: Centers for Medicare and Medicaid Services, Office of the Actuary, January 2010

        The trend for increasing healthcare costs may be accelerated by the Patient Protection and Affordable Care Act, a healthcare reform law that was enacted on March 23, 2010. The Patient Protection and Affordable Care Act is expected to increase the number of Americans with healthcare insurance by 32 million people, further increasing demand for healthcare services generally. As a result of these trends, we expect healthcare costs to increase at a faster rate than the available funding from both private sources and government-sponsored healthcare programs. One way to help contain these rising costs is to move appropriate patients from higher cost acute care and rehabilitation hospitals to skilled nursing and assisted living facilities where the daily cost of care is much lower.

        Aging of U.S. Population.    We believe owners and operators of senior housing facilities and other healthcare properties are benefitting from demographic trends, specifically the aging of the U.S. population, and the increasing demand for inpatient, outpatient and physician-based healthcare services. According to the U.S. Census Bureau and as demonstrated in the chart below, the total number of

Americans aged 75 and older, the demographic group that tends to need substantial medical services, is expected to increase from approximately 18 million in 2010 to approximately 33.3 million by 2030.

Estimated Growth in Elderly Population 2000 - 2030

Source: U.S. Census Bureau, The Older Population in the United States, 2006

        Increased Demand for Senior Housing.    Advances in medical technology have increased demand for senior housing facilities due to the resulting increase in life expectancies. At the same time, the rate of supply growth of new senior housing facilities has decreased over the last several years. According to the National Investment Center, or NIC, senior housing units under construction began a significant decline starting in the second quarter of 2009 and continued to decline through the fourth quarter of 2010. The chart below demonstrates the decreasing supply of newly constructed senior housing facilities.

Seniors Housing Construction Trends

Source: National Investment Center, Construction Trends Report, February 2011

        Demand for Need Driven Services.    Demand for space in senior housing facilities is driven not only by the growing elderly population, but also by the increasing variety of services and level of support required by residents. Senior housing facilities provide varying levels of care as seniors progressively become more dependent on outside care and their health conditions become more acute. For example, and as demonstrated in the table below, from ages 75 to 79, the percentage of older adults seeking assistance with activities of daily living, or ADLs, and instrumental activities of daily living, or IADLs, is approximately 16%. Over the age of 80, this percentage increases to 30%. Family factors inhibiting caring for seniors at home, such as the increasing number of dual-income families, the high divorce rate and geographic dispersion of families further support a growing demand for space in senior housing facilities.

Percentage of Elderly Requiring Assistance with ADL and IADL

Source: U.S. Census Bureau, Americans with Disabilities, May 2006

        As healthcare costs increase, insurers, individuals and the government are pursuing the lowest cost settings for the delivery of healthcare services. Senior housing facilities, such as assisted living facilities, for which the staffing requirements and associated costs are often significantly lower than in higher acuity healthcare settings, such as short or long-term acute-care hospitals, in-patient rehabilitation facilities and other post-acute care settings, provide treatment to patients in more cost effective settings. Recent regulatory changes have created incentives for long-term, acute-care hospitals and in-patient rehabilitation facilities to minimize patient lengths of stay and placed limits on the type of patient that can be admitted to these facilities, thereby increasing the demand for senior housing facilities.

        The growth in total demand for healthcare, broad U.S. demographic changes and the shift towards cost-effective settings are resulting in dynamic changes to the healthcare delivery system. As a capital provider through both debt and equity to operators of senior housing facilities, we can support growth initiatives enabling these operators to take advantage of the strong industry fundamentals.

Targeted Investments

        We plan to originate and acquire a diversified portfolio of healthcare real estate investments, with a focus on the senior housing sector, which we define as skilled nursing, assisted living, memory care and independent living facilities, with a primary emphasis on private pay assisted living and memory care facilities. We expect that a majority of our investment portfolio will be comprised of commercial real estate debt investments, most of which may be first mortgage loans and the balance subordinate mortgage and mezzanine loans. We expect to make equity investments in the same property types, generally in the form of net lease transactions.

        In addition to the investment characteristics described above under "Investment Strategy," we will evaluate and consider the following characteristics when making a new debt or equity investment in a mid-acuity senior housing facility:

        Need-Driven Services.    We will focus on senior housing facilities that provide need-driven services such as therapy, assistance with daily living needs, memory care programs, hospice programs and other services that cannot be effectively or affordably provided outside of a mid-acuity senior housing setting. We believe focusing on mid-acuity senior housing facilities that are able to provide these services provides both downside protection because of inelastic demand for the services and potential upside as residents age in place and require additional services over time.

        Attractive Price Point for Residents.    We will focus on senior housing facilities that provide a service that is both affordable to the majority of potential residents and serve the broadest demographics within a particular market. We believe this pricing strategy provides us with downside protection and greater potential for growth in property-specific cash flows.

        Stable Cash Flows.    We will focus on investing in mid-acuity senior housing facilities that have a history of producing stable cash flows which should enable our debtors and tenants to make debt and lease payments to us which will allow us to pay consistent cash distributions to our stockholders.

        Expansion Opportunities.    Wherever possible, we will seek to invest in senior housing facilities that can be expanded to accommodate more private pay residents as market demand grows, or where the facility can be adjusted to accommodate changing market needs. For example, we may expand senior housing facilities or convert portions of senior facilities to accommodate additional acuity levels, like memory care.

        Regional Clustering.    We will focus on investing in portfolios of senior housing facilities that are within a narrow geographic region, and wherever possible, we will seek to invest in markets that are contiguous to our existing investments. By clustering our investments, we believe that we can add efficiency to our proactive asset management process.

        Regulatory Barriers to Entry.    Whenever possible, we will invest in senior housing facilities that are located in markets that have regulatory barriers to entry, such as "certificates of need" and licensure requirements, which restrict the ability of senior housing owners, operators and developers to build new facilities that will compete with our senior housing facilities for residents.

        Quality Labor Availability.    We will focus on senior housing facilities in markets where we believe our tenants can attract and retain quality workers for the property. We believe the ability to attract and retain quality employees results in the high quality of care and service for residents that can create a strong reputation for our tenants within the community and a sustainable economic model for our senior housing facilities.

        We may also make debt and equity investments in other healthcare property types that are consistent with our investment objectives. In addition, we may enter into joint ventures for the purpose of making investments in healthcare properties. We will not, however, invest in a joint venture in which our sponsor, our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties or received by the other joint venturers. Although our charter permits us to invest in securities of other issuers, we do not intend to do so for the purpose of obtaining control of other issuers.

Commercial Real Estate Debt

        First Mortgage Loans.    First mortgage loans are loans that have the highest priority to claims on the properties securing the loans in foreclosure. First mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender's favorable control features which at times means control of the entire capital structure. Because of these attributes, this type of investment receives favorable treatment from third-party rating agencies and financing sources, which should increase the liquidity of these investments.

        Subordinate Loans.    Subordinate mortgages are loans that have a lower priority to claims in foreclosure than first mortgage loans. Investors in subordinate mortgages are compensated for the increased risk from a pricing perspective as compared to first mortgage loans, but still benefit from a direct lien on the related property or a security interest in the entity that owns the real estate. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of subordinate mortgages are usually governed by inter-lender and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

        Mezzanine loans are a type of subordinate loan in which the loan is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. Investors in mezzanine loans are compensated for the increased credit risk from a pricing perspective and still benefit from the right to foreclose on its security, in many instances more efficiently that first mortgage loans. Upon a default by the borrower under a mezzanine loan, the mezzanine lender generally can take control of the property owning entity on an expedited basis, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements that provide the mezzanine lender with the right to cure defaults and limit certain decisions of holders of any senior debt secured by the same properties, which provides for additional downside protection and higher recoveries.

        Bridge loans are short-term loans with relatively high interest rates that are used until permanent financing is obtained that allows the borrower to meet current obligations. In the healthcare real estate sector, bridge financing is in especially high demand among operators and offers attractive risk-adjusted returns to lenders because longer-term government financing to repay the debt is readily available on attractive terms after a two-year debt holding period as described above under "Investment Strategy."

        We may also invest in term preferred equity, which is typically as an investment in preferred securities or membership interests of an entity that directly or indirectly owns real estate that has priority of return to the common equity holder. Term preferred equity has characteristics such as control rights and economics similar to a mezzanine loan. We expect our term preferred investments will include terms providing for redemption on or before a date certain similar to repayment features of mezzanine loans.

Healthcare-Related Commercial Real Estate Securities

        In addition to our focus on origination of and investments in commercial real estate loans, we may also acquire healthcare-related commercial real estate-related securities such as CMBS, unsecured REIT debt and interests in other securitized vehicles that own real estate-related debt, referred to as CDO notes. While we may acquire a variety of commercial real estate-related securities, we expect that the majority of these investments would be CMBS.

        CMBS.    CMBS are commercial mortgages which are pooled together in a trust. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. CMBS are structured with credit enhancement to protect against potential cash flow delays and shortfalls. This credit enhancement usually takes the form of allocation of loan losses to investors in reverse sequential order (equity to AAA classes), whereas interest distributions and loan prepayments are usually applied sequentially (AAA classes to equity).

        The typical commercial mortgage is a five or ten-year loan, with a 30-year amortization schedule and a balloon principal payment due on the maturity date. Most fixed-rate commercial loans have strong prepayment protection and require prepayment penalty fees or defeasance. The loans are structured in this manner to maintain the collateral pool's cash flow or to compensate the investors from foregone interest collections.

        Unsecured REIT Debt.    We may also choose to acquire senior unsecured debt of publicly-traded equity REITs that acquire and or hold healthcare real estate. Publicly-traded REITs may own large, diversified pools of commercial healthcare real estate properties or they may focus on a specific type of healthcare property, such as assisted living. Publicly-traded healthcare REITs typically employ moderate leverage. Corporate bonds issued by these types of REITs are usually rated investment grade and benefit from strong covenant protection.

        CDO Notes.    CDOs are multiple class debt notes secured by pools of assets, such as CMBS, mezzanine loans and unsecured REIT debt. Like typical securitization structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the bonds. CDOs often have reinvestment periods that typically last for five years, during which time, proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially.

Equity Investments

        We will be making equity investments in healthcare real estate as previously described. We expect to make such investments primarily through net lease transactions where we purchase a property from an operator and lease it back to the operator pursuant to a net lease, where the operator/lessee agrees to pay expenses normally associated with the ownership of a property such as utilities, repairs, insurance and taxes.

Competition

        We compete, primarily on the basis of price, available capital, knowledge of the industry and flexibility of financing structure, with real estate partnerships, other REITs and other investors (including, but not limited to, banks and insurance companies) in the acquisition and financing of healthcare-related real estate assets. Among the factors adversely affecting our ability to compete are the following:

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  we may have less knowledge than our competitors of certain markets in which we seek to purchase, develop or finance facilities;

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  many of our competitors have greater financial and operational resources than we have; and

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  our competitors or other entities may determine to pursue a strategy similar to ours.

        To the extent that we experience vacancies in our healthcare real estate, we compete on a local and regional basis with operators of properties that provide comparable services. Our senior housing facilities compete for tenants and staff based on quality of care, reputation, physical appearance of properties, services offered, family preference, physicians, staff and price. They compete with independent operators as well as companies managing multiple properties, some of which may be larger and have greater resources than our tenants. Some of these properties are operated for profit while others are owned by governmental agencies or tax-exempt, non-profit organizations.

Governmental Regulation

        General.    We expect that the majority of our senior housing facilities will be private pay facilities, meaning that payment comes from sources other than Medicare and Medicaid. However, in some cases, payment may come from Medicare and Medicaid. The Medicare program was enacted in 1965 to provide a nationwide, federally funded health insurance program for the elderly and certain disabled persons. The Medicaid program is a joint federal/state cooperative arrangement established for the purpose of enabling states to furnish medical assistance on behalf of aged, blind or disabled individuals, and members of families with dependent children, whose income and resources are insufficient to meet the costs of necessary medical services. Within the Medicare and Medicaid statutory framework, there are substantial areas subject to administrative regulations and rulings, interpretation and discretion that may affect payments made to providers under these programs. The amounts of program payments received by our tenants can be changed by legislative or regulatory actions and by determinations made by fiscal intermediaries, Medicare administrative contractors and other payment agents acting on behalf of the programs. Healthcare, including the senior housing sector, remains a dynamic, evolving industry subject to a wide variety of regulations and legislation. The Patient Protection and Affordable Care Act could significantly impact the delivery of and reimbursement for healthcare services in the U.S. As a result, our senior healthcare properties and the operators of the properties underlying our healthcare real estate debt investments could be materially affected by any future legislation affecting the healthcare real estate sector.

        Licensure.    Our tenants are subject to extensive state and local laws and regulations relating to licensure, conduct of operations and services provided within the properties. The healthcare operations of our tenants are subject to regulation and licensing by state and local health and social services agencies and other regulatory authorities. In order to maintain their operating licenses, healthcare properties must comply with standards concerning medical care, equipment and hygiene. Although regulatory requirements vary from state to state, these requirements generally address among other things: personnel education and training; staffing levels; patient records; facility services; quality of care provided; physical residence specifications; food and housekeeping services; and residents' rights and responsibilities. These properties are subject to periodic survey and inspection by governmental authorities. The properties are also subject to various state and local building codes and other ordinances, including zoning, fire and safety codes.

        Medicare and Medicaid Overview.    We expect that revenues from our net lease healthcare properties will be primarily derived from private pay residents, in order to limit our reliance on government programs such as Medicare and Medicaid. We also expect that the properties underlying our debt portfolio will be primarily dependent on private pay revenues, but Medicare and Medicaid reimbursements may comprise a significant portion of the revenues of certain of these facilities, particularly skilled nursing facilities. Medicare is a federally funded program that provides certain healthcare benefits to persons aged 65 and over, some disabled persons and persons who qualify for the end-stage renal disease program. Medicare is administered by the Centers for Medicare and Medicaid Services, or CMS, and consists of hospital insurance (Part A), which pays for inpatient hospital care; supplemental medical insurance (Part B), which pays for items such as durable medical equipment and outpatient services such as those provided by physicians in hospitals; Medicare Advantage Plans (Part C); and prescription drug coverage (Part D). Skilled nursing facilities typically receive reimbursements for, and are funded by, Parts A, B and C, each of which is susceptible to cuts. In fiscal year 2012, CMS is expected to reduce Medicare payments to skilled nursing facilities by 11% and could change payment and reporting requirements for therapy services. The Budget Control Act of 2011 requires Congress to enact deficit-reducing legislation this year by at least $1.2 trillion over the next 10 years. This legislation may include payment reductions under the Medicare and Medicaid programs. The Budget Control Act of 2011 also includes an enforcement mechanism so that if Congress fails to enact legislation, "sequestration" would be triggered, requiring the President to issue an order each year for across-the-board federal spending cuts applicable to fiscal years 2013 to 2021. Medicare provider payments would be subject to this sequestration.

        Medicaid is a medical assistance program for low-income individuals. Medicaid is jointly funded by the federal and state governments, but is administered by individual states operating within federal guidelines. The federal government sets broad national guidelines to qualify for federal funding, under which states establish their own eligibility standards, determine the type, amount, duration and scope of services, set the rate of payment for such services and administer their own programs. Because of this structure, Medicaid programs vary considerably from state to state, as well as within each state over time. The federal government pays a share of the medical assistance expenditures under each state's Medicaid program. That share, known as the Federal Medical Assistance Percentage, is determined annually by a formula that compares a state's average per capital income level with the national income average. A state with a higher per capital income level is reimbursed for a smaller share of its costs, but in all cases the federal share is at least 50% percent.

        Community Living Assistance Services and Supports (CLASS) Program.    The Patient Protection and Affordable Care Act, establishes the Community Living Assistance Services and Supports, or CLASS, program, which is a publicly administered voluntary long-term care insurance program. The CLASS program provides cash benefits as well as advocacy services and advice and assistance counseling. The creation of this program may enable more seniors and disabled individuals to afford private pay long term care options.

        Fraud and Abuse and Other Related Laws.    Healthcare properties that receive Medicaid payments are subject to the federal anti-kickback statute, which generally prohibits persons from offering, providing, soliciting or receiving remuneration to induce either the referral of an individual or the furnishing of a good or service, for which payment may be made under a federal healthcare program such as the Medicare and Medicaid programs. Various state false claim and anti-kickback laws also may apply to operators of healthcare properties that receive government health program payments like Medicaid. Violation of any of the foregoing statutes can result in criminal and/or civil penalties against a healthcare operator. Healthcare properties also are subject to related federal, state and local laws and regulations which govern the operations and financial and other arrangements that may be entered into by healthcare providers. Certain of these laws prohibit direct or indirect payments of any kind for the purpose of inducing or encouraging the referral of patients for medical products or services reimbursable by governmental programs.

        Further, healthcare properties that receive Medicaid payments are subject to substantial financial penalties under the Civil Monetary Penalties Act and the False Claims Act if fraud or abuse is found. These laws and related state laws prohibit making false claims and require providers to furnish only medically necessary services and submit to the government valid and accurate statements for each service. In recent years, prosecutors have used these laws to attack perceived deficiencies in the quality of care provided to residents. Some facilities facing such prosecutions have been forced to enter into corporate integrity agreements, some of which have required the transfer of the license to another operator. Sanctions under these laws and regulations may include, but are not limited to, criminal and/or civil penalties and fines and a loss of licensure and immediate termination of governmental payments. The Patient Protection and Affordable Care Act expands the types of acts and omissions that violate these laws, augments the federal government's authorities and increases penalties for violations of these laws. In certain circumstances, violation of these rules (such as those prohibiting abusive and fraudulent behavior) with respect to one facility may subject other facilities under common control or ownership to sanctions, including disqualification from participation in the Medicare and Medicaid programs. In addition, the False Claims Act includes "whistleblower" provisions that permit private individuals to bring an enforcement action in the name of the government. Private enforcement of healthcare fraud has increased due in large part to amendments to the False Claims Act that encourage private individuals to sue on behalf of the government. These whistleblower suits by private individuals may be filed by almost anyone, including present and former patients and nurses and other employees. In addition, Congress has recently enacted the Fraud Enforcement and Recovery Act of 2009, or FERA. FERA amends the False Claims Act by, in part, expanding the bases for government and whistleblower actions under the False Claims Act. The Patient Protection and Affordable Care Act also expands the types of acts and omissions that are subject to the False Claims Act.

        Skilled nursing facilities are also subject to the federal Physician Self-Referral Law, commonly referred to as the Stark Law. The Stark Law generally prohibits a physician with a financial relationship with an entity from referring, and the entity with which the physician has a financial relationship from submitting, claims to Medicare, for certain designated health services unless the relationship satisfies one of the exceptions for a financial relationship under the Stark Law. Many states also have similar laws addressing prohibitions on physician self-referrals. In addition, the Patient Protection and Affordable Care Act includes numerous program integrity provisions that create new authorities and expand existing authorities for the federal government and state governments to address fraud, waste and abuse in Medicare and Medicaid.

        Still other laws require providers to comply with a variety of safety, health and other requirements relating to the condition of the licensed facility and the quality of care provided. The Patient Protection and Affordable Care Act expands reporting requirements and responsibilities related to facility ownership and management, patient safety and care quality. In the ordinary course of their businesses, our tenants may be regularly subjected to inquiries, investigations and audits by federal and state agencies that oversee these laws and regulations.

        The Health Insurance Portability and Accountability Act of 1996 greatly expanded the definition of healthcare fraud and related offenses and broadened its scope to include private healthcare plans in addition to government payors. It also greatly increased funding for the Department of Justice, Federal Bureau of Investigation and the Office of the Inspector General, or the OIG, of the Department of Health and Human Services to audit, investigate and prosecute suspected healthcare fraud. Funding for these activities has since been increased in the Tax Relief and Health Care Act of 2006 and the Patient Protection and Affordable Care Act. The OIG has focused on detecting fraudulent billing practices committed by home health agencies, durable medical equipment suppliers, hospice programs and skilled nursing facilities in certain states participating in a demonstration project. Additionally, the administrative simplification provisions of this law provide for communication of health information through standard electronic transaction formats and for the privacy and security of health information. In order to comply with the regulations, healthcare providers must undergo significant operational and technical changes, and these modifications may represent significant costs for our tenants. These additional costs may, in turn, adversely affect the ability of our tenants to meet their obligations to us.

        Finally, government investigation and enforcement of healthcare laws has increased over the past several years and is expected to continue. Some of these enforcement actions represent new legal theories and expansions in the application of false claims laws.

Investment Process

        Our advisor has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our board of directors and subject to the limitations in our charter and the direction and oversight of our board of directors. Our board of directors must approve all investments other than investments in commercial real estate debt. With respect to investments in commercial real estate debt, our board of directors has adopted investment guidelines that our advisor must follow when acquiring such assets on our behalf without the approval of our board of directors. We will not, however, purchase or lease assets in which our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. Further, we do not expect to acquire any healthcare assets from NRF Healthcare, a subsidiary of our sponsor. Our board of directors will formally review at a duly-called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our board of directors.

        In selecting investments for us, our advisor will utilize our sponsor's established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our advisor will consider when evaluating prospective investment opportunities include:

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  stringent evaluation of the market in which a property is located, such as regulations prevailing in the state in which the property is located that affect the healthcare real estate sector, local supply constraints, the quality and nature of the local workforce and prevailing local real estate values;

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  fundamental analysis of the property and its operating performance, including tenants, lease terms, zoning, operating costs and the asset's overall competitive position in its market;

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  the operating expertise and financial strength of the tenant or borrower;

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  the cash flow in place and projected to be in place over the term of the debt investment;

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  the appropriateness of estimated costs and timing associated with capital improvements of the property;

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  review of third-party reports, including appraisals, engineering reports and environmental reports;

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  physical inspections of the property; and

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  the overall structure of the investment and rights in the loan documentation.

        If a potential investment meets our advisor's underwriting criteria, our advisor will review the proposed transaction structure, including, for our debt investments, security, reserve requirements, cash flow sweeps, call protection and recourse provisions. For each prospective debt investment, our advisor will evaluate the asset's position within the overall capital structure and its rights in relation to other capital tranches. In addition, our advisor will analyze each potential debt investment's risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to maximize performance of the underlying healthcare property collateral. For prospective equity investments that meet our advisor's underwriting criteria, we will determine the financial value of a potential long-term net lease based on our target long-term net lease capitalization rates and fixed charge coverage ratios. We will compare the financial value to the replacement costs that we estimate by consulting with major healthcare construction contractors, engaging construction engineers or facility assessment consultants as appropriate, and reviewing recent cost studies. We will not complete any investment until the successful completion of due diligence, which includes the satisfaction of all applicable elements of our investment and underwriting process and an environmental assessment of properties in which we intend to acquire an interest.

Borrowing Policy

        We may finance our debt and equity investments to provide more cash available for investment and to generate improved returns. We believe that careful use of leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. We expect that once we have fully invested the proceeds of this offering, our financing will generally not exceed 50% of the greater of the cost or fair value of our investments although it may exceed this level as we are building our portfolio or otherwise. Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the sum of (1) the aggregate cost of our properties before non-cash reserves and depreciation and (2) the aggregate cost of our debt investments. However, we may borrow in excess of these amounts if such excess is approved by our board of directors, including a majority of our independent directors, and disclosed to stockholders in our next quarterly report along with justification for the excess. Our board of directors will review our aggregate borrowings, including secured and unsecured debt, at least quarterly to ensure the amount remains reasonable in relation to our net assets and may from time-to-time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair value of our assets, growth and acquisition opportunities or other factors they deem appropriate.

Operating Policies

        Credit Risk Management.    We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets and the nature and level of credit enhancements supporting our debt investments. Our advisor and our executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic concentrations. Our board of directors will monitor the overall portfolio risk and levels of provision for loss.

        Interest Rate Risk Management.    We expect to follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings for our debt investments by attempting to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets, which we refer to as match funding. As part of this strategy, we may engage in hedging transactions which may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable or economically unavoidable

        Equity Capital Policies.    Our board of directors may amend our charter to increase the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in this offering, our board may elect to: (i) sell additional shares in this or future public offerings; (ii) issue equity interests in private offerings ; (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or to our sponsor pursuant to its commitment to purchase shares at our request as needed to fund distributions during the two-year period following commencement of this offering in the amount by which distributions paid for any calendar quarter exceeds our AFFO for such quarter; or (iv) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interest of our operating partnership. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies

        The period that we will hold our investments will vary depending on the type of asset, interest rates and other factors. Our advisor will continually perform a hold-sell analysis on each equity asset we own in order to determine the optimal time to hold the asset and generate a strong return to our stockholders. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our company.

Investment Limitations

        Our charter places numerous limitations on us with respect to the manner in which we may invest our capital prior to a listing of common stock. Pursuant to our charter, we may not:

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  invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing and select commercial real estate equity investments and mortgages;

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  invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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  make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determine and in all cases in which the transaction is with any of our directors or our sponsor and its affiliates, we will obtain an appraisal from an independent appraiser;

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  make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our sponsor or its affiliates;

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  invest in equity securities, other than investments in equity securities of publicly-traded companies, unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

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  make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to

    85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

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  make investments in unimproved real property or mortgage loans on unimproved real property in excess of 10% of our total assets;

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  issue "redeemable securities," as defined in Section 2(a)(32) of the Investment Company Act (this limitation, however does not limit or prohibit the operation of our share repurchase program);

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  issue debt securities in the absence of adequate cash flow to cover debt service;

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  grant options or warrants to purchase shares to our sponsor or its affiliates or to officers or directors affiliated with our sponsor except on the same terms as the options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to such persons cannot exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

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  issue shares on a deferred payment basis or under similar arrangement;

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  engage in trading, except for the purpose of short-term investments;

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  engage in underwriting or the agency distribution of securities issued by others;

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  invest in the securities of any entity holding investments or engaging in activities prohibited by our charter; or

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  make any investment that our board of directors believes will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Investment Company Act Considerations

        We expect that we will not fall under the definition of, and will therefore not be required to register as, an investment company. Under Section 3(a)(1) of the Investment Company Act, an issuer is deemed to be an "investment company" if:

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  pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or the holding-out test; and

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  pursuant to Section 3(a)(1)(C), it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire "investment securities" having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% test. "Investment securities" excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7), relating to private investment companies.

        We are organized as a holding company that conducts its businesses primarily through our operating partnership. We believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership's wholly-owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the noninvestment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other debt interests in real estate.

        Both we and our operating partnership intend to conduct our operations so that we also comply with the 40% test. We expect that most of our assets will be held, directly or indirectly, through wholly-owned or majority-owned subsidiaries of our operating partnership. We further expect that most of these subsidiaries will be able to rely on Section 3(c)(5)(C) of the Investment Company Act which are not included as investment securities for purposes of the 40% test. The Section 3(c)(5)(c) exception is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption generally requires that at least 55% of a subsidiary's portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets).

        The other subsidiaries of our operating partnership should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Additionally, we may in the future organize special purpose subsidiaries of the operating partnership that will borrow under or participate in government-sponsored incentive programs that seek to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7.

        To comply with the 40% test, the securities issued to our operating partnership by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of "investment company" based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, rather than Section 3(c)(5)(c), together with any other investment securities our operating partnership may own, may not have a value in excess of 40% of the value of our operating partnership's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test.

        If, however, the value of the subsidiaries of our operating partnership that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of the assets of our operating partnership (which is most likely to occur if such subsidiaries do not own a sufficient amount of qualifying real estate assets or real estate-related assets to rely on Section 3(c)(5)(C)), then we and our operating partnership may seek to rely on Section 3(c)(6) if we and our operating partnership are "primarily engaged," through wholly-owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly-owned or majority-owned subsidiaries of our operating partnership.

        Regardless of whether we and our operating partnership must rely on Section 3(c)(6) to avoid registration as an investment company, we expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying real estate assets and in assets that are not real estate-related assets.

        For purposes of the exclusions provided by Sections 3(c)(5)(C) and 3(c)(6), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset.

  Commercial Real Estate Debt

        First Mortgage Loans.    Consistent with SEC no-action letters, a first mortgage loan will be treated as a qualifying real estate asset, as long as the loan is "fully secured" by real estate at the time we originate or acquire the loan but we will consider a loan with a loan-to-value ratio in excess of 100% to be real estate-related assets if the real estate securing the loan has an appraised value of 55% of the fair market value of the loan on the date of acquisition.

        Subordinate Mortgage Loans.    Subordinate mortgages that are junior to a mortgage owned by another lender, or second mortgages, will be treated as qualifying real estate assets if the real property fully secures the second mortgage.

        A portion of our investments will consist of real estate debt investments secured by 100% of the equity securities of a special purpose entity that owns real estate, or mezzanine loans. Mezzanine loans will be treated as qualifying real estate assets so long as they are structured as "Tier 1" mezzanine loans in accordance with the criteria set forth in the Capital Trust, Inc. No-Action Letter (May 24, 2007).

        We will treat bridge loans as qualifying real estate assets if such loans are fully secured by real estate. With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. The SEC has not issued no-action letters specifically addressing construction loans which are funded over time. If the SEC takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

        If one of our subsidiaries provides financing to an entity that is primarily engaged in the real estate business, we will treat the loan as a real estate-related asset or a miscellaneous asset depending on the nature of the business and assets of the borrower. The treatment of any other loans as qualifying real estate assets and real estate-related assets will be based on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with SEC guidance.

  Healthcare-Related Securities

        CMBS.    CMBS are securities backed by pools of loans secured by first or, less often, junior mortgages. Accordingly, we will treat CMBS as real estate-related assets.

        Publicly-traded REIT Debt Securities.    Senior unsecured debt securities of publicly-traded equity REITs are typically not considered qualifying real estate assets and will be treated as real estate-related assets.

        CDOs.    We do not generally expect investments in CDOs to be qualifying real estate assets. We will treat a CDO investment as a real estate-related asset if the entity that issues the CDOs primarily owns debt obligations related to real estate.

  Real Estate and Real Estate Equity Investments

        Real Property.    An investment in real property will be treated as a qualifying real estate asset.

        Joint Venture Interests.    Consistent with SEC guidance, when measuring Section 3(c)(6) and Section 3(c)(5)(C) compliance, we will calculate asset values on an unconsolidated basis which means that when assets are held through another entity, we will treat the value of our interest in the entity as follows:

            (i)  If we own less than a majority of the voting securities of the entity, then we will treat the value of our interest in the entity as real estate-related assets if the entity engages in the real estate business, such as a REIT relying on Section 3(c)(5)(C), and otherwise as miscellaneous assets.

           (ii)  If we own a majority of the voting securities of the entity, then we will allocate the value of our interest in the entity among qualifying real estate assets, real estate-related assets and miscellaneous assets in proportion to the entity's ownership of qualifying real estate assets, real estate-related assets and miscellaneous assets.

          (iii)  If we are the general partner or managing member of an entity, then: (a) we will treat the value of our interest in the entity as in item (ii) above if we are actively involved in the management and operation of the venture and our consent is required for all major decisions affecting the venture; and (b) we will treat the value of our interest in the entity as in item (i) above if we are not actively involved in the management and operation of the venture or our consent is not required for all major decisions affecting the venture.

        Equity Interest in an Entity that is an Owner of Commercial Property.    Although the SEC staff has not taken a position with respect to these interests, as with joint ventures, we will conduct the same analysis with respect to an equity interest in an entity that only owns commercial property, including term preferred equity, on a case-by-case basis to determine how such investments should be treated.

        Investments in a Loan, Security or Other Full Recourse Obligations for which the Business of the Related Obligor is Significantly Related to Real Estate.    Although the SEC staff has not taken a position with respect to these investments, we will treat them based on the characteristics of the underlying collateral and whether we have foreclosure rights with respect to underlying real estate collateral, if any. If these investments are without any indicia of ownership of the underlying property, they would be considered real estate-related assets.

        Government-Sponsored Incentive Programs.    We may in the future organize special purpose subsidiaries of the operating partnership that will borrow under or participate in government-sponsored incentive programs. We expect that some of these subsidiaries will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, the operating partnership's interest in each of these subsidiaries would constitute an "investment security" for purposes of determining whether the operating partnership passes the 40% test. Also, we may in the future organize one or more subsidiaries that seek to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with the rule and any guidance that may be issued by SEC staff on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur.

  Absence of No-Action Relief

        If certain of our subsidiaries fail to own a sufficient amount of qualifying real estate assets or real estate-related assets, we could be characterized as an investment company. We have not sought a no-action letter from the SEC staff regarding how our investment strategy fits within the exceptions from registration under the Investment Company Act on which we and our subsidiaries intend to rely. To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Liquidity

        Subject to then-existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage. While we expect to seek a liquidity transaction in this time frame, a suitable transaction may not become available and market conditions for a transaction may not be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or roll-off to scheduled maturity of our assets, a sale or merger of the company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.

        Prior to our completion of a liquidity transaction, our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased, subject to certain restrictions and limitations.

PLAN OF OPERATION

General

        We were formed as a Maryland corporation on October 5, 2010 and, as of the date of this prospectus, we have not commenced operations. We will not commence any significant operations until we have raised the minimum offering amount of $2,000,000 from persons who are not affiliated with us or our advisor.

        We intend to use substantially all of the proceeds of this offering to originate, acquire and manage a diversified portfolio of debt and equity investments in healthcare real estate, with a focus on the senior housing sector which we define as skilled nursing, assisted living, memory care and independent living facilities, with a primary emphasis on private pay assisted living and memory care facilities. In addition, we may originate and acquire debt and equity investments in other healthcare property types, including medical office buildings and rehabilitation facilities. We expect that the majority of our portfolio will consist of debt. We expect that our commercial real estate debt investments will consist of first mortgage loans, subordinate mortgages, mezzanine loans, preferred equity investments, participations in such loans and healthcare-related real estate securities. We also expect to make equity investments in the same property types, primarily in the form of net lease transactions whereby we will purchase a property and lease the property back to an operator where the operator/lessee agrees to pay expenses normally associated with the ownership of a property, such as utilities, repairs, insurance and taxes. We plan to diversify our portfolio by investment type, investment size, investment location and investment risk with the goal of attaining a portfolio of investments that provide attractive and stable returns to our investors. As of the date of this prospectus, we have not commenced operations nor have we identified any investments in which there is a reasonable probability that we will invest.

        NorthStar Senior Care Advisor is our advisor. As our advisor, it will manage our day-to-day operations and our investment portfolio. Our advisor also has the authority to make all of the decisions regarding our investments, subject to the limitations in our charter and the direction and oversight of our board of directors. Our advisor will also provide asset management, marketing, investor relations and other administrative services on our behalf.

        We intend to make an election to be taxed as a REIT under the Internal Revenue Code, commencing with our short taxable year beginning with the date that we have satisfied the minimum offering requirements and issued shares of common stock in this offering and ending December 31 of such year. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes commencing with our short taxable year ending December 31 of the year in which we satisfy the minimum offering requirements, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes thereafter.

Liquidity and Capital Resources

        We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to originate and purchase a diversified portfolio of debt and equity investments in healthcare real estate and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed cash from our operations. As of the date of this prospectus, we have not made any investments, and our total assets consist of approximately $200,000 in cash. For information regarding the anticipated use of proceeds from this offering, see "Estimated Use of Proceeds."

        We will not sell any shares in this offering unless we raise a minimum of $2,000,000 in gross offering proceeds from persons who are not affiliated with us or our advisor. If we are unable to raise substantially more funds in the offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate more significantly with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

        We currently have no outstanding financings and have not received a commitment from any lender to provide us with financing. Once we have fully invested the proceeds of this offering, we expect that our debt financing will not generally exceed 50% of the greater of the cost or fair value of our investments, although it may exceed this level as we are building our portfolio or otherwise. Our charter does not limit us from utilizing financing until our borrowings exceed an amount that is generally expected to approximate 75% of the sum of (1) the aggregate cost of our properties before non-cash reserves and depreciation and (2) the aggregate cost of our debt investments. We cannot exceed this limit unless any excess in borrowing over such level is approved by our Board of Directors, including a majority of independent directors.

        In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and the dealer manager fee and payments to the dealer manager and our advisor for reimbursement of certain organization and offering expenses. However, our advisor has agreed to reimburse us to the extent that selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. During our acquisition and development stage, we expect to make payments to our advisor in connection with the selection and origination or purchase of investments, the management of our assets and costs incurred by our advisor in providing services to us. For a discussion of the compensation to be paid to our advisor and the dealer manager, see "Management Compensation."

        We intend to elect to be taxed as a REIT and to operate as a REIT commencing with our short taxable year beginning with the date that we have satisfied the minimum offering requirements and issued shares of common stock in this offering and ending December 31 of such year. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare daily distributions and pay distributions on a monthly basis. We have not established a minimum distribution level.

Market Outlook

  Real Estate Finance Markets

        The deterioration of credit in the residential mortgage market in 2007 expanded to almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate bonds and loans. This resulted in a general reduction in the supply, and a corresponding increase in the cost, of financing in the commercial real estate sector. Beginning in 2007 and continuing through 2009, the credit spreads on CMBS and commercial real estate loans significantly widened. During 2010 and continuing through the first half of 2011, increasing investor demand for high-quality commercial real estate fixed-income products started reversing the trends of 2007 through 2009, decreasing the cost of debt. However, the market has recently been challenged due to recent political indecisiveness concerning the U.S. debt ceiling and the Standard & Poor's downgrading of the U.S. government credit rating, combined with international instability.

        Despite some gradual improvement of commercial real estate capital markets, additional factors have contributed to a scarcity of capital for real estate relative to demand, including continued weak macroeconomic conditions, increasing credit issues relating to commercial real estate loans originated prior to the recent recession and an uncertainty regarding the extent to which the economy will recover. These circumstances have materially impacted the cost and availability of capital for borrowers. The healthcare real estate finance markets tend to attract new capital more slowly than more traditional commercial real estate property types because of significant barriers to entry for new lenders to healthcare property owners. Lending to the healthcare real estate sector requires an in-depth understanding of the healthcare regulatory environment and the specialized nature of healthcare facilities operations. While these supply constraints may create opportunities for attractive investments in the healthcare property debt sector, they may also provide challenges to us when seeking debt financing on attractive terms for our net lease healthcare property portfolio.

        In addition, these trends have resulted in a dramatic reduction in the volume of commercial property acquisitions, an increase in capitalization rates and a decrease in property values. Poor economic conditions have also negatively impacted commercial real estate fundamentals as demonstrated by lower occupancy rates and rental rates, which could affect our portfolio of healthcare property investments and the collateral securing the loan investments we may make.

  Senior Housing Facilities

        We believe owners and operators of senior housing facilities and other healthcare properties are benefitting from demographic trends, specifically the aging of the U.S. population, and the increasing demand for inpatient, outpatient and physician-based healthcare services. As a result of these demographic trends, we expect healthcare costs to increase at a faster rate than the available funding from both private sources and government-sponsored healthcare programs. As healthcare costs increase, insurers, individuals and the government are pursuing the lowest cost providers of healthcare. Senior housing facilities, such as assisted living and skilled nursing facilities, for which the staffing requirements and associated costs are often significantly lower than in higher acuity healthcare settings, such as short or long-term acute-care hospitals, in-patient rehabilitation facilities and other post-acute care settings, provide treatment to patients in more cost effective settings. Recent regulatory changes have created incentives for long-term acute-care hospitals and in-patient rehabilitation facilities to minimize patient lengths of stay and placed limits on the type of patient that can be admitted to these facilities, thereby increasing the demand for senior housing facilities. The growth in total demand for healthcare, broad U.S. demographic changes and the shift towards cost effective outpatient settings is resulting in dynamic changes to the healthcare delivery system.

Critical Accounting Policies

        Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results. Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Investments in Real Estate

        Real Estate Acquisitions.    Acquisitions of properties will be accounted for utilizing the acquisition method in accordance with GAAP. Accordingly, the acquisition cost will be allocated to tangible and intangible assets and liabilities based upon their fair values. The fair value of tangible assets acquired will be determined by valuing the property as if it were vacant, applying methods similar to those used by independent appraisers of income-producing property. The resulting value will be then allocated to land, buildings, tenant improvements and furniture, fixtures and equipment based upon management's determination of the relative fair value of these assets. The assumptions used in the allocation of fair values to assets acquired will be based upon management's best estimates at the time of evaluation.

        Fair value will assigned to above-market and below-market leases based upon the difference between: (a) the contractual amounts to be paid by the tenant based upon the existing lease; and (b) management's estimate of current market lease rates for the corresponding in-place leases, over the remaining terms of the in-place leases. Deferred above-market lease amounts will be reflected as a reduction to rental revenue over the remaining terms of the respective leases. Deferred below-market lease amounts will be accreted to rental revenue over the remaining terms plus renewal options of the respective leases. If a tenant vacates its space prior to the contractual termination of the lease and no rental payments are being made on the lease, any unamortized balances of the related intangible assets will be written-off.

        The aggregate value of other acquired intangible assets will consist of in-place leases and tenant relationships. The fair value allocated to acquired in-place leases will consist of a variety of components including, but not necessarily limited to: (a) the value associated with avoiding the cost of originating the acquired in-place leases (i.e., the market cost to execute a lease, including leasing commissions and legal fees, if any); (b) the value associated with lost revenue related to tenant reimbursable operating costs estimated to be incurred during the assumed lease-up period (i.e., real estate taxes, insurance and other operating expenses); (c) the value associated with lost rental revenue from existing leases during the assumed lease-up period; and (d) the value associated with any other inducements to secure a tenant lease.

  Revenue Recognition

        Rental income will be recognized on a straight-line basis over the non-cancelable term of the respective leases.

  Loan Investments

        We intend to hold a majority of our loan investments to maturity and, accordingly such investments will be carried at cost, net of any unamortized deferred fees and costs, and any allowance for loan losses.

  Provision for Loan Losses, Impairment and Allowance for Doubtful Accounts

        Management will maintain a provision for losses on its real estate debt investments, if required. A provision will be established for loans that are either non-performing or where there are any indicators of possible impairment. A loan is generally categorized as non-performing if it is in maturity default or it is past due at least 90 days on its contractual debt service payments. Management will assess the credit quality of the portfolio and adequacy of reserves on a quarterly basis, or more frequently as necessary. Significant judgment of management is required in this analysis. Management will consider the estimated net recoverable value of the loans as well as other factors, including but not limited to fair value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the economic situation of the region where the borrower does business. Because this determination is based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized may differ materially from the carrying value as of the balance sheet date.

        Income recognition is suspended for the loans at the earlier of the date at which payments become 90-days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition is resumed when the suspended loan becomes contractually current and performance is demonstrated to be resumed. A loan is written off when it is no longer realizable and legally discharged.

        Our real estate investments will also be reviewed on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value of our operating real estate may be impaired or that its carrying value may not be recoverable. A property's value is considered impaired if management's estimate of the aggregate future undiscounted cash flows to be generated by the property is less than the carrying value of the property. In conducting this review, management considers U.S. macroeconomic factors, including real estate sector conditions, together with asset specific and other factors. To the extent an impairment has occurred and is considered to be other than temporary, the loss will be measured as the excess of the carrying amount of the property over the calculated fair value of the property.

        Allowances for doubtful accounts for tenant receivables will be established based on periodic review of aged receivables resulting from estimated losses due to the inability of tenants to make required rent and other payments contractually due. Additionally, we will establish, on a current basis, an allowance for future tenant credit losses on billed and unbilled rents receivable based upon an evaluation of the collectability of such amounts.

  Equity-based Compensation

        We will adopt the fair value method of accounting for equity-based compensation awards. The fair value method of accounting requires an estimate of the fair value of the equity award at the time of grant rather than the intrinsic value method. For all fixed equity-based awards to employees and directors, which have no vesting conditions other than time of service, the fair value of the equity award at the grant date will be amortized to compensation expense over the award's vesting period. For performance-based compensation plans, we will recognize compensation expense at such time as the performance hurdle is anticipated to be achieved over the performance period based upon the fair value at the date of grant. For targeted-based compensation plans, we will recognize compensation expense over the vesting period based upon the fair value of the plan.

PRIOR PERFORMANCE SUMMARY

        The information presented in this section represents the historical operating results for our sponsor and the experience of real estate programs sponsored by our sponsor, which we refer to as the "prior real estate programs." Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in our sponsor or the prior real estate programs. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

        The returns to our stockholders will depend in part on the mix of assets in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of our sponsor or the prior real estate programs, the returns to our stockholders will vary from those generated by our sponsor or its prior real estate programs. Other than NS REIT, the prior real estate programs were conducted through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. In addition, our sponsor is a self-managed, publicly-traded company with an indefinite duration. As a result, you should not assume the past performance of our sponsor or the prior real estate programs described below will be indicative of our future performance.

Overview of Our Sponsor

        Our sponsor is a publicly registered, New York Stock Exchange listed company (NYSE: NRF) that is internally administered and managed and operates as a REIT. Our sponsor was formed in October 2003 to engage in the business of investing in and managing commercial real estate debt, commercial real estate securities and net lease properties. In October 2004, our sponsor commenced its operations upon the closing of its initial public offering.

        As of June 30, 2011, our sponsor has raised $1.7 billion of capital including common equity, preferred equity, trust preferred securities and exchangeable senior notes. As of the same date, our sponsor manages $7.3 billion of assets, consisting of $3.0 billion of commercial real estate debt that it has originated or acquired, including first mortgage loans, subordinate mortgage interests, mezzanine loans and other loans; $3.3 billion of commercial real estate securities, such as CMBS, unsecured REIT debt and CDO notes; and $1.0 billion of office, industrial, retail and healthcare-related properties across the United States that are net leased on a long-term basis to corporate tenants or healthcare facility operators. Our sponsor's portfolio is diversified by investment size, security type, property type and geographic region.

        Our sponsor's primary investment objectives are similar to ours. Our sponsor seeks to produce attractive risk-adjusted returns and to generate predictable cash flow for distribution to its stockholders. However, given the different capital markets conditions that prevailed when our sponsor acquired its investment portfolio and broader market concerns that persist generally regarding the ultimate performance of pre-2008 originated investments, commonly called "legacy assets," our sponsor has greatly reduced its new investment volume due to the current unattractive cost of new equity capital. The profitability and performance of our sponsor's business is a function of several metrics: (i) growth of assets under management; and (ii) growth in AFFO, which is a non-GAAP measure of cash flow from operations. The credit quality of our sponsor's investments, the diversification of its portfolio and the underwriting and portfolio management capabilities of the members of our sponsor's management team, who also serve as our advisor's management team, are additional key factors in the performance of our sponsor's business. Since the completion of its initial public offering through June 30, 2011, our sponsor has grown its assets under management by more than 500%.

        The following table summarizes distributions paid and distribution yield for shares of our sponsor's common stock from January 1, 2008 through June 30, 2011:

	Year Ended December 31,			2011
	2008	2009(5)	2010	Q1	Q2
Distributions per share(1)	$1.44	$0.55	$0.40	$0.10	$0.10
Return of capital(2)	$0.32	$—	$—	N/A	N/A
Distribution yield(3)(4)	18.9%	16.8%	10.2%	7.7%	8.8%

(1)
Distributions paid during a quarter are generally based on the prior quarter's income.

(2)
Distributions paid on common stock included a return of capital for 2008.

(3)
For 2011, based on the common distribution paid during each quarter on an annualized basis divided by the average closing share price during each respective calendar quarter.

(4)
Because the distribution yield is based on the average stock price, increases in yield could be attributable to decreases in stock price, rather than increases in distribution amounts.

(5)
The distribution in the first quarter of 2009 of $0.25 per share was paid 60% in common stock and 40% in cash.

        The following table summarizes the sources of distributions paid on shares of our sponsor's common stock for the full year in 2008, 2009 and 2010 and for each quarter in 2011. During the periods presented below, operating cash flows have been less than total dividends and distributions paid for 12 of the 14 fiscal quarters.

	Year Ended December 31,			2011
(Amounts in thousands)	2008	2009(1)	2010	Q1	Q2
Operating cash flow	$87,612	$54,518	$35,558	$(700)	$13,546
Distribution amount paid from unrestricted cash	39,435	15,832	32,238	16,793	4,325

Total sources	$127,047	$70,350	$67,796	$16,093	$17,871
Preferred dividends	(20,928)	(20,928)	(20,928)	(5,232)	(5,232)
Preferred dividends to healthcare venture partner(2)	(4,988)	(10,500)	(10,500)	(2,625)	(2,625)
Common dividends and distributions	(101,131)	(30,388)	(32,914)	(8,236)	(10,014)

Total dividends and distributions paid	$(127,047)	$(61,816)	$(64,342)	$(16,093)	$(17,871)

(1)
The distribution in the first quarter of 2009 reflects the 40% paid in cash.

(2)
On July 14, 2011, our sponsor redeemed the $100 million convertible preferred membership interest from Inland American Real Estate Trust, Inc. Periods presented include 10.5% distribution per annum.

  Impact of Current Market Conditions on Our Sponsor

        Our sponsor's business and financial condition can be affected by macro real estate market conditions and other factors affecting commercial real estate, including, without limitation, credit market stability, interest rate levels, global, national, regional and local economic conditions and supply and demand real estate investments.

        Our sponsor's financial results and condition, like most financial services and real estate companies, have been negatively impacted by the prolonged poor economic conditions. Virtually all commercial real estate property types were adversely impacted by the recent economic recession, including core property types such as hotel, retail, office, industrial and multifamily properties. Land, condominium and other commercial property types were more severely impacted. Potential credit issues not only reduce our sponsor's earnings, but also may negatively impact its cash flow. As a result, cash flows and values associated with properties serving as collateral for our sponsor's loans are generally weaker than expected when first originated. Despite mixed economic conditions, investor interest has begun to return to commercial real estate especially in urban areas having high concentrations of institutional quality real estate, and in certain asset types such as apartments and hotels that are expected to benefit quickly from recovering economic conditions. Our sponsor had credit loss reserves of 7.2% on its total loan portfolio as of June 30, 2011. During the remainder of 2011, the degree to which commercial real estate values erode or improve in the markets in which our real estate collateral is located will impact the level of loan losses in our sponsor's asset base. See "Risk Factors—Risks Related to an Investment in Us—Any adverse changes in our sponsor's financial health or our relationship with our sponsor or its affiliates could hinder our operating performance and the return on your investment." More detailed descriptions of our sponsor's financial condition, any material litigation and other risks relating to our sponsor can be found in its filings at www.sec.gov.

  Commercial Real Estate Debt Business

        As of June 30, 2011, $2.9 billion, or 41%, of our sponsor's assets under management was invested in its commercial real estate debt business across a portfolio of 130 loan positions secured by liens on commercial real estate investments of varying security and property types . As of June 30, 2011, our sponsor's real estate loan portfolio was comprised of 68% first mortgage loans, 10% junior participations in first mortgage loans, and 22% mezzanine loans and preferred equity investments.

        The following summarizes the portfolio's diversity across property type and geographic location as of June 30, 2011, based on principal amount. This data excludes our sponsor's purchase of a CDO from CapitalSource, Inc., or the CSE CDO, in July 2010, for approximately $7 million, as it was an opportunistic investment where the underlying collateral consisted of approximately $1.1 billion of non-performing, sub-performing and performing loans and participation loans that were solely originated by CapitalSource, Inc. and is not representative of our sponsor's credit and origination process.

Loan Portfolio by Collateral Type	Loan Portfolio by Geographic Location

        Since the inception of its investing activities through June 30, 2011, and excluding the CSE CDO, our sponsor originated or purchased $4.6 billion of commercial real estate loans representing 240 total positions, of which 63% were directly originated and 37% were purchased from third parties. Our sponsor has been repaid on 105 of these loan positions totaling $1.8 billion of loan commitments at a weighted average return on equity of 18% and has experienced limited losses on repaid assets.

        Our sponsor has realized a 12% weighted average return on equity on 45 first mortgage loans of $829 million, a 22% weighted average return on equity on 25 subordinate mortgage interests of $366 million, and a 20% weighted average return on equity on 33 mezzanine loans of $542 million. Furthermore, our sponsor has realized a 34% weighted average return on equity on two preferred equity positions of $29 million.

        In funding its portfolio, our sponsor has endeavored to supplement its equity with available debt financing that matches the term or maturity of its loan assets. Our sponsor has to date successfully secured non-mark-to-market, match-term financing secured by 94% of its commercial real estate loan portfolio (93% of its originated commercial real estate loans and 95% of its purchased commercial real estate loans). In addition, the CSE CDO is secured by $1.0 billion of non-mark-to-market, match-term financing.

  Healthcare Investments

        As of June 30, 2011, $560 million, or 8%, of our sponsor's assets under management was invested in healthcare investments through NRF Healthcare, which owns a portfolio of 78 healthcare properties with a historical cost of $558 million and two first mortgage loans secured by healthcare properties with a historical cost of $2 million. Formed in May 2006, NRF Healthcare was originally a joint venture with Chain Bridge Capital LLC, a private investor in healthcare assets. In July 2008, the joint venture received a $100 million preferred membership investment from Inland American Real Estate Trust, Inc., a public, non-listed REIT. In December 2009, our sponsor purchased all of the membership interest of Chain Bridge Capital LLC in NRF Healthcare and as a result, now holds 100% of the common equity membership interest in NRF Healthcare. In July 2011, our sponsor redeemed the $100 million preferred membership investment from Inland American Real Estate Trust, Inc.

        The 78 healthcare properties in the NRF Healthcare portfolio are comprised of 32 assisted living facilities (ALF), 29 skilled nursing facilities (SNF), 13 independent living facilities (ILF), two continuing care retirement communities (CCRC), one medical office building (MOB) and one life science campus (Campus). All of the senior housing facilities are leased on a triple-net basis to regional, middle market and third-party operators.

        NRF Healthcare has invested $245 million of equity since inception in 2006. All of the properties in the NRF Healthcare portfolio have been financed with mortgages provided by various financial institutions totaling $398 million. Since inception through June 30, 2011, NRF Healthcare has sold 39 healthcare properties for a total gain on sale of $24 million.

        The following summarizes the healthcare portfolio by property type and geographic locations as of June 30, 2011, based on purchase price.

Healthcare by Collateral Type	Healthcare by Geographic Location

  Core Net Lease Property Business

        As of June 30, 2011, $406 million, or 5%, of our sponsor's total assets under management was invested in its core net lease business, consisting of a portfolio of office, retail and industrial research facilities totaling 3.2 million square feet. Since inception through June 30, 2011, our sponsor has sold four properties totaling 85,455 square feet for a total gain on sale of $44 million.

        The following summarizes the core net lease portfolio's diversity across property type and geographic location as of June 30, 2011, based on purchase price.

Core Net Lease by Collateral Type	Core Net Lease by Geographic Location

  Commercial Real Estate Securities Business

        As of June 30, 2011, $3.4 billion, or 46%, of our sponsor's assets under management was invested in a portfolio of real estate securities, of which $2.8 billion was CMBS. As of June 30, 2011, the average credit rating was B/B2 with weighted average credit support of 10% supporting such investments without consideration of the borrowers' underlying equity in such properties.

        The following summarizes our sponsor's CMBS assets under management by vintage and securities asset type based on principal amount as of June 30, 2011.

CMBS by Vintage	Securities by Type

Our Sponsor's Prior Investment Programs

        Since our sponsor commenced operations, in addition to managing its own portfolio as described above, it has managed third-party capital in three real estate-related investment programs: NorthStar Real Estate Securities Opportunity Fund LP, a multi-investor institutional fund organized to invest in real estate-related securities, which we refer to as the Securities Opportunity Fund, NSIO REIT and NS REIT. In addition, our sponsor previously managed NorthStar Funding, LLC, a joint venture between NorthStar Funding Management LLC, an indirect subsidiary of our sponsor, and a single institutional investor organized for the purpose of making investments in subordinate real estate debt, which we refer to as the NSF Venture. We do not consider the NSF Venture to be a prior real estate program of our sponsor because NorthStar Funding Management LLC and the institutional fund jointly approved the investments the NSF Venture made. Nonetheless, we have included a description of the history of the NSF Venture because we believe it is relevant to an evaluation of our sponsor's performance as an investment manager.

  NorthStar Real Estate Securities Opportunity Fund LP

        The Securities Opportunity Fund is a hedge fund formed by our sponsor on June 25, 2007 to invest primarily in real estate securities, a majority of which were intended to be financed using the CDO market. In July 2007, the Securities Opportunity Fund raised $81 million of equity capital from five unaffiliated, non-U.S. investors who agreed to defer redemption rights for between one to three years, and our sponsor contributed $28 million of its own equity capital to the fund. The Securities Opportunity Fund raised a total of $109 million during its initial offering period. Subsequently, our sponsor contributed an additional $25 million to fund margin calls. A wholly-owned affiliate of our sponsor was the manager and general partner of the Securities Opportunity Fund. The Securities Opportunity Fund is currently in the process of completing a liquidation.

  NorthStar Income Opportunity REIT I, Inc.

        On June 10, 2009, NSIO REIT commenced a private placement sponsored by our sponsor, pursuant to which it offered up to $100,000,000 in shares of common stock to accredited investors. NSIO REIT was formed to originate, invest in and manage a diversified portfolio of commercial real estate investments consisting of: (i) commercial real estate loans, including senior mortgage loans, subordinate mortgages, mezzanine loans and participations in such loans; (ii) commercial real estate-related securities, such as CMBS, CDOs, unsecured REIT debt and preferred stock of publicly-traded REITs; and (iii) select commercial real estate equity investments.

        On September 8, 2010, the NSIO REIT board of directors terminated its private placement in contemplation of a proposed merger of NSIO REIT with and into NS REIT, which closed on October 18, 2010, as described below. Through September 8, 2010, NSIO REIT had raised gross offering proceeds of $35 million from the sale of 3.7 million shares to 499 investors in its private placement.

  NorthStar Real Estate Income Trust, Inc.

        On July 19, 2010, NS REIT commenced its initial public offering sponsored by our sponsor, pursuant to which it is offering up to $1.1 billion in shares of common stock to the public. NS REIT was formed to originate, acquire and manage a portfolio of commercial real estate debt, commercial real estate securities and select commercial real estate equity investments.

        On October 18, 2010, the merger of NSIO REIT with and into NS REIT closed, with NS REIT as the surviving entity. Each share of NSIO REIT issued and outstanding immediately prior to the merger was converted into the right to receive, at the election of the holder of such NSIO REIT share: (1) cash, without interest, in an amount of $9.22 per share; or (2) 1.024 shares of NS REIT's common stock for every one share of NSIO REIT stock. NSIO REIT stockholders owning multiple shares were entitled to elect to receive a combination of cash and shares of common stock. As a result of the merger, NS REIT issued 2.9 million unregistered shares of common stock to 411 NSIO REIT stockholders.

        NS REIT's offering will terminate on July 19, 2012 unless extended by its board of directors.

        The NS REIT prospectus discloses that, subject to then-existing market conditions, NS REIT expects to consider alternatives for providing liquidity to its stockholders beginning five years from the completion of its offering stage. While NS REIT expects to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. NS REIT's board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in its best interests. A liquidity transaction could consist of a sale or roll-off to scheduled maturity of NS REIT's assets, a sale or merger of the company, a listing of NS REIT's shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by NS REIT's board of directors, approval of NS REIT's stockholders. NS REIT does not have a stated term, because NS REIT believes that setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of its stockholders.

  NorthStar Funding, LLC

        The initial businesses and assets contributed to our sponsor at the inception of its operations included a 5% equity interest in the NSF Venture and a 50% equity interest in NorthStar Funding Management LLC, the managing member of the NSF Venture. As managing member, NorthStar Funding Management LLC was responsible for the origination, underwriting, structuring, closing and asset management of investments made by the NSF Venture, all of which were selected by our sponsor.

        The NSF Venture originated or acquired a total of $136 million of subordinate real estate debt investments in eight loan positions, comprised 95% commercial office buildings and 5% multifamily collateral. The NSF Venture did not utilize leverage to acquire its investments or enhance returns. The NSF Venture realized on $90 million of investments of a weighted average return on equity of 15%.

        In February 2006, our sponsor sold its outstanding interests in the NSF Venture to the institutional pension fund which owned the remaining equity interest in the NSF Venture and terminated the associated agreements.

  Factors Differentiating Us from Prior Investment Programs

        While our investment objectives are similar to those of each of these prior real estate-related investment programs and the NSF Venture, the risk profile and investment strategy of each of these prior programs and the NSF Venture differ from ours. The Securities Opportunity Fund is a traditional hedge fund that focused on structured and synthetic products, allowed for more aggressive levels of leverage and employed higher risk, long and short investment strategies. The investment strategy of NSIO REIT was a broad investment strategy in commercial real estate debt focused on: (i) directly originating loans with improved structures and enhanced returns relative to legacy portfolios; (ii) purchasing discounted loans from distressed sellers; and (iii) purchasing commercial real estate securities at significant discounts to historical pricing. NS REIT's investment strategy is very similar to that of NSIO REIT. The NSF Venture (which is no longer operational) invested exclusively in subordinate debt, without the use of leverage, and had no origination capabilities. In contrast, we are specifically focused on healthcare assets and also expect that a significant portion of our investment portfolio will be comprised of equity real estate.

Adverse Business Developments

        As a result of adverse changes in financial market conditions beginning July 2007, the market value of the Securities Opportunity Fund's securities investments declined significantly and investors in the Securities Opportunity Fund had experienced significant losses on their original investment. As a result of mark-to-market adjustments reflecting an overall decline in values of real estate securities generally, and a decline in value of the Securities Opportunity Fund's portfolio securing a $250 million warehouse agreement with a major commercial bank, the Securities Opportunity Fund was required to satisfy a series of contractually required margin calls. During the fourth quarter of 2007 and continuing in the first quarter of 2008, the Securities Opportunity Fund pledged a total of $59 million of cash collateral to the Security Opportunity Fund's warehouse lender, in addition to the $16 million pledged prior to the margin calls, as security for the obligation to purchase the securities from the lender at the maturity of the warehouse agreement. Our sponsor contributed additional amounts to the Securities Opportunity Fund to fund a significant portion of these margin calls. Ultimately, our sponsor, as the managing member of the Securities Opportunity Fund, determined that it was no longer in the best interests of the Securities Opportunity Fund to meet additional margin calls beyond its contractual requirements in the face of continuing declines in overall asset values. As a result, the lender exercised its right to take control of the collateral, resulting in a $28 million loss to our sponsor. During the first half of 2008, the Securities Opportunity Fund also monetized investment positions which were established to hedge its exposure to declining values securities financed under the warehouse agreement, thereby offsetting a portion of the recognized loss from the warehouse agreement.

        During the second quarter of 2010, our sponsor notified the Securities Opportunity Fund's administrator and limited partners of its decision to liquidate and dissolve the Securities Opportunity Fund. Accordingly, during the second quarter of 2010, the Securities Opportunity Fund began to liquidate its assets in an orderly manner. On July 7, 2010, the Securities Opportunity Fund completed the sale of its remaining investments. Our sponsor has determined the Securities Opportunity Fund's final net asset value and expects to complete the process of dissolving the Securities Opportunity Fund during 2011.

        Because the investments of the Securities Opportunity Fund were sold for less than their original purchase price, the investors in the Securities Opportunity Fund have realized negative rates of return. The internal rate of return for the investors on a weighted average basis will be (47)% upon final liquidation.

Additional Information

        Please see Tables I and II under "Prior Performance Tables" in this prospectus for more information regarding the fees paid to NorthStar affiliates by the prior real estate programs.

        Please see Tables III, IV and V under "Prior Performance Tables" in this prospectus for more information regarding the operating results of the prior real estate programs, information regarding the results of the prior real estate programs and information regarding the sales or disposals of investments by the prior real estate programs.

        Table VI in Part II of the registration statement of which this prospectus is a part, titled "Acquisition of Assets," provides additional information with respect to acquisitions by NorthStar and the prior real estate programs of commercial real estate debt since 2006. We will provide a copy of Table VI to you upon written request and without charge.

        Upon request, prospective investors may also obtain from us without charge copies of offering materials and any public reports prepared in connection with each of NS REIT and NorthStar Realty Finance Corp., including a copy of its most recent Annual Report on Form 10-K filed with the SEC within the last 24 months. We will also furnish upon request copies of the exhibits to the Form 10-K for which we may charge a reasonable fee. Many of the offering materials and reports prepared in connection with NS REIT and NorthStar Realty Finance Corp. are also available at www.            .com and www.nrfc.com, respectively. Neither the contents of these websites nor any of the materials or reports relating to NS REIT and NorthStar Realty Finance Corp. are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and other information that NS REIT and NorthStar Realty Finance Corp. file electronically as NorthStar Real Estate Income Trust, Inc. and NorthStar Realty Finance Corp., respectively, with the SEC.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

        The following is a summary of certain material federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common stock that you, as a potential stockholder, may consider relevant. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. This summary is based on the Internal Revenue Code; current, temporary and proposed Treasury Regulations promulgated thereunder; current administrative interpretations and practices of the IRS; and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.

        We have not requested, and do not plan to request, any rulings from the IRS concerning the tax treatment with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

        This summary of certain federal income tax consequences applies to you only if you acquire and hold our common stock as a "capital asset" (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, except to the extent discussed under the headings "—Taxation of Holders of Our Common Stock—Taxation of Tax-Exempt Stockholders" and "—Taxation of Holders of Our Common Stock—Taxation of Non-U.S. Stockholders," special rules not discussed here may apply to you if you are:

  •
  a broker-dealer or a dealer in securities or currencies;

  •
  an S corporation;

  •
  a partnership or other pass-through entity;

  •
  a bank, thrift or other financial institution;

  •
  a regulated investment company or a REIT;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  subject to the alternative minimum tax provisions of the Internal Revenue Code;

  •
  holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

  •
  holding our common stock through a partnership or other pass-through entity;

  •
  a non-U.S. corporation, non-U.S. trust, non-U.S. estate, or an individual who is not a resident or citizen of the United States;

  •
  a U.S. person whose "functional currency" is not the U.S. dollar; or

  •
  a U.S. expatriate.

        If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

        The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

        This summary generally does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations.

        This summary of certain material federal income tax consideration is for general information purposes only and is not tax advice. You are advised to consult your tax adviser regarding the federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

Taxation of NorthStar Senior Care Trust, Inc.

        We were organized in October 2010 as a Maryland corporation. From the time of our formation until we are treated as having more than one stockholder for federal income tax purposes, we will be a "qualified REIT subsidiary" of NRFC Sub-REIT Corp., a subsidiary of our sponsor. As described below, a qualified REIT subsidiary is disregarded for federal income tax purposes. While we are a qualified REIT subsidiary, our income, if any, will be treated as income of NRFC Sub-REIT Corp. We intend to elect to be taxed as a REIT commencing with our short taxable year beginning on the date that we have satisfied the minimum offering requirements and issued shares of common stock in this offering and ending December 31 of such year. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT.

  REIT Qualification

        This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

        In connection with this offering, Alston & Bird LLP will deliver an opinion to us that, commencing with our short taxable year beginning on the date that we have satisfied the minimum offering requirements and issued shares of common stock in this offering and ending December 31 of such year, we will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

        Investors should be aware that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

  Taxation of REITs in General

        As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under "—Requirements for Qualification—General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify" below.

        Provided that we qualify as a REIT, we generally will not be subject to federal income tax on our REIT taxable income that is distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that have historically resulted from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

        Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs.

        If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

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  We will be taxed at regular corporate rates on any taxable income, including undistributed net capital gains, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned;

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  We may be subject to the "alternative minimum tax" on our items of tax preference;

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions" and "—Foreclosure Property" below;

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  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a sale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable federal corporate income tax rate (currently 35%);

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount based upon the magnitude of the failure, adjusted to reflect our profitability;

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  In the event of a failure of the asset tests (other than certain de minimis failures), as described below under "—Asset Tests," as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests;

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  In the event of a failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and that violation is due to reasonable cause and not willful neglect, we will be required to pay a penalty of $50,000 for each such failure;

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  If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level;

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for Qualification—General";

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  A 100% tax may be imposed on certain items of income and expense that are directly or constructively paid between a REIT and a TRS if and to the extent that the IRS successfully adjusts the reported amounts of these items to conform to an arm's-length pricing standard;

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  If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in its hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax at the highest corporate income tax rate then applicable if we subsequently recognize the built-in gain on a disposition of any such assets during the ten-year period following the acquisition from the subchapter C corporation, unless the subchapter C corporation elects to treat the transfer of the assets to the REIT as a deemed sale;

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  The earnings of our lower-tier entities that are subchapter C corporations, if any, including domestic TRSs, are subject to federal corporate income tax;

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  If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by "disqualified organizations." Similar rules apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of "excess inclusion income," see "—Taxable Mortgage Pools." A "disqualified organization" includes:

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  the United States;

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  any state or political subdivision of the United States;

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  any foreign government;

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  any international organization;

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  any agency or instrumentality of any of the foregoing;

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  any other tax-exempt organization, other than a farmer's cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

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    any rural electrical or telephone cooperative.

    We do not currently intend to hold REMIC residual interests or interests in taxable mortgage pools.

        In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

  Requirements for Qualification—General

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

          (1)   that is managed by one or more trustees or directors;

          (2)   the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

          (3)   which would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

          (4)   that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

          (5)   the beneficial ownership of which is held by 100 or more persons;

          (6)   in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include specified entities);

          (7)   that properly elects to be taxed as a REIT and such election has not been terminated or revoked; and

          (8)   which meets other tests described below regarding the nature of its income and assets, its distributions, and certain other matters.

        The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. We are not required to satisfy conditions (5) and (6) for the first taxable year in which we elect to be taxed as a REIT.

        To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these recordkeeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We will satisfy this requirement.

        The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under "—Income Tests," in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, similar relief is available in the case of certain violations of the REIT asset requirements (see "—Asset Tests" below) and other REIT requirements (see "—Failure to Qualify" below), again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we were to fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT. Even if such relief provisions were available, the amount of any resultant penalty tax could be substantial.

  Effect of Subsidiary Entities

        Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership's assets, and to earn its proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership) are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership's equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in "—Tax Aspects of Investments in Partnerships."

        Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a "TRS" as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries owned by the REIT, or by a combination of the two. Other entities that are wholly owned by us, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to as "pass-through subsidiaries."

        In the event that one of our disregarded subsidiaries ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another of our disregarded subsidiaries—the subsidiary's separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset Tests" and "—Income Tests."

        Taxable Subsidiaries.    A REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. A corporation in which a TRS directly or indirectly owns more than 35% of its stock, by voting power or value, will automatically be treated as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. A TRS is subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

        A TRS may not directly or indirectly operate or manage any healthcare facilities or lodging facilities or provide rights to any brand name under which any healthcare facility or lodging facility is operated. A TRS may provide rights to any brand name under which any healthcare facility or lodging facility is operated if such rights are provided to an "eligible independent contractor" (as described below) to operate or manage a healthcare facility or lodging facility if such rights are held by the TRS as a franchisee, licensee or in a similar capacity and such healthcare facility or lodging facility is owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be treated as operating or managing a "qualified healthcare property" or a "qualified lodging facility" solely because the TRS directly or indirectly possess a license, permit or similar instrument enabling it to do so.

        A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the taxable subsidiary earns. Rather, the stock issued by the taxable subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the taxable subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).

  Income Tests

        We must satisfy two gross income requirements annually. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," must be derived from investments relating to real property or mortgages on real property, including "rents from real property;" dividends received from other REITs; interest income derived from mortgage loans secured by real property; income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC's assets are real estate assets, in which case all of the income derived from the REMIC; certain income from qualified temporary investments; and gains from the sale of real estate assets. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from "hedging transactions," as defined in "—Hedging Transactions," that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry select commercial real estate equity investments or to hedge certain foreign currency risks and that are clearly and timely identified as hedges will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.

        Rent that we receive from our real property will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

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  First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

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  Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS. Rent that we receive from a TRS will qualify as "rents from real property" as long as the "qualified healthcare property" is operated on behalf of the TRS by an "independent contractor" who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified healthcare properties" for any person unrelated to us and our TRS lessee (an "eligible independent contractor"). A "qualified healthcare property" includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility.

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  Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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  Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an "independent contractor," but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and non-customary services to our tenants without tainting our rental income for the related properties. See "—Taxable REIT Subsidiaries."

        In order for the rent paid under our leases to constitute "rents from real property," our leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

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  the intent of the parties;

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  the form of the agreement;

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  the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

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  the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

        If we lease properties to our TRS, the TRS's operating agreement with an eligible independent contractor must be respected as such. The federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

        We currently intend to structure any leases we enter into so that they will qualify as true leases for federal income tax purposes. Our belief is based, in part, on the following facts:

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  our operating partnership and the lessee intend for their relationship to be that of a lessor and lessee, and such relationship is documented by a lease agreement;

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  the lessee will have the right to exclusive possession and use and quiet enjoyment of the healthcare property covered by the lease during the term of the lease;

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  the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the healthcare property other than the cost of certain capital expenditures, and dictate, either directly or through third-party operators that are eligible independent contractors who work for the lessee during the terms of the leases, how the healthcare property will be operated and maintained;

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  the lessee generally will bear the costs and expenses of operating the healthcare property, including the cost of any inventory used in their operation, during the term of the lease;

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  the lessee will benefit from any savings and bear the burdens of any increases in the costs of operating the healthcare property during the term of the lease;

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  in the event of damage or destruction to a healthcare property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the healthcare property subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;

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  the lessee generally will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of: (1) injury to persons or damage to property occurring at the healthcare property; (2) the lessee's use, management, maintenance or repair of the healthcare property; (3) taxes and assessments in respect of the healthcare property that are obligations of the lessees; (4) any breach of the leases by the lessees, and (5) the nonperformance of contractual obligations of the lessees with respect to the healthcare property;

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  the lessee will be obligated to pay, at a minimum, material base rent for the period of use of the healthcare property under the lease;

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  the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, either directly or through the eligible independent contractors, operates the healthcare property;

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  we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the applicable lessee to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the healthcare property during the term of its lease; and

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  upon termination of each lease, the applicable healthcare property will be expected to have a substantial remaining useful life and substantial remaining fair market value.

        If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from our percentage and other leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status.

        We expect to enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions that we treat as true leases are financing arrangements or loans rather than true leases for federal income tax purposes. Recharacterization of a sale-leaseback transaction as a financing arrangement or loan could jeopardize our REIT status.

        As described above, in order for the rent that we receive to constitute "rents from real property," several other requirements must be satisfied. One requirement is that percentage rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages are fixed at the time the percentage leases are entered into; are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and conform with normal business practice.

        More generally, percentage rent will not qualify as "rents from real property" if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits.

        Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a "related party tenant"), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We anticipate that all of our healthcare properties will be leased either to third parties which do not constitute related party tenants or to our TRS. In addition, our charter prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

        Third, the rent attributable to the personal property leased in connection with the lease of a healthcare property must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a healthcare property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the healthcare property at the beginning and at the end of such taxable year (the "personal property ratio"). To comply with this limitation, our TRS lessee may acquire furnishings, equipment and other personal property. With respect to each healthcare property in which the TRS lessee or the applicable lessee does not own the personal property, we believe either that the personal property ratio will be less than 15% or that any rent attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

        Fourth, we cannot furnish or render non-customary services to the tenants of our healthcare properties, or manage or operate our healthcare properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an "independent contractor," but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the shares of one or more TRSs, which may provide non-customary services to our tenants without tainting our rents from the related healthcare properties. We will not perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs.

        If a portion of the rent that we receive from a healthcare property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular healthcare property does not qualify as "rents from real property" because either: (1) the percentage rent is considered based on the income or profits of the related lessee; (2) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs (including as a result of a senior housing facilities leased to our TRS failing to qualify as a "qualified healthcare property" or an operator engaged by our TRS to operate a "qualified healthcare property" failing to qualify as an eligible independent contractor); or (3) we furnish non-customary services to the tenants of the healthcare property, or manage or operate the healthcare property, other than through a qualifying eligible independent contractor engaged by a TRS, none of the rent from that healthcare property would qualify as "rents from real property." In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such as a lessee's proportionate share of a property's operational or capital expenses, such charges generally will qualify as "rents from real property." To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." However, to the extent that late charges do not qualify as "rents from real property," they instead will be treated as interest that qualifies for the 95% gross income test.

        Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we have a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and its income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

        To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

        We expect to hold mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the revenue procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the revenue procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

        We may receive distributions from TRSs or other corporations that are not REITs. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Any dividends we received from a REIT will be qualifying income for purposes of both the 75% and 95% gross income tests.

        We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the borrower's income and profits. Other fees are not qualifying income for purposes of either gross income test.

        Any income or gain we derive from instruments that hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, will not be treated as income for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if our failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test, adjusted to reflect the profitability of such gross income.

  Asset Tests

        At the close of each calendar quarter, we must satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, certain kinds of mortgage-backed securities and mortgage loans and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

        Second, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets.

        Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to "straight debt" and certain other securities, as described below.

        Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of the REIT's total assets.

        Fifth, no more than 25% of the value of our total assets may consist of securities, including securities of TRSs that are not qualifying assets for purposes of the 75% test.

        Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for "straight debt" or one of the other exceptions to the 10% value test.

        Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute "straight debt." A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (i) any loan made to an individual or an estate, (ii) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (v) any security issued by another REIT; and (vi) any debt instrument issued by a partnership if the partnership's income is such that the partnership would satisfy the 75% gross income test described above under "—Income Tests." In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in that partnership.

        We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition, such mezzanine loans may not qualify as "straight debt" securities or for one of the other exclusions from the definition of "securities" for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance we will be successful in this regard.

        After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

        We intend to monitor compliance on an ongoing basis. Independent appraisals will not be obtained, however, to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that we do not comply with one or more of the asset tests.

  Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

        (a)   the sum of:

          (1)   90% of our "REIT taxable income" (computed without regard to its deduction for dividends paid and net capital gains); and

          (2)   90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

        (b)   the sum of specified items of non-cash income.

        These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after such declaration. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.

        In order for distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in our organizational documents.

        To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at the regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

        To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits.

        If we fail to distribute during each calendar year at least the sum: of (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

        It is possible that, from time-to-time, we may not have sufficient cash to meet the distribution requirements due to timing differences between the actual receipt of cash and our inclusion of items in income for federal income tax purposes. Potential sources of non-cash taxable income include real estate and securities that have been financed through securitization structures, such as the term-debt structure, which require some or all of available cash flows to be used to service borrowings, loans or mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current payments in cash. In the event that such timing differences occur, it might be necessary to arrange for short-term, or possibly long-term borrowings to meet the distribution requirements or to pay dividends in the form of taxable in-kind distributions of property.

        We may be able to cure a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.

  Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "—Income Tests" and "—Asset Tests."

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders taxed as individuals will generally be taxed at capital gains rates through 2012 and, subject to limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

  Prohibited Transactions

        Net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business, by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

  Foreclosure Property

        Foreclosure property is real property (including interests in real property) and any personal property incident to such real property: (i) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property; (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated; and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

  Hedging Transactions

        We expect to enter into hedging transactions, from time-to-time, with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry "real estate assets," including mortgage loans, or to hedge certain foreign currency risks, any periodic income or gain from the disposition of that contract are disregarded for purposes of the 75% and 95% gross income tests. We are required to identify clearly any such hedging transaction before the close of the day on which it was acquired, originated or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of our loans are not secured by "real estate assets" (as described under "—Asset Tests") or in other situations, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

  Taxable Mortgage Pools

        An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if: (i) substantially all of its assets consist of debt obligations or interests in debt obligations; (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates; (iii) the entity has issued debt obligations (liabilities) that have two or more maturities; and (iv) the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets. Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP.

        Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. Special rules apply, however, in the case of a TMP that is a REIT, a portion of a REIT, or a disregarded subsidiary of a REIT. In that event, the TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. These special rules will not apply to us to the extent we hold all of our assets through our operating partnership.

        If a subsidiary partnership of ours (not wholly-owned by us directly or indirectly through one or more disregarded entities), such as our operating partnership, were a TMP or owned a TMP, the foregoing rules would not apply. Rather, the TMP would be treated as a corporation for federal income tax purposes and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements, e.g., by causing us to be treated as owning more than 10% of the securities of a C corporation. Because we intend to hold substantially all of our assets, directly or indirectly, through our operating partnership, we will not acquire interests in taxable mortgage pools and will attempt to avoid securitization structures that may be treated as taxable mortgage pools.

  Tax Aspects of Investments in Partnerships

        We will hold investments through entities, including our operating partnership, that are classified as partnerships for federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items from subsidiary partnerships for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships. See "—Effect of Subsidiary Entities—Ownership of Partnership Interests." Consequently, to the extent that we hold an equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even if we may have no control, or only limited influence, over the partnership.

  Entity Classification

        Investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See "—Taxable Mortgage Pools." If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in "—Asset Tests" and "—Income Tests," and in turn could prevent us from qualifying as a REIT. See "—Failure to Qualify" above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of these partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

  Tax Allocations with Respect to Partnership Properties

        Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

        To the extent that any of our partnerships acquire appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of any existing book-tax difference to the other (i.e., non-contributing) partners. These rules may apply to the contribution by us to our operating partnerships of the cash proceeds received in offerings of our stock. As a result, we could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership's properties than would be the case if all of the partnership's assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

  Cash/Income Differences

        Our operating partnership may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as a "market discount" for federal income tax purposes. It is also possible that certain debt instruments may provide for "payment-in-kind," or PIK, interest which could give rise to "original issue discount" for federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be "publicly traded" for federal income tax purposes, the modified debt in our hands may be considered to have been issued with original issue discount to the extent the fair-market value of the modified debt is less than the principal amount of the outstanding debt. In the event that the debt is not considered to be "publicly traded" for federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and certain previously modified debt we acquire may be considered to have been issued with the original issue discount of the time it was modified.

        In general, the operating partnership will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument. With respect to market discount, although generally the operating partnership is not required to accrue the discount annually as taxable income (absent an election to do so), interest payments with respect to any debt incurred to purchase the investment may not be deductible and a portion of any gain realized on the operating partnership's disposition of the debt instrument may be treated as ordinary income rather than capital gain.

        Finally, in the event that any debt instruments acquired by the operating partnership are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by the operating partnership encounters financial difficulty rendering it unable to pay stated interest as due, the operating partnership may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, the operating partnership may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

        Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that the operating partnership may recognize and allocate to us substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this income is recognized. See "—Annual Distribution Requirements."

  State, Local and Foreign Taxes

        We may be subject to state, local or foreign taxation in various jurisdictions, including those in which we and our subsidiaries transact business, own property or reside. The state, local or foreign tax treatment of us may not conform to the federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders to be credited against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

  Taxation of Holders of Our Common Stock

        The following is a summary of certain additional federal income tax considerations with respect to the ownership of our common stock.

  Taxation of Taxable U.S. Stockholders

        As used herein, the term "U.S. stockholder" means a holder of our common stock that for federal income tax purposes is:

  •
  a citizen or resident of the U.S.;

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  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

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  an estate whose income is subject to federal income taxation regardless of its source; or

  •
  a trust if: (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in place to be treated as a U.S. person.

        If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

        On December 17, 2010, President Obama signed into law the Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act of 2010. This legislation extends for two years, through 2012, the 2001 and 2003 tax rate cuts for individuals (and entities taxed at individual rates), including the maximum ordinary income rate of 35% and the 15% maximum rate for long-term capital gains and qualified dividends. As noted below, REIT dividends generally are not treated as qualified dividends.

        Under the Healthcare and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates and trusts will be subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of: (1) the individual's net investment income; or (2) the excess of the individual's modified adjusted gross income over (a) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (b) $125,000 in the case of a married individual filing a separate return or (c) $200,000 in the case of a single individual.

        Taxation of U.S. Stockholders on Distributions on Our Common Stock.    As long as we qualify as a REIT, a taxable U.S. stockholder generally must take into account as ordinary income distributions made out of its current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.

        Dividends paid to corporate U.S. stockholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 15% tax rate currently applicable for "qualified dividend income." Our ordinary dividends generally will be taxed at the higher tax rate applicable to ordinary income, which currently is a maximum rate of 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary dividends to the extent attributable: (i) to dividends received by us from non-REIT corporations, such as TRSs; and (ii) to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

        A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held its common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. See "—Capital Gains and Losses." A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of its undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

        To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. stockholder to the extent that it does not exceed the adjusted tax basis of the U.S. stockholder's common stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder's adjusted tax basis in its common stock, such stockholder will recognize long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pays the distribution during January of the following calendar year.

        Stockholders may not include in their individual income tax returns any of a REIT's net operating losses or capital losses. Instead, the REIT would carry over such losses for potential offset against its future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, stockholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the stockholder is a limited partner to offset income they derive from our common stock, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 15% tax rate applicable to capital gains of U.S. stockholders taxed at individual rates). We will notify stockholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

        Participants in our DRP will be treated for tax purposes as having received a distribution equal to the fair market value on the date of distribution of the shares received even if they purchase the shares at a discount to fair market value. As a result, participants in our DRP may have tax liability with respect to the deemed distribution amount, but they will not receive cash distributions to pay such liability.

        Taxation of U.S. Stockholders on the Disposition of Our Common Stock.    In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. stockholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other common stock within 30 days before or after the disposition.

        Capital Gains and Losses.    A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35%. However, the maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates is 15% (through 2012). The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property," or depreciable real property, is 25% computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

        Information Reporting Requirements and Backup Withholding.    We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder:

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  is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

        A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability.

        New reporting requirements generally will apply with respect to dispositions of REIT shares acquired after 2010 (2011 in the case of shares acquired in connection with a dividend reinvestment plan). Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B will also be required to report the customer's adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. You should consult with your own tax advisor regarding the new reporting requirements and your election options.

  Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and IRAs, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Dividend distributions from a REIT to an exempt employee pension trust generally do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. However, if a tax-exempt stockholder were to finance its investment in our common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the "debt-financed property" rules. In addition, dividends that are attributable to excess inclusion income, with respect to the REMIC residual interests or taxable mortgage pools, will constitute unrelated business taxable income in the hands of most tax-exempt stockholders. See "—Taxable Mortgage Pools." Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

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  the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

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  We qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see "Taxation of NorthStar Senior Care Trust, Inc.—Requirements for Qualification—General"); and

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  either: (i) one pension trust owns more than 25% of the value of our stock; or (ii) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

  Taxation of Non-U.S. Stockholders

        The term "non-U.S. stockholder" means a holder of our common stock that is not a U.S. stockholder or a partnership or an entity treated as a partnership for federal income tax purposes. The rules governing federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. Non-U.S. stockholders are urged to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the ownership of our common stock, including any reporting requirements.

        Additional U.S. federal income tax withholding rules apply to certain U.S.-source payments made after December 31, 2013 to "foreign financial institutions" and certain other non-U.S. entities and on certain non-U.S.-source "passthru" payments made, and payments of disposition proceeds of U.S. securities realized, after December 31, 2014. The withholding tax of 30% would apply to dividends and the gross proceeds of a disposition of our stock paid to certain foreign entities unless various information reporting requirements are satisfied. For these purposes, a "foreign financial institution" generally is defined as any non-U.S. entity that: (i) accepts deposits in the ordinary course of a banking or similar business; (ii) is engaged in the business of holding financial assets for the account of others; or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interest, commodities, or any interest in such assets. Prospective investors are encouraged to consult their tax advisors regarding the implications of this legislation on their investment in our stock, as well as the status of any related federal regulations.

        Ordinary Dividends.    A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a "United States real property interest," or a USRPI, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Any dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. See "—Taxation of NorthStar Senior Care Trust, Inc.—Taxable Mortgage Pools." If a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

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  a lower treaty rate applies and the non-U.S. stockholder furnishes to us an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

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  the non-U.S. stockholder furnishes to us an IRS Form W-8ECI claiming that the distribution is effectively connected income.

        Capital Gain Dividends.    For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in "United States real property holding corporations" but does not include interests solely as a creditor and, accordingly, does not include a debt instrument that does not provide for contingent payments based on the value of or income from real property interests. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. There is a special 35% withholding rate for distributions to non-US stockholders attributable to the REIT's gains from dispositions of USRPIs. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

        Capital gain dividends that are attributable to our sale of USRPIs would be treated as ordinary dividends rather than as gain from the sale of a USRPI, if: (i) our common stock is "regularly traded" on an established securities market in the United States; and (ii) the non-U.S. stockholder did not own more than 5% of our common stock at any time during the one-year period prior to the distribution. Such distributions would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our stock is not regularly traded on an established securities market in the United States, and there is no assurance that it ever will be.

        Capital gain dividends that are not attributable to our sale of USRPIs, e.g., distributions of gains from sales of debt instruments that are not USRPIs, generally will not be taxable to non-U.S. stockholders or subject to withholding tax.

        Non-Dividend Distributions.    A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on an ordinary dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits if our stock is a USRPI. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

        Dispositions of Our Common Stock.    A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as we: (i) are not a "United States real property holding corporation" during a specified testing period and certain procedural requirements are satisfied; or (ii) are a domestically controlled qualified investment entity. A "United States real property holding corporation" is a U.S. corporation that at any time during the applicable testing period owned USRPIs that exceed in value 50% of the value of the corporation's USRPIs, interests in real property located outside the United States, and other assets used in the corporation's trade or business. No assurance can be provided that we will not become a "United States real property holding corporation." In addition, we believe that we will be a domestically controlled qualified investment entity, but we cannot assure you that we will be a domestically controlled qualified investment entity in the future. Even if we were a "United States real property holding corporation" and we were not a domestically controlled qualified investment entity, a non-U.S. stockholder that owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA if our common stock is "regularly traded" on an established securities market. Our stock is not regularly traded on an established securities market in the United States, and there is no assurance that it ever will be.

        If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to FIRPTA if: (i) the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

  Recent Changes in U.S. Federal Income Tax Withholding

        Recently enacted U.S. federal income tax legislation imposes withholding taxes on certain types of payments made after December 31, 2012 to "foreign financial institutions" and certain other non-U.S. entities. The withholding tax of 30% would apply to dividends and the gross proceeds of a disposition of our stock paid to certain foreign entities unless various information reporting requirements are satisfied. For these purposes, a "foreign financial institution generally is defined as any non-U.S. entity that: (i) accepts deposits in the ordinary course of a banking or similar business; (ii) is engaged in the business of holding financial assets for the account of others; or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities, partnership interest, commodities or any interest in such assets. Prospective investors are encouraged to consult their tax advisors regarding the implications of this legislation on their investment in our stock, as well as the status of any related federal regulations.

  Legislative or Other Actions Affecting REITs

        The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

        Several of the tax considerations described above are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version for those provisions. These provisions include provisions related to the reduced maximum U.S. federal income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% U.S. federal income tax rate for qualified dividend income and certain other tax rate provisions described herein. The impact of this reversion generally is not discussed above. Consequently, prospective stockholders are urged to consult their tax advisors regarding the effect of sunset provisions on an investment in our common stock.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

        The following is a summary of some considerations associated with an investment in our shares by a Benefit Plan (as defined below). This summary is based on the provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment. This summary does not address issues relating to government plans, church plans, and foreign plans that are not subject to ERISA or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code but that may be subject to similar requirements under other applicable laws. Such plans must determine whether an investment in our shares is in accordance with applicable law and the plan documents.

        We collectively refer to employee pension benefit plans subject to ERISA (such as profit sharing, section 401(k) and pension plans) entities that hold assets of such plans, other retirement plans and accounts subject to Section 4975 of the Internal Revenue Code but not subject to ERISA (such as IRAs, Keoghs and medical savings accounts), and health and welfare plans subject to ERISA as Benefit Plans. Each fiduciary or other person responsible for the investment of the assets of a Benefit Plan seeking to invest plan assets in our shares must consider, among other matters:

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  whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

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  whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary's responsibility to the plan has been satisfied;

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  in the case of a Benefit Plan subject to ERISA, whether the investment is in accordance with ERISA's fiduciary requirements, including the duty to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration, to invest plan assets prudently, and to diversify the investments of the plan, unless it is clearly prudent not to do so;

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  the need to value the assets of the Benefit Plan annually or more frequently;

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  whether the investment will ensure sufficient liquidity for the Benefit Plan;

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  whether the investment is made in accordance with Benefit Plan documents;

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  whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code; and

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  whether the investment will produce an unacceptable amount of unrelated business taxable income to the Benefit Plan (see "U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Tax-Exempt Stockholders").

        ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

        Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as "parties-in-interest" under ERISA and as "disqualified persons" under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and "persons providing services" to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. The prohibited transaction rules under ERISA and the Code also prohibit fiduciary self-dealing such as the use of Benefit Plan assets to increase his or her own compensation. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

Plan Asset Considerations

        In order to determine how ERISA and the Internal Revenue Code apply to an investment in our shares by a Benefit Plan, a Benefit Plan fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. ERISA provides generally that the term "plan assets" has the meaning as set forth in Department of Labor regulations as modified or deemed to be modified by Section 3(42) of ERISA. The Department of Labor has issued regulations that provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan under ERISA or the Internal Revenue Code when the plan invests in that entity, which we refer to as the Plan Asset Regulation. Under the Plan Assets Regulation, as modified or deemed to be modified by the express exceptions noticed in Section 3(42) of ERISA, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

        In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA.

        If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to comply with certain existing statutory or administrative class exemptions from the prohibited transaction restrictions or obtain an individual administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

        If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not "corrected" in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

        The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will not be treated as assets of a Benefit Plan investing therein if investment by Benefit Plans is insignificant as described below.

        Exception for Insignificant Participation by Benefit Plan Investors.    The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by Benefit Plans investors is not significant. The Plan Assets Regulation provides that equity participation in an entity by Benefit Plan investors is "significant" if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors. The term "Benefit Plan investors" is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject to Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets pursuant to the Plan Assets Regulation by reasons of Benefit Plan investments in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. Because we have elected to limit investments in our company by Benefit Plan investors, our underlying assets should not be considered "plan assets" under the Plan Assets Regulation. To that aim, we reserve the right to limit the purchase or redemption of a Benefit Plan investor's shares in order to assure that investment by Benefit Plan investors is not significant.

Other Prohibited Transactions

        A prohibited transaction could occur if we, our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975 of the Internal Revenue Code) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or "plan assets" or provides investment advice for a fee with respect to plan assets. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise): (i) that the advice will serve as the primary basis for investment decisions; and (ii) that the advice will be individualized for the Benefit Plan based on its particular needs. We note that the Department of Labor has issued a proposed regulation which, if finalized in its current form, would significantly increase the number of persons who are fiduciaries under ERISA by reason of giving investment advice.

Annual Valuation

        A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA or similar account must provide an IRA (or other account) participant with a statement of the value of the IRA (or other account) each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

        Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities, we intend to have our advisor prepare annual reports of the estimated value of our shares.

        We expect that we will engage our advisor to value our shares, though in the future we may hire a third-party valuation firm for that purpose. Until 18 months after we have completed our offering stage, our advisor has indicated that it intends to use the most recent price paid to acquire a share in our primary offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares; provided that if we have sold a material amount of assets and distributed the net sales proceeds to our stockholders, we will determine the estimated per share value by reducing the most recent per share offering price by the per share amount of such net proceeds which constituted a return of capital. Although this approach to valuing our shares has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings. For purposes of this definition, we do not consider a "public equity offering" to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership.

        When determining the estimated value of our shares from and after 18 months after the completion of our offering stage, our advisor or another firm we choose for that purpose will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We may not obtain independent appraisals or valuations for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. The estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities.

 DESCRIPTION OF CAPITAL STOCK

        The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Prior to commencement of this offering, our charter will be amended. Under our charter, as amended, we will have authority to issue a total of 450,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 400,000,000 shares will be designated as common stock with a par value of $0.01 per share, and 50,000,000 shares will be designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time-to-time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. Our board of directors may classify or reclassify any unissued shares of our common stock from time-to-time in one or more classes or series; provided, however, that the voting rights per share (other than any publicly held share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of publicly held shares as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share.

Common Stock

        The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time-to-time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and nonassessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

        We will not issue certificates for shares of our common stock. Shares of our common stock will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

NorthStar Senior Care Trust, Inc.
c/o DST Systems, Inc.
P.O. Box 219923
Kansas City, Missouri 64121-9923
(888) 378-4636

Preferred Stock

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access To Records

        An annual meeting of the stockholders will be held each year on a specific date which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman of the board, the chief executive officer, the president or upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within ten days after receipt of such request, with written notice either in person or by mail, of such meeting and the purpose thereof. The meeting must be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast 50% of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director and except as set forth in the next two paragraphs.

        Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on: (i) the amendment of our charter; (ii) our dissolution; or (iii) our merger or consolidation or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our advisor, directors, or any of their affiliates, neither the advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In terms of determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

        The advisory agreement, including the selection of our advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter, to remove a director from our board of directors. Any stockholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder's designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within ten days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder's interest in our affairs.

Restriction on Transfer and Ownership of Shares of Capital Stock

        For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year other than our first taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, our charter contains limitations on the ownership and transfer of shares of our stock which prohibit: (i) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock; (ii) any person or entity from owning or acquiring, directly or indirectly shares of our stock to the extent such ownership would result in our being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT; and (iii) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons.

        Our charter provides that the shares of our capital stock that, if transferred, would: (i) result in a violation of the 9.8% ownership limits; (ii) result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code; (iii) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (iv) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the trust. The trustee will receive all distributions on the shares of our capital stock in the trust and will hold such distributions or distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted (prospectively or retroactively) by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

        The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no later than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder will receive a per share price equal to the lesser of: (i) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share on the date of redemption at the time of the gift or devise); or (ii) the price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any selling commission and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price at the time of the gift or devise) and will distribute any remaining amounts to the charitable beneficiary.

        Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT.

        The ownership limits do not apply to a person or persons that the board of directors exempts from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year is required to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

        We intend to accrue and pay distributions monthly beginning no later than the first calendar quarter after the quarter in which we make our first real estate-related investment. In order that investors may generally begin receiving distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates that will be paid on a monthly basis.

        We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of the board of directors, in accordance with our income, cash flow and general financial condition. The board of directors' discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to repurchase shares of our common stock or fund performance-based fees or expenses, our ability to make distributions may be negatively impacted and, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

        We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

        Generally, our policy is to pay distributions from cash flow from operations. However, we can give no assurance that we will pay distributions solely from our funds from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of investments. Our organizational documents permit us to pay distributions from any source, including offering proceeds borrowings or sales of assets. We have not established a cap on the use of proceeds to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments and your overall return may be reduced. In order to provide additional funds to pay distributions to our stockholders at a rate of at least 7.0% per annum on stockholders' invested capital, our sponsor has agreed to purchase up to an aggregate of $10,000,000 in shares of our common stock at $9.00 per share during the two-year period following commencement of this offering as described in more detail below. However, we are not obligated by our governing documents nor can there be any assurance that we will pay any certain amount of distributions on stockholders' invested capital, even during the two-year period following commencement of this offering. Moreover, if our sponsor's financial condition suffers and it has insufficient cash from operations to meet its obligations, it may need to borrow money or use unrestricted cash in order to satisfy this commitment to us. If our sponsor is unable to obtain financing and cannot satisfy this commitment to us, or in the event that a NorthStar affiliate no longer serves as our advisor, which would result in the termination of our sponsor's share purchase commitment, we would not have this source of capital available to us and our ability to pay distributions to stockholders would be adversely impacted. After our distribution support agreement with our sponsor has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all.

        Under the terms of our distribution support agreement, if the distributions we pay for any calendar quarter exceed our AFFO for such quarter, our sponsor will purchase shares following the end of such calendar quarter for a purchase price equal to the amount by which the distributions paid exceed our AFFO for such quarter, up to an amount equal to an 7.0% cumulative, non-compounded annual return on stockholders' invested capital prorated for such quarter. In such instance, we may be paying distributions from proceeds of the shares purchased by our sponsor, not from cash flow from our operations. We define AFFO, as net income or loss (computed in accordance with GAAP and excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization) after adjustments for unconsolidated/uncombined partnerships and joint ventures and further adjusted for: (i) normalized recurring capital expenditures; (ii) reversal of the effects of the applicable accounting standard; (iii) the amortization or accrual of various deferred costs, including intangible assets and equity-based compensation; and (iv) reversal of the effects of non-cash unrealized gains or losses. The purchase price for shares issued to our sponsor pursuant to this commitment will be equal to the per share price in our primary offering as of the purchase date, reduced by the selling commissions and dealer manager fee which are not payable in connection with such sales. As a result, the net proceeds to us from the sale of shares to our sponsor will be the same as the net proceeds we receive from other sales of shares in this offering. However, our sponsor's purchase of shares will increase our sponsor's ownership percentage of our common stock, thereby causing dilution of the ownership percentage of our public stockholders.

        In connection with the distribution support agreement, summarized financial information of our sponsor follows. Our sponsor is subject to the periodic reporting obligations of the Exchange Act.

        The selected historical consolidated information presented for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 and for the six months ended June 30, 2011 relates to our sponsor's operations and has been derived from our sponsor's audited and unaudited consolidated financial statements. Our sponsor's consolidated financial statements include the majority-owned subsidiaries which it controls. Where our sponsor has a non-controlling interest, such entity is reflected on an unconsolidated basis.

Selected Historical Consolidated Information for NorthStar Realty Finance Corp.

		Year Ended December 31,
	Six Months Ended June 30, 2011
		2010	2009	2008	2007	2006
	(unaudited)	(In thousands, except share and per share data)
Statement of Operations Data(1)
Revenues
Interest income	$208,430	$318,792	$142,213	$212,432	$305,647	$134,847
Rental and escalation income	58,883	124,828	98,143	107,559	91,301	37,546
Commission income	2,644	2,476	—	—	—
Other revenue	1,910	7,577	25,723	43,985	13,900	23,451

Total revenues	271,867	453,673	266,079	363,976	410,848	195,844
Expenses
Interest expense	67,626	131,335	121,289	190,538	241,287	104,239
Real estate properties—operating expenses	15,110	37,691	14,653	8,160	8,719	8,552
Asset management expenses	2,398	466	3,356	4,721	4,368	594
Fundraising fees and other joint venture costs	—	—	—	2,879	6,295	—
Commission expense	2,016	1,867	—	—	—	—
Impairment on operating real estate	—	5,249	—	5,580	—	—
Provision for loan losses	38,700	168,446	83,745	11,200	—	—
Provision for loss on equity investment	4,482	—	—	—	—	—
General and administrative
Salaries and equity-based compensation(2)	32,269	54,828	47,213	53,269	36,148	22,547
Auditing and professional fees	4,727	13,803	9,636	7,075	6,787	4,765
Other general and administrative	9,826	20,778	13,685	14,486	13,610	7,739

Total general and administrative	46,822	89,409	70,534	74,830	56,545	35,051
Depreciation and amortization	19,608	34,097	41,726	41,043	31,916	13,578

		Year Ended December 31,
	Six Months Ended June 30, 2011
		2010	2009	2008	2007	2006
	(unaudited)	(In thousands, except share and per share data)
Total expenses	196,762	468,560	335,303	338,951	349,130	162,014
Income (loss) from operations	75,105	(14,887)	(69,224)	25,025	61,718	33,830
Equity in earnings (losses) of unconsolidated ventures	(3,783)	2,253	(1,809)	(11,918)	(11,684)	432
Unrealized gain (loss) on investments and other	(282,825)	(538,572)	(209,976)	649,113	(4,330)	4,934
Realized gain on investments and other	57,711	145,722	128,461	37,699	3,559	1,845
Gain from acquisitions	—	15,363	—	—	—	—

Income (loss) from continuing operations	(153,792)	(390,121)	(152,548)	699,919	49,263	41,041
Income (loss) from discontinued operations	(638)	(1,967)	2,173	2,410	1,047	306
Gain on sale from discontinued operations	14,447	2,528	13,799	—	—	445
Gain on sale of joint venture interest, net of minority interest	—	—	—	—	—	279

Consolidated net income (loss)	(139,983)	(389,560)	(136,576)	702,329	50,310	42,071
Less: net income (loss) attributable to non- controlling interests	(349)	15,019	6,293	(72,172)	(3,276)	(4,006)
Preferred stock dividends	(10,463)	(20,925)	(20,925)	(20,925)	(16,533)	(860)
Contingently redeemable non-controlling interest accretion	(4,982)	—	—	—	—	—

Net income (loss) attributable to NorthStar Realty common stockholders	$(155,777)	$(395,466)	$(151,208)	$609,232	$30,501	$37,205

Net income (loss) per share from continuing operations (basic/diluted)	$(2.05)	$(5.17)	$(2.40)	$9.61	$0.48	$0.91
Income (loss) per share from discontinued operations (basic/diluted)	(0.01)	(0.03)	0.04	0.04	0.02	0.01
Gain per share on sale of discontinued operations (basic/diluted)	0.17	0.03	0.20	—	—	0.02

Net income (loss) per common share attributable to NorthStar Realty Finance Corp. common stockholders (basic/diluted)	$(1.89)	$(5.17)	$(2.16)	$9.65	$0.50	$0.94

Weighted average number of shares of common stock
Basic	82,605,559	76,552,702	69,869,717	63,135,608	61,510,951	39,635,919
Diluted	86,908,265	82,842,990	77,193,083	70,136,783	65,086,953	44,964,455

(1)
The years ended December 31, 2009, 2008, 2007 and 2006 do not include the revenues and expenses of NorthStar I, II, III and V as these CDO financings were unconsolidated prior to January 1, 2010.

(2)
The six months ended June 30, 2011 includes $4,647 of equity-based compensation expense. The years ended December 31, 2010, 2009, 2008, 2007 and 2006 include $16,991, $20,474, $24,680, $16,007 and $9,080 respectively, of equity-based compensation expense. The year ended December 31,2010 includes $3,583 of cash compensation expense and $1,014 of equity-based compensation expense relating to a separation and consulting agreement with a former executive. Cash incentive compensation expense incurred but payable in future periods totaled $4,949 for the six months ended June 30, 2011 (unaudited). Cash incentive compensation expense incurred but payable in future periods totaled $4,616, $4,635, $2,169, $0 and $0, respectively, for the years ended December 31, 2010, 2009, 2008, 2007 and 2006.

		December 31,
	June 30, 2011
		2010	2009	2008	2007	2006
	(unaudited)	(In thousands)
Balance Sheet Data
Operating real estate, net	$1,032,668	$938,062	$978,902	$1,127,000	$1,134,136	$468,608
Real estate securities, available for sale	1,815,168	1,691,054	336,220	221,143	549,522	788,467
Real estate debt investments, net	1,750,485	1,826,239	1,936,482	1,976,864	2,464,161	1,571,510
Real estate debt investments, held for sale	34,479	18,662	611	70,606	—	—
Investments in/advances to unconsolidated ventures	86,324	94,412	38,299	101,507	33,143	11,845
Total assets	5,430,616	5,151,991	3,669,564	3,936,026	4,792,782	3,185,620
CDO bonds payable	2,463,416	2,258,805	584,615	468,638	1,654,185	1,682,229
Mortgage notes payable	887,619	803,114	795,915	910,620	912,365	390,665
Exchangeable senior notes	237,938	126,889	125,992	112,576	172,500	—
Junior subordinated notes	206,950	191,250	167,035	69,617	286,258	213,558
Secured term loans	14,682	36,881	368,865	403,907	416,934	—
Credit facilities	—	—	—	44,881	501,432	16,000
Repurchase obligations	—	—	—	176	1,864	80,261
Total liabilities	4,156,535	3,779,478	2,210,924	2,209,269	4,152,248	2,502,990
Contingently redeemable non-controlling interest	99,804	94,822	94,822	—	—	—
Non-controlling interest	34,602	55,173	90,647	210,281	22,495	22,859
Total equity	1,174,277	1,277,691	1,363,818	1,516,476	618,039	659,771
Total liabilities and stockholders' equity	5,430,616	5,151,991	3,669,564	3,936,026	4,792,782	3,185,620

		Year Ended December 31,
	Six Months Ended June 30, 2011
		2010	2009	2008	2007	2006
	(unaudited)	(In thousands)
Cash Flow Data
Cash flow from
Operating activities from continuing operations	$12,846	$35,558	$54,518	$87,612	$102,238	$53,988
Investing activities	$120,740	$119,025	$123,319	$(110,708)	$(2,373,929)	$(1,852,961)
Financing activities	$(67,832)	$(168,072)	$(172,948)	$3,306	$2,380,767	$1,815,828

Distribution Reinvestment Plan

        Our DRP allows you to have cash otherwise distributable to you invested in additional shares of our common stock. Shares issued pursuant to our DRP are being offered at a 5% discount from the price of shares offered in our primary offering at $9.50 per share. From and after 18 months after the completion of our offering stage, our advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock that we will disclose in our annual report that we publicly file with the SEC. At that time, shares issued pursuant to our DRP will be priced at 95% of such estimated per share value of our common stock. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings. For this purpose, we do not consider a "public offering of equity securities" to include offerings on behalf of stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. A copy of our DRP is included as Appendix C to this prospectus. You may elect to participate in the DRP by completing the subscription agreement or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. You may also withdraw at any time, without penalty, by delivering written notice to us. We may amend or terminate the DRP for any reason, except that we may not amend the DRP to eliminate a participant's ability to withdraw from the DRP, at any time upon ten days prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the DRP, all subsequent distributions to stockholders would be made in cash.

        Participants may acquire shares of our common stock pursuant to our DRP until the earliest date upon which: (i) all the common stock registered in this or future offerings to be offered under our DRP is issued; (ii) this offering and any future offering pursuant to our DRP terminate, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our DRP; or (iii) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our DRP will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

        Holders of common units in our operating partnership may also participate in the DRP and have cash otherwise distributable to them by our operating partnership invested in our common stock at the current price for which shares are being offered pursuant to our DRP.

        Stockholders who elect to participate in the DRP, and who are subject to United States federal income taxation laws, will be treated for tax purposes as having received a dividend, to the extent of our current and accumulated earnings and profits, in an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under "U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Taxable U.S. Stockholders" in the case of a taxable U.S. stockholder (as defined therein) and as described under "U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Non-U.S. Stockholders" in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our DRP will vary depending upon each participant's particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the DRP.

        All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Each stockholder participating in the DRP will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Repurchase Program

        Our share repurchase program provides an opportunity for you to have your shares of common stock repurchased by us, without fees and subject to certain restrictions and limitations. The purchase price for your shares repurchased under the share repurchase program will be as set forth below until we establish an estimated per share value of our common stock. From and after 18 months after completion of our offering stage, our advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock that we will disclose in our annual report that we publicly file with the SEC.

        Prior to the date that we establish an estimated value per share of our common stock, the prices at which we will initially repurchase shares are as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price
Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

        Unless the shares are being repurchased in connection with a stockholder's death or qualifying disability, we may not repurchase shares unless you have held the shares for one year. We will repurchase shares within two years of death or "qualifying disability" of a stockholder at the higher of the price paid for the shares or our estimated per share value. The board of directors, in its sole discretion, shall make the determination of whether a stockholder has a qualifying disability after receiving written notice from the stockholder. Generally, the board of directors will consider a stockholder to have a qualifying disability if he or she is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the stockholder's employer. We must receive written notice within 180 days after such stockholder's qualifying disability.

        After the date that we establish an estimated value per share of our common stock, we will repurchase shares at 95% of the estimated value per share.

        Repurchase of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the repurchase date. Stockholders may withdraw their repurchase request at any time up to three business days prior to the repurchase date.

        We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient cash available to repurchase all of the shares of our common stock for which repurchase requests have been submitted in any quarter, we plan to repurchase the shares of our common stock on a pro rata basis on the repurchase date. In addition, if we repurchase less than all of the shares subject to a repurchase request in any quarter, with respect to any unredeemed shares, you can: (i) withdraw your request for repurchase; or (ii) ask that we honor your request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.

        We are not obligated to repurchase shares of our common stock under the share repurchase program. We presently intend to limit the number of shares to be repurchased to: (i) 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; and (ii) those that could be funded from the net proceeds of the sale of shares under the DRP in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested within two years after the death or disability of a stockholder. There is no fee in connection with a repurchase of shares of our common stock.

        The aggregate amount of repurchases under our share repurchase program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our DRP. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our DRP are not sufficient to fund repurchase requests pursuant to the limitations outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets.

        Our share repurchase program only provides stockholders a limited ability to redeem shares for cash until a secondary market develops for our shares or until our shares are listed on a national securities exchange or included for quotation in a national securities market, at which time the share repurchase program would terminate. No such market presently exists nor are the shares currently listed on an exchange, and we cannot assure you that any market for our shares will ever develop or that we will list the shares on a national securities exchange. Shares redeemed under the share repurchase program will become unissued shares and will not be resold unless such sales are pursuant to transactions that are registered or exempt from registration under applicable securities laws.

        In addition, the board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time upon ten-days' notice except that changes in the number of shares that can be redeemed during any calendar year will take effect only upon ten-business days prior written notice. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase program.

Liquidity Events

        Subject to then-existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings. For this purpose, we do not consider a "public offering of equity securities" to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or roll-off to scheduled maturity of our assets, a sale or merger of the company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.

Business Combinations

        Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder's affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term "business combinations" includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An "interested stockholder" is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

        After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

        These super majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

        None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

        Our board of directors has adopted a resolution opting out of these provisions. Should our board of directors opt into the business combination statute in the future, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative a vote of holders of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquiror, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by the acquirer or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

        Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an "acquiring person statement" for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

        If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to opt into these provisions in the future.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of the stockholders, nomination of individuals for election to the board of directors and the proposal of business to be considered by the stockholders may be made only: (i) pursuant to our notice of the meeting; (ii) by the board of directors; or (iii) by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only: (i) by or at the direction of the board of directors; or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

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  a classified board of directors;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the directors;

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  a requirement that vacancies on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  a majority requirement for the calling of a special meeting of stockholders.

        We have elected to provide that, at such time as we are subject to Subtitle 8, vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.

Tender Offers

        Our charter provides that any tender offer made by a person, including any "mini-tender" offer, must comply with certain notice and disclosure requirements. A tender offer is any widespread solicitation for shares of our stock at firm prices for a limited time period.

        In order for a person to conduct a tender offer to one of our stockholders, our charter requires that the person comply with Regulation 14D of the Exchange Act, and provide the Company notice of such tender offer at least 10 business days before initiating the tender offer. Regulation 14D requires any person initiating a tender offer to provide:

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  specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

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  the ability to allow stockholders to withdraw tendered shares while the offer remains open;

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  the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

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  that all stockholders of the subject class of shares be treated equally.

        In addition to the foregoing, there are certain ramifications to any person who attempts to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant offeror's shares and any shares acquired in such tender offer. The noncomplying offeror shall also be responsible for all of our expenses in connection with that person's noncompliance.

Restrictions on Roll-up Transactions

        Until our shares are listed on a national securities exchange, our charter requires that we follow the policy set forth below with respect to any "roll-up transaction." In connection with any proposed transaction considered a "roll-up transaction" involving us and the issuance of securities of an entity, or a roll-up entity, that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all assets must be obtained from a competent independent appraiser. The assets must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of the date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and our stockholders' benefit. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.

        A "roll-up transaction" is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a roll-up entity. This term does not include:

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  a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

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  a transaction involving our conversion into corporate trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our stockholder voting rights; the term of our existence; compensation to our advisor or its affiliates; or our investment objectives.

        In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to our common stockholders who vote "no" on the proposal a choice of:

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  accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

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  one of the following:

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  remaining as stockholders and preserving their interests on the same terms and conditions as existed previously; or

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  receiving cash in an amount equal to the stockholders' pro rata share of the appraised value of our net assets.

        We are prohibited from participating in any proposed roll-up transaction:

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  that would result in our common stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

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  that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

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  in which investors' right to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled "Description of Capital Stock;" or

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  in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our stockholders.

Reports to Stockholders

        Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

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  financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

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  the ratio of the costs of raising capital during the year to the capital raised;

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  the aggregate amount of asset management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

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  our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

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  a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

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  separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director, our sponsor or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

        Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, quarterly reports and other information.

        Subject to availability, you may authorize us to provide such periodic updates electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as "undeliverable," we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

THE OPERATING PARTNERSHIP AGREEMENT

        Our operating partnership is a newly formed Delaware limited partnership. We intend to hold substantially all of our assets, in our operating partnership or in subsidiary entities in which our operating partnership owns an interest. We are the sole general partner of our operating partnership. Our advisor has contributed $1,000 to our operating partnership in exchange for common units, and NorthStar Senior Care OP Holdings has invested $1,000 in exchange for special units. Our advisor and NorthStar Senior Care OP Holdings are currently the only limited partners. The following is a summary of the material terms and provisions of the partnership agreement of NorthStar Senior Care Operating Partnership, LP. This summary is not complete. For more detail, you should refer to the limited partnership agreement itself, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Management of the Operating Partnership

        As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. We may not be removed as general partner by the limited partners. Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating partnership. Neither NorthStar Senior Care OP Holdings nor any other limited partner of our operating partnership may transact business for our operating partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. Pursuant to an advisory agreement with our advisor, we have delegated to our advisor authority to make decisions related to our and our operating partnership's day-to-day business, the acquisition, origination, management and disposition of assets and the selection of tenants and service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.

        A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs.

        NorthStar Senior Care OP Holdings and our advisor have expressly acknowledged, and any future limited partners of our operating partnership will expressly acknowledge, that we, as general partner, are acting for our benefit, and the benefit of the limited partners of our operating partnership and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and our operating partnership's limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating partnership's limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating partnership's limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred, or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

Additional Capital Contributions

        In connection with any and all issuances of our shares of common stock, we will make capital contributions to the operating partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by us are less than the gross proceeds of such issuance as a result of any underwriter's discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance, then we shall make a capital contribution of such net proceeds to the operating partnership but will receive additional common units with a value equal to the aggregate amount of the gross proceeds of such issuance. Upon any such capital contribution by us, our capital account will be increased by the actual amount of our capital contribution.

        We are authorized to cause our operating partnership to issue additional common units for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and our operating partnership. Our operating partnership may issue preferred partnership units to us if we issue shares of preferred stock and contribute the net proceeds from the issuance thereof to our operating partnership or in connection with acquisitions of property or otherwise, which could have priority over the common units with respect to distributions from our operating partnership, including the common units owned by us.

        As sole general partner of our operating partnership, we have the ability to cause our operating partnership to issue additional limited partnership interests. These additional interests may be issued to institutional and other large investors that may prefer to make an investment directly in our operating partnership and may include preferred limited partnership interests or other interests subject to different distribution and allocation arrangements, fees and redemption arrangements.

        If our operating partnership requires additional funds at any time in excess of capital contributions made by us, or from borrowings, we may: (i) cause the operating partnership to obtain such funds from outside borrowings; or (ii) elect for us or for any of our affiliates to provide such additional funds to the operating partnership through loans or otherwise.

Operations

        The partnership agreement requires that our operating partnership be operated in a manner that will enable us to: (i) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT; (ii) avoid any federal income or excise tax liability (other than any federal income tax liability associated with our retained capital gains); and (iii) ensure that our operating partnership will not be classified as a "publicly-traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions

        The partnership agreement generally provides that, except as provided below with respect to the special units and except upon liquidation of our operating partnership, our operating partnership will distribute cash to the partners of our operating partnership in accordance with their relative partnership units, on a quarterly basis (or, at our election, more or less frequently), in amounts determined by us as general partner. Upon the liquidation of our operating partnership, after payment of debts and obligations and any redemption of special units, any remaining assets of our operating partnership will be distributed in accordance with each partner's positive capital account balance.

        The holder of the special units will be entitled to distributions from our operating partnership equal to 15% of distributions after the other partners, including us, have received, in the aggregate, cumulative distributions equal to their capital contributions plus a 7.0% cumulative non-compounded annual pre-tax return thereon. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 7.0% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special units.

LTIP Units

        As of the date of this offering, our operating partnership has not issued any LTIP units, which are limited partnership interests our operating partnership more specifically defined in our operating partnership agreement, but we may cause our operating partnership to issue LTIP units to members of our management team in accordance with our long-term incentive plan. LTIP units may be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a vesting agreement. In general, LTIP units, a class of partnership units in our operating partnership, will receive the same quarterly per-unit non-liquidating distributions as the common units. Initially, each LTIP unit will have a capital account balance of zero and, therefore, will not have full parity with common units with respect to liquidating distributions. However, our operating partnership agreement provides that "book gain," or economic appreciation, in our assets realized by our operating partnership as a result of the actual sale of all or substantially all of our operating partnership's assets or the revaluation of our operating partnership's assets as provided by applicable Treasury Regulations, will be allocated first to the LTIP unit holders until the capital account per LTIP unit is equal to the average capital account per-unit of the general partner's common units in our operating partnership. Until and unless parity is reached, the value for a given number of vested LTIP units will be less than the fair value of an equal number of our operating partnership's common units.

        Our operating partnership agreement provides that our operating partnership's assets will be revalued upon the occurrence of certain events, specifically additional capital contributions by us or other partners, the redemption of a partnership interest, a liquidation (as defined in the Treasury Regulations) of our operating partnership or the issuance of a partnership interest (including LTIP units) to a new or existing partner as consideration for the provision of services to, or for the benefit of, our operating partnership.

Partnership Expenses

        In addition to the administrative and operating costs and expenses incurred by our operating partnership in originating and acquiring our investments, to the extent not paid by us, our operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

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  all expenses relating to the formation and continuity of our existence;

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  all expenses relating to the public offering and registration of securities by us;

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  all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

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  all expenses associated with compliance by us with applicable laws, rules and regulations;

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  all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

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  all our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Redemption Rights

        The holders of common units (other than us and any of our subsidiaries) generally have the right to cause our operating partnership to redeem all or a portion of their common units for, at our sole discretion, shares of our common stock, cash or a combination of both. If we elect to redeem common units for shares of our common stock, we will generally deliver one share of our common stock for each common unit redeemed. The conversion ratio will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions. Notwithstanding the foregoing, a limited partner shall not be entitled to exercise its redemption rights to the extent that the issuance of shares of our common stock to the redeeming limited partner would:

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  result in any person owning, directly or indirectly, shares of our common stock in excess of the stock ownership limit in our charter;

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  result in shares of our capital stock being owned by fewer than 100 persons (determined without reference to any rules of attribution);

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  result in our being "closely held" within the meaning of Section 856(h) of the Code; or

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  cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of ours, the operating partnership's or a subsidiary partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code.

        The special units will be redeemed for a specified amount upon the earliest of: (i) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement; or (ii) a listing of our shares. If the triggering event is a listing of our shares, the amount of the payment will be: (i) in the event of a listing on a national securities exchange only, based on the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and ask prices, for the 30 day period beginning 120 days after such listing event; or (ii) in the event of an underwritten public offering, the value of the shares based upon the initial public offering price in such offering. If the triggering event is the termination of the advisory agreement other than for cause, the amount of the payment will be based on the net asset value of our assets as determined by an independent valuation. According to the terms of the partnership agreement, internalization of our advisor would result in the redemption of the special units because the advisory agreement would be terminated upon internalization of the advisory agreement. However, as part of the negotiated consideration for the internalization, the special unit holder might agree to amend or waive the redemption feature.

        Subject to the foregoing, holders of common units (other than us and the holders of the special units) may exercise their redemption rights at any time after one year following the date of issuance of their common units; provided, however, that a holder of common units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 common units, unless such holder holds less than 1,000 common units, in which case, it must exercise its redemption right for all of its common units.

Transferability of Operating Partnership Interests

        We may not: (i) voluntarily withdraw as the general partner of our operating partnership; (ii) engage in any merger, consolidation or other business combination; or (iii) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of common units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction (or in the case of the holder of the special units, the amount of cash, securities or other property equal to the fair value of the special units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of common units, other than our advisor and its affiliates.

        With certain exceptions limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

Exculpation

        We, as general partner, will not be liable to our operating partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in our operating partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

        The partnership agreement provides for the indemnification of us, as general partner, by our operating partnership for liabilities we incur in dealings with third parties on behalf of our operating partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

        We are our operating partnership's tax matters partner and have the authority to make tax elections under the Internal Revenue Code on our operating partnership's behalf.

Term

        The term of the operating partnership will continue in full force and effect until dissolved upon the first to occur of any of the following events:

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  the bankruptcy, dissolution, death, removal or withdrawal of the general partner (unless the limited partners elect to continue our operating partnership);

  •
  the sale or other disposition of all or substantially all the assets of our operating partnership; or

  •
  the election by the general partner that our operating partnership should be dissolved.

Amendments

        In general, we may amend the partnership agreement without the consent of the limited partners. However, any amendment to the partnership agreement that would adversely affect the redemption rights or certain other rights of the limited partners requires the consent of limited partners holding a majority in interest of the limited partnership interests in our partnership (other than us or any of our affiliates).

PLAN OF DISTRIBUTION

General

        We are publicly offering a minimum of $2,000,000 in shares and a maximum of $1,000,000,000 in shares of our common stock on a "best efforts" basis through NRF Capital Markets, our dealer manager. Because this is a "best efforts" offering, our dealer manager must use only its best efforts to sell the shares in our primary offering and has no firm commitment or obligation to purchase any of our shares. Shares of our common stock sold in the primary offering are being offered at $10.00 per share. All shares offered in the primary offering are subject to discounts available for certain categories of purchasers as described below. We are also offering up to $100,000,000 in shares issuable pursuant to our DRP. Any shares purchased pursuant to our DRP will be sold at $9.50 per share. From and after 18 months after the completion of our offering stage, our advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock that we will disclose in the annual and quarterly reports that we publicly file with the SEC. At that time, shares issued pursuant to our DRP will be priced at 95% of such estimated per share value of our common stock. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow—on public offerings. For this purpose, we do not consider a "public offering of equity securities" to include offerings on behalf of selling stockholders or offerings related to a distribution reimbursement plan, employee benefit plan or the redemption of interests in our operating partnership. If our board of directors determines that it is in our best interests, we may conduct one or more follow-on public offerings upon termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

        We expect to sell the $1,000,000,000 in shares offered in our primary offering over a two-year period. If we have not sold all of the primary offering shares within two years, we may continue this offering until                    , 2014. Under rules promulgated by the SEC, in some circumstances we could continue our primary offering until as late as                    , 2015. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our DRP beyond these dates until we have sold $100,000,000 in shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

        Our dealer manager, NRF Capital Markets, is a securities broker-dealer registered with the SEC and a member firm of FINRA that was formed in 2009. The principal business of NRF Capital Markets is to sell the securities offered by programs sponsored by our sponsor. NRF Capital Markets is indirectly owned and controlled by our sponsor. This is the second offering for which NRF Capital Markets has served as the dealer manager, but its employees average over 15 years' experience in the broker-dealer industry.

Compensation of Dealer Manager and Participating Broker-Dealers

        Except as provided below, NRF Capital Markets will receive selling commissions of 7% of the gross offering proceeds from shares sold in our primary offering. NRF Capital Markets will also receive 3% of the gross primary offering proceeds as compensation for acting as the dealer manager. We will not pay any selling commissions or dealer manager fees for shares sold under our DRP.

        We expect the dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager will reallow all of its selling commissions attributable to a participating broker-dealer. The dealer manager may also reallow a portion of its dealer manager fee to any participating broker-dealer as a marketing fee. The amount of the reallowance to any participating broker-dealer will be based upon prior or projected volume of sales and the amount of marketing assistance anticipated to be provided in the offering. In addition, to the extent we do not pay the full sales commission or dealer manager fee for shares sold in the primary offering, we may also reimburse costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of our affiliates to attend seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers' customers; provided, however, that we will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of our primary offering, as required by the rules of FINRA.

        We may also sell shares at a discount to the primary offering price through the following distribution channels in the event that the investor:

  •
  pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a "wrap fee;"

  •
  has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or "wrap fee" feature or other asset fee arrangement with the investor); or

  •
  is investing through a bank acting as trustee or fiduciary.

        If an investor purchases shares through one of these channels in our primary offering, we will sell the shares at a 7% discount, or at $9.30 per share, reflecting that selling commissions will not be paid in connection with such purchases. We will receive substantially the same net proceeds for sales of shares through these channels. Neither the dealer manager nor its affiliates will compensate any person engaged as a financial advisor by a potential investor as an inducement for such financial advisor to advise favorably for an investment in us.

        If an investor purchases shares in the offering net of commissions through a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor's account, we will reduce the aggregate purchase price of the investor's shares by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the investor's initial investment in our common stock. The investor must include the "Request for Broker-Dealer Custodial Fee Reimbursement Form" with his or her subscription agreement to have the purchase price of the investor's initial investment in shares reduced by the amount of his or her annual custodial fee and the investor must include support for the amount of his or her annual custodial fee with the subscription agreement.

        The table below sets forth the nature and estimated amount of all items viewed as "underwriting compensation" by FINRA, assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and
Participating Broker-Dealer Compensation

Selling commissions (maximum)	$70,000,000
Dealer manager fee (maximum)	30,000,000

Total	$100,000,000

        Subject to the cap on organization and offering expenses described below, we will also reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices. We estimate this expense reimbursement will be a maximum of approximately $500,000.

        Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions and the dealer manager fee (excluding reimbursement for accountable bona fide invoiced due diligence expenses), may not exceed 10% of our gross proceeds from our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. After the termination of the primary offering and again after termination of the offering under our DRP, our advisor has agreed to reimburse us to the extent the organization and offering expenses incurred by us exceed 15% of our gross proceeds from the applicable offering. However, we expect our total organization and offering expenses to be approximately 1.5% of our gross offering proceeds, assuming we raise the maximum offering amount.

        To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement.

Special Discounts

        The dealer manager has agreed to sell up to 5% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the public offering price. We intend to use this "friends and family" program to sell shares to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, company executives, surveyors, attorneys and similar individuals and others to the extent consistent with applicable laws and regulations. We will sell such shares at a 10% discount, or at $9.00 per share, reflecting that selling commissions and dealer manager fees will not be paid in connection with such sales. The net proceeds to us from such sales made net of commissions and dealer manager fees will be substantially the same as the net proceeds we receive from other sales of shares. Purchases under this "friends and family" program will count toward meeting the minimum offering threshold.

        Our executive officers and directors, as well as officers and employees of our advisor and our advisor's affiliates, at their option, also may purchase the shares offered hereby in our primary offering at a discount from the public offering price, in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution. We will sell such shares at a 10% discount, or at $9.00 per share, reflecting that selling commissions and dealer manager fees will not be paid in connection with such sales. The net proceeds to us from such sales made net of commissions and dealer manager fees will be substantially the same as the net proceeds we receive from other sales of shares. Shares purchased by our executive officers and directors, our dealer manager and our advisor or its affiliates will not count toward the minimum offering threshold.

        We may sell shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives at a purchase price of $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother-or father-in-law, son- or daughter-in-law or brother- or sister-in-law. The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares.

        We are offering volume discounts to investors who purchase more than $500,000 of shares through the same participating broker-dealer in our primary offering. The net proceeds to us from a sale eligible for a volume discount will be the same, but the selling commissions we will pay will be reduced. Because the dealer manager reallows all selling commissions, the amount of commissions participating broker-dealers receive for such sales will be reduced.

        Assuming a public offering price of $10.00 per share, the following table shows the discounted price per share for volume sales of our primary shares for the shares sold in our primary offering:

Dollar Volume Purchased	Purchase Price per Share to Investor	Percentage Based on $10.00 per Share	Commission Amount per Share	Dealer Manager Fee per Share	Net Proceeds per Share
$500,000 or less	$10.00	7.0%	$0.70	$0.30	$9.00
$500,001 - $1,000,000	9.90	6.0	0.60	0.30	9.00
$1,000,001 - $2,000,000	9.80	5.0	0.50	0.30	9.00
$2,000,001 - $3,000,000	9.70	4.0	0.40	0.30	9.00
$3,000,001 - $5,000,000	9.60	3.0	0.30	0.30	9.00
Over $5,000,000	9.50	2.0	0.20	0.30	9.00

        We will apply the reduced selling price and selling commission to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.00. For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,425,000 ($9.70 per share), selling commissions of $100,000 and dealer manager fees of $75,000.

        To qualify for a volume discount as a result of multiple purchases of our shares you must use the same participating broker-dealer and you must mark the "Additional Purchase" space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the "Additional Purchase" space. Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in selling commissions and the dealer manager fee, the volume discount will apply only to the current and future investments.

        To the extent purchased through the same participating broker-dealer, the following persons may combine their purchases as a "single purchaser" for the purpose of qualifying for a volume discount:

  •
  an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

  •
  a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

  •
  an employees' trust, pension, profit-sharing or other employee benefit plan qualified under Section 491(a) of the Internal Revenue Code; and

  •
  all commingled trust funds maintained by a given bank.

        In the event a person wishes to have his or her order combined with others as a "single purchaser," that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

        Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our DRP will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.

        Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

        Regardless of any reduction in commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $10.00 per share. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Please note that although you will be permitted to participate in the DRP, if you qualify for the discounts and fee waivers described above, you may be able to receive a lower price on subsequent purchases in this offering than you would receive if you participate in our DRP and have your distributions reinvested at the price offered thereunder.

Term and Termination of the Dealer Manager Agreement

        Our agreement with our dealer manager provides that our dealer manager will be our exclusive agent and managing dealer until the termination of the offering. Either party may terminate the dealer manager agreement upon 60 calendar days' written notice to the other party.

Minimum Offering

        Subscription proceeds will be placed in escrow with Wells Fargo Bank, N.A., as escrow agent, until such time as subscriptions representing $2,000,000 in shares have been received and accepted by us. Shares purchased by our executive officers and directors, our dealer manager and our sponsor, our advisor or their affiliates will not count toward the minimum offering requirements. Stockholder subscription payments will be deposited into an interest-bearing escrow account at the escrow agent at or prior to the end of the next business day following our receipt of both a check and a completed subscription agreement. Subscription payments held in the escrow account will be invested in bank money-market accounts that have deposits insured by the FDIC which can be readily sold or otherwise disposed of for cash. During the period in which we hold subscription payments in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Subscribers may not withdraw funds from the escrow account. We will bear all the expenses of the escrow, and, as such, the amount to be returned to any subscriber will not be reduced for costs.

        Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without interest and without deduction within ten business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. Subject to certain exceptions described in this prospectus, you must initially invest at least $4,000 in shares of our common stock. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of $100, except for purchases made pursuant to our DRP, which are not subject to any minimum purchase requirement.

        If we do not meet the minimum offering requirements within one year from the date of this prospectus: (i) the escrow agent will promptly notify us; (ii) this offering will be terminated; and (iii) the subscription payments held in the escrow account will be promptly returned with interest. In such event, the escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 or other tax form applicable from each subscriber. In the event that a subscriber fails to remit an executed IRS Form W-9 or other applicable tax form to the escrow agent prior to the date the escrow agent returns the subscriber's funds, the escrow agent may be required to deduct a back-up withholding tax from the earnings attributable to such subscriber in accordance with the applicable federal tax rules.

        We have no right to extend the period in which the minimum offering requirements must be met. If we meet the minimum offering requirements within one year after the date of this prospectus, initial subscribers will be admitted as stockholders and the funds held in escrow will be transferred to us. You are entitled to receive the interest earned on your subscription payment while it is held in the escrow account, without reduction for fees. Once the minimum offering requirements are met, investors whose subscriptions are accepted will be admitted as stockholders on the day upon which their subscriptions are accepted. We may continue to offer shares of our common stock until two years from the date of this prospectus, unless extended. However, in certain states the offering may continue for just one year unless we renew the offering period for up to one additional year. We reserve the right to terminate this offering at any time.

Special Notice to Tennessee Investors

        We will not sell any shares to Tennessee investors unless we raise a minimum of $20,000,000 in gross offering proceeds within one year of the date of this prospectus. In the event we do not raise gross offering proceeds of $20,000,000 within one year of the date of this prospectus, we will promptly return all funds held in escrow for the benefit of Tennessee investors (in which case, Tennessee investors will not be required to request a refund of their investment). Pending satisfaction of this condition, all Tennessee subscription payments will be placed in a separate account held by our escrow agent, Wells Fargo, NA, in trust for Tennessee subscribers' benefit, pending release to us. Purchases by persons affiliated with us or NorthStar Senior Care Advisor will not count toward satisfaction of the Tennessee minimum. Until we have raised $20,000,000, Tennessee investors should make their checks payable to "Wells Fargo, NA, as escrow agent for NS Senior Care Trust, Inc." or "Wells Fargo, NA, as escrow agent for NorthStar Senior Care." Once we have reached the Tennessee minimum, Tennessee investors should make their checks payable to "NorthStar Senior Care Trust, Inc." or "NS Senior Care."

 SUPPLEMENTAL SALES MATERIAL

        In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

        The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL MATTERS

        The legality of the shares of our common stock being offered hereby will be passed upon for us by Venable LLP. The statements relating to certain federal income tax matters under the caption "U.S. Federal Income Tax Considerations" will be reviewed by and our qualifications as a REIT for federal income tax purposes will be passed upon by Alston & Bird LLP .

EXPERTS

        The consolidated balance sheet of NorthStar Senior Care Trust, Inc. as of December 31, 2010 included in this preliminary prospectus and elsewhere in the registration statement has been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving the said report.

ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the effectiveness of the registration statement, we will be subject to the informational reporting requirements of the Exchange Act, and under the Exchange Act, we will file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file with the SEC.

        You may also request a copy of these filings at no cost, by writing or telephoning us at:

NorthStar Senior Care Trust, Inc.
Attn: Investor Relations
399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600

        Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

        We also maintain a website at www.                                    .com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

NORTHSTAR SENIOR CARE TRUST, INC.
AND SUBSIDIARY
INDEX TO CONSOLIDATED BALANCE SHEETS

NORTHSTAR SENIOR CARE TRUST, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	June 30, 2011 (Unaudited)	December 31, 2010
Assets
Cash	$202,007	$202,007

Total assets	$202,007	$202,007

Stockholders' equity
Common stock, $0.01 par value; 200,000 shares authorized, 22,223 shares issued and outstanding	223	223
Additional paid-in capital	199,784	199,784

Total NorthStar Senior Care Trust, Inc. stockholder's equity	200,007	200,007
Non-controlling interests	2,000	2,000

Total stockholders' equity	$202,007	$202,007

The accompanying notes are an integral part of the consolidated balance sheets.

NORTHSTAR SENIOR CARE TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEETS

1. Formation and Organization

        NorthStar Senior Care Trust, Inc. (the "Company") was formed on October 5, 2010, as a Maryland corporation and intends to qualify as a real estate investment trust ("REIT"). The Company was organized to originate, acquire and manage a diversified portfolio of debt and equity investments in healthcare real estate with a focus on the senior housing sector. As of June 30, 2011, the Company has not begun operations.

        The Company has the authority to issue 200,000 shares of common stock with a par value $0.01 per share. The Company's board of directors is authorized to amend its charter, without the approval of the stockholders, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue. The Company's charter will be amended prior to effectiveness of its public offering to, among other things, authorize the issuance of 400,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. On October 12, 2010, the Company sold 22,223 shares of common stock to NRFC Sub-REIT Corp., a subsidiary of NorthStar Realty Finance Corp. (the "Sponsor"), for an aggregate purchase price of $200,007.

        Substantially all of the Company's business will be conducted through NorthStar Senior Care Operating Partnership, LP, the Company's operating partnership (the "OP"). The Company is the sole general partner of the OP. The initial limited partners of the OP are NorthStar Senior Care Advisor, LLC (the "Advisor"), a Delaware limited liability company and NorthStar Senior Care OP Holdings, LLC, a Delaware limited liability company (the "Special Unit Holder"). The Advisor has invested $1,000 in the OP in exchange for common units and the Special Unit Holder has invested $1,000 in the OP and has been issued a separate class of limited partnership units (the "Special Units"), which are recorded as non-controlling interests in the consolidated balance sheets as of December 31, 2010 and June 30, 2011. As the Company accepts subscriptions for shares, it will transfer substantially all of the net proceeds from the continuous public offering to the OP as a capital contribution.

2. Summary of Significant Accounting Policies

Basis of Accounting

        The accompanying consolidated balance sheets of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

Principles of Consolidation

        The consolidated balance sheets include accounts of the Company, and its majority-owned subsidiary, which is controlled by the Company. All significant intercompany balances have been eliminated in consolidation.

Estimates

        The preparation of the consolidated balance sheet in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could materially differ from those estimates.

NORTHSTAR SENIOR CARE TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEETS (Continued)

2. Summary of Significant Accounting Policies (Continued)

Cash

        There are currently no restrictions on the use of the Company's cash.

Organization, Offering and Related Costs

        Organization and offering costs (other than selling commissions and the dealer manager fee) of the Company are initially being paid by the Advisor or its affiliates on behalf of the Company. These organization and offering costs include all expenses (other than selling commissions and the dealer manager fee) to be paid by the Company in connection with the formation of the Company and the qualification and registration of the offering, and the marketing and distribution of shares, including, without limitation, total underwriting and brokerage discounts and commissions (including the fees of the underwriters' attorneys), expenses for printing, engraving and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephones and other telecommunications costs, all advertising and marketing expenses, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants' and attorneys' fees. The Company anticipates that, pursuant to the Advisory Agreement, the Company will be obligated to reimburse the Advisor, or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, provided that the Advisor would be obligated to reimburse the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by the Company in the Offering exceed 15% of gross offering proceeds.

        In the event the minimum number of shares of the Company's common stock is not sold to the public, the Company will terminate the offering and will have no obligation to reimburse the Advisor, NRF Capital Markets, LLC (the "Dealer Manager") or their affiliates for any organization and offering costs. As of December 31, 2010 and June 30, 2011, the Advisor has incurred $698,862 and $1,204,916 of organization and offering costs on behalf of the Company, respectively. Costs incurred by the Advisor are not recorded in the consolidated balance sheets of the Company because such costs are not a liability of the Company until the Advisory Agreement is executed and the minimum number of shares of the Company's common stock is issued, and such costs will only become a liability of the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of the public offering. When recorded by the Company, organization costs will be expensed as incurred, and offering costs, which include selling commissions and dealer manager fees, will be deferred and charged to stockholders' equity as such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from the gross proceeds of the public offering.

Income Taxes

        The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such, commencing with the taxable year in which the Company satisfies the minimum offering requirements. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company's annual REIT taxable income to its stockholders (which is computed without regard to the dividends paid

NORTHSTAR SENIOR CARE TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEETS (Continued)

2. Summary of Significant Accounting Policies (Continued)

deduction or net capital gain and which does not necessarily equal net income as calculated in accordance U.S. GAAP). As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company's net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

3. Related Party Arrangements

NorthStar Senior Care Advisor, LLC

        Subject to certain restrictions and limitations, the Advisor is responsible for managing the Company's affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

        The Advisor and certain affiliates of the Advisor will receive fees and compensation in connection with the Company's public offering, and the origination, acquisition, management and sale of the Company's healthcare real estate investments.

        The Advisor will receive up to 15% of the gross offering proceeds for reimbursement of organization and offering expenses. The Advisor will be responsible for the payment of organization and offering expenses, other than selling commissions and dealer manager fees and to the extent they exceed 15% of gross offering proceeds, without recourse against or reimbursement by the Company.

        The Advisor, or its affiliates, will also receive an acquisition fee equal to 1% of the amount funded by the Company to acquire or originate commercial real estate debt, including acquisition fees and any financing attributable to the investment, and 2.25% of each real estate property acquired by the Company, including acquisition expenses and any financing attributable to the investment.

        The Company will pay the Advisor a monthly asset management fee of one-twelfth of 1.0% of the sum of the cost of all investments made and of the Company's investments in joint ventures, including acquisition fees, acquisition and origination expenses and any financing attributable to such investments, less any principal repaid by borrowers on the Company's debt investments (or the Company's proportionate shares thereof in the case of debt investments made through joint ventures). For substantial assistance in connection with the sale of equity investments, the Company will pay the Advisor or its affiliate a disposition fee of 2% of the contract sales price of the equity investment sold. The Company will not pay a disposition fee upon the maturity, prepayment, workout modification or extension of commercial real estate debt unless there is a corresponding fee paid by the borrower, in which case the Advisor will receive the amount paid by the borrower.

        The Company will reimburse the Advisor for all expenses paid or incurred by the Advisor in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (1) 2% of its average invested assets; or (2) 25% of its net income determined without reduction for any additions to

NORTHSTAR SENIOR CARE TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEETS (Continued)

3. Related Party Arrangements (Continued)

reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company's assets for that period. Notwithstanding the above, the Company may reimburse the Advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

NRF Capital Markets, LLC

        Pursuant to a dealer manager agreement, the Dealer Manager will receive selling commissions of up to 7% of gross offering proceeds. The Dealer Manager may reallow all or a portion of such selling commissions earned to participating broker-dealers. In addition, the Company will pay the Dealer Manager a dealer manager fee of 3% of gross offering proceeds, a portion of which may be reallowed to participating broker-dealers. No selling commissions or dealer manager fee will be paid for sales under the distribution reinvestment plan.

4. Subsequent Events

        Management has determined that there are no material events that would require disclosure in the Company's consolidated balance sheets.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholder

NorthStar Senior Care Trust, Inc.

        We have audited the accompanying consolidated balance sheet of NorthStar Senior Care Trust, Inc. (a Maryland corporation) and its Subsidiary (collectively the "Company") as of December 31, 2010. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

        In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of NorthStar Senior Care Trust, Inc. as of December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

New York, New York

August 17, 2011

NORTHSTAR SENIOR CARE TRUST, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2010
Assets
Cash	$202,007

Total assets	$202,007

Stockholders' equity
Common stock, $0.01 par value; 200,000 shares authorized, 22,223 shares issued and outstanding	223
Additional paid-in capital	199,784

Total NorthStar Senior Care Trust, Inc. stockholder's equity	200,007
Non-controlling interests	2,000

Total stockholders' equity	$202,007

The accompanying notes are an integral part of the consolidated balance sheet.

NORTHSTAR SENIOR CARE TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET

1. Formation and Organization

        NorthStar Senior Care Trust, Inc. (the "Company") was formed on October 5, 2010, as a Maryland corporation and intends to qualify as a real estate investment trust ("REIT"). The Company was organized to originate, acquire and manage a diversified portfolio of debt and equity investments in healthcare real estate with a focus on the senior housing sector. As of December 31, 2010, the Company has not begun operations.

        The Company has the authority to issue 200,000 shares of common stock with a par value $0.01 per share. The Company's board of directors is authorized to amend its charter, without the approval of the stockholders, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue. The Company's charter will be amended prior to effectiveness of its public offering to, among other things, authorize the issuance of 400,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $.01 par value per share. On October 12, 2010, the Company sold 22,223 shares of common stock to NRFC Sub-REIT Corp., a subsidiary of the NorthStar Realty Finance Corp. (the "Sponsor"), for an aggregate purchase price of $200,007.

        Substantially all of the Company's business will be conducted through NorthStar Senior Care Operating Partnership, LP, the Company's operating partnership (the "OP"). The Company is the sole general partner of the OP. The initial limited partners of the OP are NorthStar Senior Care Advisor, LLC (the "Advisor"), a Delaware limited liability company and NorthStar Senior Care OP Holdings, LLC, a Delaware limited liability company (the "Special Unit Holder"). The Advisor has invested $1,000 in the OP in exchange for common units and the Special Unit Holder has invested $1,000 in the OP and has been issued a separate class of limited partnership units (the "Special Units"), which are recorded as non-controlling interests in the consolidated balance sheets as of December 31, 2010. As the Company accepts subscriptions for shares, it will transfer substantially all of the net proceeds from the continuous public offering to the OP as a capital contribution.

2. Summary of Significant Accounting Policies

Basis of Accounting

        The accompanying consolidated balance sheet of the Company is prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

Principles of Consolidation

        The consolidated balance sheet includes accounts of the Company, and its majority-owned subsidiary, which is controlled by the Company.

        All significant intercompany balances have been eliminated in consolidation.

Estimates

        The preparation of the consolidated balance sheet in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could materially differ from those estimates.

NORTHSTAR SENIOR CARE TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET (Continued)

2. Summary of Significant Accounting Policies (Continued)

Cash

        There are currently no restrictions on the use of the Company's cash.

Organization, Offering and Related Costs

        Organization and offering costs (other than selling commissions and the dealer manager fee) of the Company are initially being paid by the Advisor or its affiliates on behalf of the Company. These organization and offering costs include all expenses (other than selling commissions and the dealer manager fee) to be paid by the Company in connection with the formation of the Company and the qualification and registration of the offering, and the marketing and distribution of shares, including, without limitation, total underwriting and brokerage discounts and commissions (including the fees of the underwriters' attorneys), expenses for printing, engraving and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephones and other telecommunications costs, all advertising and marketing expenses, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants' and attorneys' fees. The Company anticipates that, pursuant to the Advisory Agreement, the Company will be obligated to reimburse the Advisor, or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, provided that the Advisor would be obligated to reimburse the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by the Company in the Offering exceed 15% of gross offering proceeds.

        In the event the minimum number of shares of the Company's common stock is not sold to the public, the Company will terminate the offering and will have no obligation to reimburse the Advisor, NRF Capital Markets, LLC (the "Dealer Manager") or their affiliates for any organization and offering costs. As of December 31, 2010, the Advisor has incurred $698,862 of organization and offering costs on behalf of the Company, respectively. Costs incurred by the Advisor are not recorded in the consolidated balance sheet of the Company because such costs are not a liability of the Company until the Advisory Agreement is executed and the minimum number of shares of the Company's common stock is issued, and such costs will only become a liability of the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of the public offering. When recorded by the Company, organization costs will be expensed as incurred, and offering costs, which include selling commissions and dealer manager fees, will be deferred and charged to stockholders' equity as such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from the gross proceeds of the public offering.

Income Taxes

        The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such, commencing with the taxable year in which the Company satisfies the minimum offering requirements. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company's annual REIT taxable income to its stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in

NORTHSTAR SENIOR CARE TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET (Continued)

2. Summary of Significant Accounting Policies (Continued)

accordance U.S. GAAP). As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company's net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

3. Related Party Arrangements

NorthStar Senior Care Advisor, LLC

        Subject to certain restrictions and limitations, the Advisor is responsible for managing the Company's affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

        The Advisor and certain affiliates of the Advisor will receive fees and compensation in connection with the Company's public offering, and the origination, acquisition, management and sale of the Company's healthcare real estate investments.

        The Advisor will receive up to 15% of the gross offering proceeds for reimbursement of organization and offering expenses. The Advisor will be responsible for the payment of organization and offering expenses, other than selling commissions and dealer manager fees and to the extent they exceed 15% of gross offering proceeds, without recourse against or reimbursement by the Company.

        The Advisor, or its affiliates, will also receive an acquisition fee equal to 1% of the amount funded by the Company to acquire or originate commercial real estate debt, including acquisition fees and any financing attributable to the investment, and 2.25% of each real estate property acquired by the Company, including acquisition expenses and any financing attributable to the investment.

        The Company will pay the Advisor a monthly asset management fee of one-twelfth of 1.0% of the sum of the cost of all investments made and of the Company's investments in joint ventures, including acquisition fees, acquisition and origination expenses and any financing attributable to such investments, less any principal repaid by borrowers on the Company's debt investments (or the Company's proportionate shares thereof in the case of debt investments made through joint ventures). For substantial assistance in connection with the sale of equity investments, the Company will pay the Advisor or its affiliate a disposition fee of 2% of the contract sales price of the equity investment sold. The Company will not pay a disposition fee upon the maturity, prepayment, workout modification or extension of commercial real estate debt unless there is a corresponding fee paid by the borrower, in which case the Advisor will receive the amount paid by the borrower.

        The Company will reimburse the Advisor for all expenses paid or incurred by the Advisor in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (1) 2% of its average invested assets; or (2) 25% of its net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the

NORTHSTAR SENIOR CARE TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET (Continued)

3. Related Party Arrangements (Continued)

sale of the Company's assets for that period. Notwithstanding the above, the Company may reimburse the Advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

NRF Capital Markets, LLC

        Pursuant to a dealer manager agreement, the Dealer Manager will receive selling commissions of up to 7% of gross offering proceeds. The Dealer Manager may reallow all or a portion of such selling commissions earned to participating broker-dealers. In addition, the Company will pay the Dealer Manager a dealer manager fee of 3% of gross offering proceeds, a portion of which may be reallowed to participating broker dealers. No selling commissions or dealer manager fee will be paid for sales under the distribution reinvestment plan.

4. Subsequent Events

        Management has determined that there are no material events that would require disclosure in the Company's consolidated balance sheet.

APPENDIX A:

PRIOR PERFORMANCE TABLES

        The following prior performance tables provide information relating to the real estate investment programs sponsored by NorthStar Realty Finance Corp. (the "Sponsor") and its affiliates, collectively referred to herein as the prior real estate programs. These programs of the Sponsor and its affiliates focus on investments in commercial real estate debt, commercial real estate securities and net lease properties. Each individual prior real estate program has its own specific investment objectives; however, the general investment objectives common to all prior real estate programs include providing investors with: (i) exposure to commercial real estate debt investments; and (ii) current income.

        This information should be read together with the summary information included in the "Prior Performance Summary" section of this prospectus.

        Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions or other factors could be substantially different. Investors should note that by acquiring our shares, they will not be acquiring any interest in any prior program.

Description of the Tables

        All information contained in the Tables in this Appendix A is as of June 30, 2011. The following tables are included herein:

Table I	—	Experience in Raising and Investing Funds (As a Percentage of Investment)
Table II	—	Compensation to Sponsor (in Dollars)
Table III	—	Annual Operating Results of Prior Real Estate Programs
Table IV	—	Results of Completed Programs
Table V	—	Sales or Disposition of Assets

        Additional information relating to the acquisitions by the Sponsor and prior real estate programs is contained in Table VI, which is included in Part II of the registration statement which NorthStar Senior Care Trust, Inc. has filed with the SEC of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

 TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

        Table I presents information showing the experience of the Sponsor and affiliates in raising and investing funds for prior real estate programs. Information is included for offerings with similar investment objectives that have closed during the three years ended December 31, 2010 and the six months ended June 30, 2011. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are as of June 30, 2011.

	NorthStar Realty Finance Inc.		NorthStar Real Estate Securities Opportunity Fund, L.P.		NorthStar Income Opportunity REIT I, Inc.(4)
Dollar amount offered	$972,250,000		$250,000,000		$100,000,000
Dollar amount raised	$972,250,000		$134,000,000		$36,069,106
Percentage amount raised	100%		100%		100%
Less offering expenses
Selling commissions	5.0%		2.4%		9.6%
Organizational expenses	—		0.7%		2.6%
Reserves
Percent available for investment	95.0%		96.9%		87.8%
Acquisition costs
Prepaid items/fees related to acquisition of investments	—		—		—
Cash down payment	262.0	%(1)	74.8	%(1)	7.7%
Acquisition fees	—		—		—
Total acquisition cost	1014.9%		126.8%		31.8%
Percent leverage(6)	74.2	%(2)	41.0%		75.7%
Date offering began	October 29, 2004		June 29, 2007		June 10, 2009
Length of offering (in days)	—	(3)	3		495 (5)
Months to invest 90 percent of amount
Available for investment(7)	—		1		—

(1)
The percentage amount of cash down payment includes re-invested proceeds from income earned, sales or disposition of assets.

(2)
The total acquisition cost includes approximately $7.3 billion in borrowings which were used to make investments.

(3)
The data includes information with respect to NorthStar Realty Finance Corp.'s initial public offering in 2004 and additional offerings through June 30, 2011.

(4)
On October 18, 2010, NorthStar Real Estate Income Trust, Inc. completed a merger with NorthStar Income Opportunity REIT I, Inc., which was also sponsored by the Sponsor.

(5)
The amount represents the number of days from the date the offering began on June 10, 2009 through the date of the merger with NorthStar Real Estate Income Trust, Inc. on October 18, 2010.

(6)
Represents investment-level financing divided by total acquisition cost.

(7)
Measured from the beginning of offering.

 TABLE II

COMPENSATION TO SPONSOR
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

        Table II sets forth the amount and type of compensation paid to the Sponsor and its affiliates related to prior real estate programs with similar investment objectives that have conducted offerings which have closed during the three years ended December 31, 2010 and the six months ended June 30, 2011 and one other prior real estate program that paid compensation to the Sponsor and its affiliates during that period but has not closed. All figures are as of June 30, 2011.

	NorthStar Realty Finance Corp.		NorthStar Real Estate Securities Opportunity Fund, L.P.	NorthStar Income Opportunity REIT I, Inc.	NorthStar Real Estate Income Trust, Inc.
Date offering commenced	October 29, 2004		June 29, 2007	June 10, 2009	July 19, 2010
Dollar amount raised	$972,250,000		$134,000,000	$36,069,106	$66,426,435	(2)
Amount paid to Sponsor from proceeds of offering	—		—	—	—
Underwriting fees	—		—	—	$1,937,503
Acquisition fees	—		—	—	$198,372
Real estate commissions	—		—	—	—
Advisory fees	—		—	—	—
Other	$36,100,000	(1)	—	—	—
Dollar amount of cash generated from operations before deducting payments to Sponsor	—		—	—	—
Amount paid to Sponsor from operations
Property management fees	—		—	—	—
Partnership management fees	—		—	—	—
Reimbursements	—		—	—	—
Leasing commissions	—		—	—	—
Other (advisory fees)	—		$1,175,963	$39,708	$134,003
Dollar amount of property sales and refinancing before deducting payments to Sponsor
Cash	—		—	—	—
Notes	—		—	—	—
Amount paid to Sponsor from property sales and refinancing
Real estate commissions	—		—	—	—
Incentive fees	—		—	—	—
Other	—		—	—	—

(1)
Represents proceeds from NorthStar Realty Finance Corp.'s initial public offering paid to the Sponsor in exchange for assets contributed.

(2)
On October 18, 2010, NorthStar Real Estate Income Trust, Inc. completed a merger with NorthStar Income Opportunity REIT I, Inc., which was also sponsored by the Sponsor. Includes amounts prior to the merger.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

        Table III sets forth the operating results of prior real estate programs with similar investment objectives that have closed during the five years ended December 31, 2010 and the six months ended June 30, 2011. Please see the "Prior Performance Summary—Adverse Business Developments" section for a description of major adverse business developments experienced by the prior real estate programs.

NorthStar Realty Finance Corp.

		Year Ended
	Six Months Ended June 30, 2011
		2010	2009	2008	2007	2006
	(unaudited)	(In thousands)
Gross revenues	$271,867	$453,673	$266,079	$363,976	$410,848	$195,844
Profit on sale of properties	14,447	2,528	13,799	—	—	445
Less: Operating expenses
Interest expense	67,626	131,335	121,289	190,538	241,287	104,239
Real estate properties—operating expenses	15,110	37,691	14,653	8,160	8,719	8,552
Asset management fees	2,398	466	3,356	4,721	4,368	594
Fund raising fees and other joint venture costs	—	—	—	2,879	6,295	—
Commission expense	2,016	1,867	—	—	—	—
Impairment on operating real estate	—	5,249	—	5,580	—	—
Provision for loan losses	38,700	168,446	83,745	11,200	—	—
Provision for loss on equity investment	4,482	—	—	—	—	—
General and administrative
Salaries and equity-based compensation	32,269	54,828	47,213	53,269	36,148	22,547
Auditing and professional fees	4,727	13,803	9,636	7,075	6,787	4,765
Other general and administrative	9,826	20,778	13,685	14,486	13,610	7,739

Total general and administrative	46,822	89,409	70,534	74,830	56,545	35,051
Depreciation and amortization	19,608	34,097	41,726	41,043	31,916	13,578

Total expenses	196,762	468,560	335,303	338,951	349,130	162,014

Income (loss) from operations	89,552	(12,359)	(55,425)	25,025	61,718	34,275
Equity in earnings (losses) of unconsolidated ventures	(3,783)	2,253	(1,809)	(11,918)	(11,684)	432
Unrealized gain (loss) on investments and other	(282,825)	(538,572)	(209,976)	649,113	(4,330)	4,934
Realized gain on investments and other	57,711	145,722	128,461	37,699	3,559	1,845
Gain from acquisition	—	15,363	—	—	—	—

Income (loss) from continuing operations	(139,345)	(387,593)	(138,749)	699,919	49,263	41,486
Income (loss) from discontinued operations	(638)	(1,967)	2,176	2,410	1,047	306
Gain on sale of joint venture interest	—	—	—	—	—	279

Consolidated net income (loss)	(139,983)	(389,560)	(136,573)	702,329	50,310	42,071
Net income (loss) attributable to non-controlling interests	(349)	15,019	6,293	(72,172)	(3,276)	(4,006)
Contingently redeemable non-controlling interest accretion	(4,982)

Net income (loss)	$(145,314)	$(374,541)	$(130,280)	$630,157	$47,034	$38,065

Taxable income
From operations	$—	$—	$—	$101,144	$72,849	$37,991
From gain on sale	—	—	—	—	—	—
Cash provided by (used in) operations	12,846	35,558	54,518	87,612	102,238	53,998
Cash provided by (used in) investing activities	120,740	119,025	123,319	(110,708)	(2,373,929)	(1,852,961)
Cash provided by (used in) financing activities	(67,832)	(168,072)	(172,948)	3,306	2,380,767	1,815,828

Total cash generated	65,754	(13,489)	4,889	(19,790)	109,076	16,865
Less cash distributions to investors
From operating cash flow	(12,846)	(35,558)	(48,058)	(87,612)	(102,238)	(52,547)
From sales and refinancing	(15,014)	(15,850)	—	(34,447)	(7,495)	—
From other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions to investors	37,894	(64,897)	(43,169)	(141,849)	(657)	(35,682)
Less special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$37,894	$(64,897)	$(43,169)	$(141,849)	$(657)	$(35,682)

Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income (loss)	N/A	$—	$—	$116	$83	$56
From operations	N/A	$—	$—	$—	$—	$—
From recapture	N/A	$—	$—	$—	$—	$—
Capital gain (loss)	N/A	$—	$—	$—	$—	$—
Cash distributions to investors
Source (on GAAP basis)
Operations	$13	$40	$61	$100	$117	$79
Return of capital	$15	$18	$—	$27	$3	$—
Source (on cash basis)
Sales	$15	$18	$—	$27	$3	$—
Refinancing	$—	$—	$—	$—	$—	$—
Operations	$13	$40	$61	$100	$117	$79
Other	$—	$—	$—	$—	$—	$—

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS—(Continued)
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

NorthStar Real Estate Securities Opportunity Fund, L.P.

	2010(1)	2009	2008	2007
		(In thousands)
Gross revenues	$1,880	$20,548	$17,113	$8,806
Profit on sale of properties	—	—	—	—
Less: operating expenses
Interest expense	—	422	872	1,666
CDS insurance expense	—	429	2,625	1,560
Offering costs	—	157	533	267
General expenses	253	170	—	—
Professional fees	149	223	607	247
Custodian fees	73	123	180	81
Allowance for receivables	—	—	5,817	—
Realized gain (loss) on investments and other	(74,267)	(17,717)	(41,484)	2,539
Unrealized gain (loss) on investments and other	60,231	(15,153)	(1,071)	(41,151)

Net income (loss)	$(12,631)	$(13,846)	$(36,076)	$(33,627)

Taxable Income
From operations	$—	$—	$—	$—
From gain on sale	—	—	—	—
Cash generated from operations	3,720	7,995	(133,401)	(209,555)
Cash generated from sales	4,022	4,770	186,555	39,820
Cash generated from refinancing	(8,705)	(16,007)	(46,853)	172,050

Total cash generated	(963)	(3,242)	6,301	2,315
Less cash distributions to investors
From operating cash flow	(3,720)	(7,995)	—	—
From sales and refinancing	(4,985)	(8,031)	(21,640)	(3,198)
From other	—	—	—	—

Cash generated (deficiency) after cash distributions to investors	(9,668)	(19,268)	(15,339)	(883)
Less special items (excluding sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(9,668)	$(19,268)	$(15,339)	$(883)

Tax and Distribution Data per $1,000 Invested(2)
Federal income tax results
Ordinary income (loss)
From operations	$—	$—	$(57)	$11
From recapture	$—	$—	$—	$—
Capital gain (loss)	$—	$—	$—	$—
Cash distributions to investors
Source (on GAAP basis)
Operations	$—	$16	$9	$3
Return of capital	$—	$—	$—	$—
Source (on cash basis)
Sales	$—	$—	$—	$—
Refinancing	$—	$—	$—	$—
Operations	$—	$16	$9	$3
Other	$—	$—	$—	$—

(1)
NorthStar Real Estate Securities Opportunity Fund decided to liquidate in 2011.

(2)
There are no remaining investments at the end of the last year reported in the table.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS—(Continued)
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

NorthStar Income Opportunity REIT I, Inc.

	2010	2009
	(In thousands)
Gross revenues	$1,188	$95
Profit on sale of properties	200	—
Less: operating expenses
Interest expense	617
Advisory fees	40	—
Auditing and professional fees	191	—
General and administrative	550	—
Unrealized gain (loss) on investments and other	2,214	587

Net income (loss)	$2,204	$682

Taxable Income
From operations	$—	$—
From gain on sale	—	—
Cash generated from operations	1,660	54
Cash generated from investing activities	(27,763)	(1,000)
Cash generated from financing activities	26,754	1,002

Total cash generated	651	56
Less cash distributions to investors:
From operating cash flow	(1,075)	—
From sales and refinancing	—	—
From other	—	—

Cash generated (deficiency) after cash distributions to investors	(424)	56
Less special items (not including sales and refinancing)	—	—

Cash generated (deficiency) after cash distributions and special items	$(424)	$56

Tax and Distribution Data per $1,000 Invested(1)
Federal income tax results
Ordinary income (loss)	$—	$—
From operations	$—	$—
From recapture	$—	$—
Capital gain (loss)	$—	$—
Cash distributions to investors
Source (on GAAP basis)
Operations	$1	$—
Return of capital	$—	$—
Source (on cash basis)
Sales	$—	$—
Refinancing	$—	$—
Operations	$1	$—
Other	$—	$—

(1)
There are no remaining investments at the end of the last year reported in the table.

TABLE IV

COMPLETED PROGRAMS
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

        This Table sets forth summary information on the results of prior real estate programs having similar investment objectives that have completed operations since December 31, 2005. All figures are through June 30, 2011.

NorthStar Income Opportunity REIT I, Inc.

Dollar amount raised	$36,069,106
Number of securities purchased	3
Date of closing of offering	October 18, 2010
Date of first sale of security	June 30, 2010
Date of final sale of security	N/A
Tax and distribution data per $1,000 investment
Federal income tax results
Ordinary income (loss)	—
from operations	—
from recapture	—
Capital gain (loss)	—
Deferred gain	—
Capital	—
Ordinary	—
Cash distributions to investors
Source (on GAAP basis)
Investment income	$—
Return of capital	—
Source (on cash basis)
Sales	$(790)
Refinancing	761
Operations	47
Other	—
Receivable on net purchase money financing	—

TABLE V

SALE OR DISPOSITION OF ASSETS
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

        This Table sets forth summary information on dispositions of properties by NorthStar Realty Finance Corp. during the three years ended December 31, 2010 and for the six months ended June 30, 2011.

NorthStar Realty Finance Corp.

					Selling Price, Net of Closing Costs and GAAP Adjustments				Cost of Properties Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing	Cost, Capital Improvement, Closing and Soft Cost	Total	Operating Cash Receipts Over Cash Expenditures
Mountainside Manor	PA	May-06	Apr-07	$(27)	$—	$1,000	$—	$973	$85	$790	$875	$77
Pennswood Manor	PA	May-06	Apr-07	(28)	—	830	—	802	122	753	875	98
Albemarle	NC	Oct-06	Dec-09	265	2,275	—	—	2,540	2,275	1,028	3,303	113
Avery	NC	Oct-07	Dec-09	3,451	3,000	—	—	6,451	2,625	2,086	4,711	215
Bcrtic	NC	Oct-07	Dec-09	1,342	3,000	—	—	4,342	2,625	2,642	5,267	278
Brevard	NC	Oct-06	Dec-09	2,440	1,725	—	—	4,165	1,725	907	2,632	96
Canterbury	NC	May-06	Dec-09	(307)	3,236	—	—	2,929	2,918	785	3,703	150
Caswell	NC	Nov-07	Dec-09	8,693	5,000	—	—	13,693	4,375	3,577	7,952	374
Charlotte	NC	Oct-06	Dec-09	1,827	2,500	—	—	4,327	2,500	1,265	3,765	141
Cherry Springs	NC	Jun-06	Dec-09	440	2,731	—	—	3,171	2,800	1,036	3,836	182
Chowan	NC	Nov-07	Dec-09	2,995	3,000	—	—	5,995	2,625	2,144	4,769	212
Clay	NC	Nov-07	Dec-09	34	3,000	—	—	3,034	2,625	2,086	4,711	216
Forest Trails	NC	May-06	Dec-09	2,430	2,290	—	—	4,720	2,348	3,519	5,867	324
Kingsbridge	NC	May-06	Dec-09	1,814	2,056	—	—	3,870	2,083	923	3,006	104
Oliver	NC	May-06	Dec-09	1,214	2,298	—	—	3,512	2,216	1,070	3,286	273
Pine Tree Villa-Raleigh	NC	Apr-07	Dec-09	3,847	3,250	—	—	7,097	3,250	3,521	6,771	251
Salem House	NC	May-06	Dec-09	3,577	3,456	—	—	7,033	2,317	6,277	8,594	312
Wellington	NC	May-06	Dec-09	793	1,812	—	—	2,605	737	1,283	2,020	78
Williamston	NC	May-06	Dec-09	1,129	3,132	—	—	4,261	3,136	258	3,394	198
Yancey	NC	Nov-07	Dec-09	4,582	3,000	—	—	7,582	2,625	3,425	6,050	352
987 West	NY	Oct-04	May-10	3,039	—	—	—	3,039	—	2,872	2,872	181
36 W 34th	NY	Mar-99	Mar-11	6,889	—	—	—	6,889	—	4,707	4,707	97
Franklin	WI	Jan-07	Apr-11	8,367	6,245	—	—	14,612	6,366	2,206	8,572	26
Denmark	WI	Jan-07	Apr-11	1,602	1,196	—	—	2,798	1,219	422	1,641	5
Green Bay	WI	Jan-07	Apr-11	4,171	3,113	—	—	7,284	3,173	1,100	4,273	13
Kenosha	WI	Jan-07	Apr-11	5,429	4,052	—	—	9,481	4,130	1,432	5,562	17
Madison	WI	Jan-07	Apr-11	5,619	4,194	—	—	9,813	4,275	1,482	5,757	17
Manitowoc	WI	Jan-07	Apr-11	6,595	4,922	—	—	11,517	5,017	1,739	6,756	20
Mcfarland	WI	Jan-07	Apr-11	5,038	3,760	—	—	8,798	3,833	1,329	5,162	16
Racine	WI	Jan-07	Apr-11	6,605	4,930	—	—	11,535	5,025	1,742	6,767	20
Racine	WI	Jan-07	Apr-11	6,605	4,930	—	—	11,535	5,025	1,742	6,767	20
Menomonmee	WI	Jan-07	Apr-11	7,986	5,960	—	—	13,946	6,075	2,106	8,181	25
Sheboygan	WI	Jan-07	Apr-11	12,225	9,124	—	—	21,349	9,300	3,224	12,524	38
Stevens Point	WI	Jan-07	Apr-11	5,578	4,163	—	—	9,741	4,244	1,471	5,715	17
Stevens Point	WI	Jan-07	Apr-11	5,578	4,163	—	—	9,741	4,244	1,471	5,715	17
Stoughton	WI	Jan-07	Apr-11	2,217	1,654	—	—	3,871	1,686	585	2,271	7
Wausau	WI	Jan-07	Apr-11	4,964	3,705	—	—	8,669	3,777	1,309	5,086	15
Wausau	WI	Jan-07	Apr-11	4,964	3,705	—	—	8,669	3,777	1,309	5,086	15
Two Rivers	WI	Jan-07	Apr-11	3,559	2,656	—	—	6,215	2,708	939	3,647	11
Wisconsin Rapids	WI	Jan-07	Apr-11	1,484	1,107	—	—	2,591	1,129	391	1,520	5

TABLE V

SALE OR DISPOSITION OF ASSETS—(Continued)
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

        This Table sets forth summary information on the results of the aggregate sale or disposition of commercial real estate debt by NorthStar Real Estate Securities Opportunity Fund L.P. during the three years ended December 31, 2010 and for the six months ended June 30, 2011.

NorthStar Real Estate Securities Opportunity Fund, L.P.

	Securities Investments	Total Dollar Amount Invested	Total Sales Proceeds
2008	7	$78,428	$68,765
2009	—	—	—
2010	9	52,248	4,022
2011(1)	—	—	—

(1)
Represents the six months ended June 30, 2011.

TABLE V
SALE OR DISPOSITION OF ASSETS—(Continued)
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

        This Table sets forth summary information on the results of the aggregate sale or disposition of commercial real estate debt by NorthStar Real Estate Income Trust, Inc. during the three years ended December 31, 2010 and for the six months ended June 30, 2011.

NorthStar Real Estate Income Trust, Inc.(1)

	Securities			Loans
	Number	Total Dollar Amount Invested	Total Sales Proceeds	Number	Total Dollar Amount Invested	Total Sales Proceeds
2009	—	$—	$—	—	$—	$—
2010	1	1,000	1,853	—	—	—
2011(2)	—	—	—	—	—	—

(1)
On October 18, 2010, NorthStar Real Estate Income Trust, Inc. completed a merger with NorthStar Income Opportunity REIT I, Inc., which was also sponsored by the Sponsor.

(2)
Represents the six months ended June 30, 2011.

APPENDIX B:

FORM OF SUBSCRIPTION AGREEMENT

To:	NorthStar Senior Care Trust, Inc.
399 Park Avenue, 18th Floor
New York, New York 10022
Attn: Subscriptions

Ladies and Gentlemen:

        The undersigned, by signing and delivering a copy of the attached subscription agreement signature page ("Signature Page"), hereby tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") of NorthStar Senior Care Trust, Inc., a Maryland corporation (the "Company"), set forth on such subscription agreement Signature Page. Payment for the Shares is hereby made by check payable to "Wells Fargo Bank, N.A., as escrow agent for NorthStar Senior Care Trust, Inc." or "Wells Fargo Bank, N.A., as escrow agent for NS Senior Care," "NorthStar Senior Care Trust, Inc." or "NS Senior Care," as applicable.

        I hereby acknowledge receipt of the prospectus of the Company dated                2011 (the "Prospectus"). I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. I understand that I will receive a confirmation of my purchase, subject to acceptance by the Company, within 30 days from the date my subscription is received, and that the sale of Shares pursuant to this subscription agreement will not be effective until at least five business days after the date I have received a final Prospectus.

        I have been advised that:

          a.     the assignability and transferability of the Shares is restricted and will be governed by the Company's charter and bylaws and all applicable laws as described in the Prospectus;

          b.     prospective investors should not invest in the Company's common stock unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment; and

          c.     there is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

        In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the final Prospectus.

REGISTRATION OF SHARES

        The following requirements have been established for the various types of ownership in which Shares may be held and registered. Subscription agreements must be executed and supporting material must be provided in accordance with these requirements:

        1.    INDIVIDUAL OWNER:    One signature required.

        2.    JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:    Each joint tenant must sign.

        3.    TENANTS IN COMMON:    Each tenant in common must sign.

        4.    COMMUNITY PROPERTY:    All parties must sign.

        5.    CORPORATION:    An authorized officer must sign.

        6.    PARTNERSHIP:    Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign the Signature Page. In the case of an investment by a general partnership, all partners must sign.

        7.    ESTATE:    The personal representative must sign.

        8.    TRUST:    The trustee must sign. Provide the name of the trust.

        9.    PENSION PLAN OR PROFIT SHARING PLAN:    The trustee must sign.

        10.    IRAS, IRA ROLLOVERS AND KEOGHS:    The officer (or other authorized signer) of the bank, trust company or other fiduciary of the account must sign. The address of the bank, trust company or other fiduciary must be provided to receive checks and other pertinent information regarding the investment.

        11.    UNIFORM GIFT TO MINORS ACT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACT (UTMA):    The person named as the custodian of the account must sign. (This may or may not be the minor's parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

 INSTRUCTIONS TO SIGNATURE PAGE

        Please refer to the following instructions in completing the Signature Page contained below. Failure to follow these instructions may result in the rejection of your subscription.

        1.    INVESTMENT.    A minimum investment of $4,000 is required. A check for the full purchase price of the shares subscribed for should be made payable to "Wells Fargo Bank, N.A., as escrow agent for NorthStar Senior Care Trust, Inc." or "Wells Fargo Bank, N.A., as escrow agent for NS Senior Care."

        If the dealer manager so designates after the Company meets the minimum offering requirements, your check should be made payable to "NorthStar Senior Care Trust, Inc." or "NS Senior Care," except that Tennessee investors shall continue to make their checks payable to "Wells Fargo, N.A., as escrow agent for NorthStar Senior Care Trust, Inc." or "Wells Fargo Bank, N.A., as escrow agent for NS Senior Care" until the Company raises $20,000,000 in aggregate gross offering proceeds. Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled "Suitability Standards." Please indicate the state in which the sale was made. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the "Additional Purchase" box. The "Additional Purchase" box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial and additional investment.

        2.    FORM OF OWNERSHIP.    Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

        3.    INVESTOR REGISTRATION INFORMATION.    Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship or tenants-in-common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the mailing address and telephone number(s) of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.

        4.    DISTRIBUTION REINVESTMENT PLAN.    By electing the DRP, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in common stock of the Company. If cash distributions are to be sent to an address other than that provided in Section 3 (such as a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

        5.    GO PAPERLESS.    Please indicate if you authorize the Company to provide its reports and updates to you by making such information available on its website, www.                                    .com, and notifying you via the e-mail address listed in section 3 when such reports are available. I understand that I may receive paper documents at any time by calling 877-940-8777.

        6.    SUBSCRIBER SIGNATURES.    Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on such investor's behalf. Please complete this Section so that the Company and your broker-dealer can assess whether your subscription is suitable given your financial condition. Each investor agrees that, if he or she does not meet the minimum income and net worth standards, he or she will notify in writing the Company and the broker-dealer named on the subscription agreement Signature Page.

        7.    BROKER-DEALER/REGISTERED REPRESENTATIVE INFORMATION.    This Section is to be completed by the registered representative AND the broker-dealer.

        8.    PAYMENT INSTRUCTIONS.    Payment may be made by check or wire transfer. The signed subscription agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer or authorized principal for their signature. Completed subscription agreement can then be mailed via Regular or Overnight Delivery to the address in Section 8.

        9.    CONFIRMATION OF PURCHASE.    The sponsor or person designated by the sponsor will send each stockholder a confirmation of his or her purchase.

        IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL (877) 940-8777.

NorthStar Senior Care Trust, Inc.

Contact Information
877.940.8777
www.____________.com

Subscription Agreement

1. Investment

Make checks payable to NorthStar Senior Care Trust, Inc.

☐☐ State of Sale

$ ______ Investment Amount

☐ Initial Investment (min. is $4,000)

☐ Volume Discount Purchase (min. is $500,000)

☐ Additional Purchase (min. is $100)

☐ Check this box if investor is purchasing through an RIA or participating in a wrap account or fee-only account approved by the broker-dealer, RIA or bank acting as a trustee, fiduciary, or similar entity, or an employee of a broker-dealer (including spouse, parent or minor child of employee).

2. Form of Ownership

Non-Qualified

☐ Individual

☐ TOD**

☐ Joint Tenant* (with rights of survivorship)

☐ TOD**

☐ Corporation

☐ Community Property*

☐ Partnership

☐ Tenants in Common*

☐ Estate

☐ Trust

☐ UGMA/UTMA: state of ☐☐

☐ Other (please specify) ______

______

name of trust/corporation/plan/other

______

SSN or TIN of trust/corporation/plan/other

*All parties must sign

**Fill out Transfer on Death form to effect designation. Transfer on Death form available on www.NorthStarREIT.com

Qualified

☐ Traditional IRA

☐ Roth IRA

☐ Simple IRA

☐ KEOGH Plan

☐ Simplified Employee Pension/Trust (SEP)

☐ Pension or Profit-Sharing Plan

☐ Other (please specify) ______

Custodial Information

(to be completed by custodian)

______

name of custodian/trustee/other administrator

______

mailing address

______

city

______

state

______

zip code

______

custodian telephone number

______

SSN or TIN of custodian/trustee/other administrator

______

custodian account number

NorthStar Senior Care Trust, Inc.

Contact Information
877.940.8777
www.____________.com

3. Investor Registration Information

investor/trustee

SSN/Tax ID

date of birth

☐ non U.S. citizen

country of citizenship

co-investor/co-trustee

SSN/Tax ID

date of birth

☐ non U.S. citizen

country of citizenship

daytime telephone

evening telephone

residential address (no p.o. boxes)

city

state

zip code

optional mailing address

city

state

zip code

e-mail

4. Distribution Information

☐ DRIP Distribution Reinvestment Plan**

** In the event that the DRIP is not offered for a distribution, your distribution will be sent by check to the address in Section 3 above or your Custodian for deposit in your Custodial account cited in Section 2.

☐ Cash: Send check to the address in section 3 above, my Custodian in section 2 or third party listed in this section.

☐ Direct Deposit (non-custodian accounts only)

Send check or deposit directly into the account listed as follows:

financial institution/third party

address

city

state

zip code

ABA routing number

account number

☐ Checking ☐ Savings ☐ Brokerage/other

(Attach a voided, pre-printed check or deposit slip)

5. Go Paperless

☐ In lieu of receiving documents, I hereby request that NorthStar Senior Care Trust, Inc. (NorthStar Senior Care) make available on its website, www.____________.com, its quarterly reports, annual reports, proxy statements, prospectus supplements or other documents required to be delivered to me, as well as any investment or marketing updates, and to notify me via the e-mail address listed in Section 3 above when such reports are available. I understand that I may receive paper documents at any time by calling 877-940-8777.

NorthStar Senior Care Trust, Inc.

Contact Information
877.940.8777
www.____________.com

6. Subscriber Signatures

Please initial each of the representations below. In the case of joint investors or fiduciaries, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representation on your behalf. In order to induce NorthStar Senior Care to accept this subscription, I hereby warrant that:

	Investor	Co-investor
a. I received a final prospectus of NorthStar Senior Care, wherein the terms and conditions of the offering are described, 5 business days in advance of the date hereof.	initials	initials
b. I certify that I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a minimum net worth (as previously described) of at least $70,000 AND had during the last tax year, or estimate that I will have during the current tax year, a minimum of $70,000 annual gross income.	initials	initials
c. I have accepted the terms and conditions of the NorthStar Senior Care charter.	initials	initials
d. I am purchasing shares for my own account and acknowledge that the investment is not liquid.	initials	initials
e. I declare that the information supplied is true and correct and may be relied upon by NorthStar Senior Care.	initials	initials
f. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures as well as payment of the full purchase price of the Shares.	initials	initials
g. If I am an **Alabama, Kansas** or **North Dakota** investor, I meet the Company's suitability standards listed above and represent that I have a liquid net worth of at least 10 times my investment in NorthStar Senior Care and other similar programs before investing in NorthStar Senior Care.	initials	initials
h. If I am a **California** investor, I have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $85,000 and a net worth of $250,000and my total investment in this offering may not exceed 10% of my net worth. Net worth should be calculated exclusive of homes, furnishings and automobiles.	initials	initials
i. If I am a **Kentucky** investor, I may not invest more than 10% of my liquid net worth in NorthStar Senior Care and other or similar programs.	initials	initials
j. If I am a **Maine** investor, I may not invest more than 10% of my liquid net worth in NorthStar Senior Care or similar offerings.	initials	initials
k. If I am a **Nebraska** investor, I have a net worth of $100,000 and an annual income of at least $70,000 or, in the alternative, a minimum net worth of at least $350,000, and my total investment in this offering may not exceed 10% of my net worth. Net worth should be calculated exclusive of homes, furnishings and automobiles.	initials	initials
l. If I am an **Oregon** investor, I may not invest more than 10% of my net worth in NorthStar Senior Care.	initials	initials
m. If I am a **Tennessee** investor, I may not invest more than 10% of my liquid net worth in NorthStar Senior Care.	initials	initials

Taxpayer Identification Number Certification (required):

Each investor signing below, under penalties of perjury, certifies that: (1) The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a resident alien). **NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.**

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

signature of investor/trustee

date

signature of co-investor/custodian/co-trustee

date

When signing as a custodian or trustee, please indicate title or capacity.

NorthStar Senior Care Trust, Inc.

Contact Information
877.940.8777
www.____________.com

7. Broker-Dealer/Registered Representative Information (All fields must be complete)

The Registered Representative (RR) and an authorized principal of the broker-dealer (BD) must sign below to complete the order. The RR and BD hereby warrant that each is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence, or the state in which the sale was made, if different.

broker-dealer

registered representative

rep #

mailing address

city

state

zip code

e-mail

telephone

facsimile

The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the Registered Representative and the Broker-Dealer are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the registered representative and the Broker-Dealer have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program. The undersigned registered representative further represents and certifies in connection with this subscription for shares, that he or she has complied with and has followed all of his or her firm's current policies and procedures for obtaining principal approval. I understand this subscription agreement is for NorthStar Senior Care.

signature of registered representative

date

signature of broker-dealer/authorized principal
(if required by broker-dealer)

date

8. Payment Instructions

By mail

Checks should be made payable to NorthStar Senior Care Trust, Inc. Forward the Subscription Agreement to:

Regular mail
NorthStar Senior Care
c/o DST Systems, Inc.
P.O. Box 219923
Kansas City, MO 64121-9923

Express/Overnight delivery
NorthStar Senior Care
c/o DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105-1407

Wire transfer

Please reference subscriber's name.

UMB Bank, N.A.
ABA Routing Number - 101000695
Account Number – 9871879666
Reference - NorthStar Senior Care Trust, Inc.

SC1_subdoc_2011

APPENDIX C:

DISTRIBUTION REINVESTMENT PLAN

        This DISTRIBUTION REINVESTMENT PLAN ("Plan") is adopted by NorthStar Senior Care Trust, Inc., a Maryland corporation (the "Company"), pursuant to its charter (the "Charter"). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

        1.    Distribution Reinvestment.    As agent for the stockholders ("Stockholders") of the Company who: (i) purchase shares of the Company's common stock ("Shares") pursuant to the Company's initial public offering (the "Initial Offering"); or (ii) purchase Shares pursuant to any future offering of the Company ("Future Offering"), and who elect to participate in the Plan (the "Participants"), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through the dealer manager or soliciting dealers registered in the Participant's state of residence.

        2.    Effective Date.    The effective date of this Plan shall be the date that the minimum offering requirements (as defined in the Prospectus relating to the Initial Offering) are met in connection with the Initial Offering.

        3.    Procedure for Participation.    Any Stockholder who has received a Prospectus, as contained in the Company's registration statement filed with the Securities and Exchange Commission (the "SEC"), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant's subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a monthly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, such Participant does not meet the minimum income and net worth standards for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, such Participant will promptly so notify the Company in writing.

        4.    Purchase of Shares.    Participants will acquire Shares from the Company under the Plan (the "Plan Shares") at a price equal to $9.50 per Share. From and after 18 months after the completion of the Company's offering stage, the Company's advisor or another firm it chooses for that purpose will establish an estimated value per share of the Company's Shares. At that time, Plan Shares will be priced at 95% of such estimated per Share value. The Company will consider the offering stage complete when it is no longer publicly offering equity securities in a continuous offering, whether through the Initial Offering or Future Offerings. For this purpose, the Company does not consider a "public offering of equity securities" to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the company's operating partnership. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

        Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the SEC in connection with the Company's Initial Offering; (b) Shares to be registered with the SEC in a Future Offering for use in the Plan (a "Future Registration"); or (c) Shares purchased by the Company for the Plan in a

C-1

secondary market (if available) or on a stock exchange (if listed) (collectively, the "Secondary Market").

        Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

        If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company's ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

        5.    Taxes.    REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.

        6.    Share Certificates.    The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

        7.    Reports.    Within 90 days after the end of the Company's fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder's investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

        8.    Termination by Participant.    A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant's account will reflect the whole number of shares in such Participant's account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

        9.    Amendment or Termination of Plan by the Company.    The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason, except to eliminate a Participant's ability to withdraw from the Plan, upon ten days written notice to the Participants.

        10.    Liability of the Company.    The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (i) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceabley.

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NORTHSTAR SENIOR CARE TRUST, INC.

Sponsored by

NorthStar Realty Finance Corp.

UP TO $1,100,000,000 IN SHARES OF

COMMON STOCK

PROSPECTUS

        Until,                , 201  , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of the dealers to deliver a prospectus when acting as participating broker-dealers.

        You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered, other than selling commissions and the dealer manager fee. All amounts are estimated.

SEC registration fee	$116,100
FINRA filing fee	75,500
Accounting fees and expenses	2,000,000
Legal fees and expenses	3,500,000
Sales and advertising expenses	1,750,000
Blue sky fees and expenses	150,000
Printing expenses	3,250,000
Miscellaneous	4,158,400

Total	$15,000,000

*
To be filed by amendment.

Item 32.    Sales to Special Parties.

        Not Applicable.

Item 33.    Recent Sales of Unregistered Securities.

        On October 12, 2010, we issued 22,223 shares of common stock at $9.00 per share to NRFC Sub-REIT Corp., a subsidiary of our sponsor, in exchange for $200,000 in cash. We relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. Our sponsor, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of this investment.

        On October 12, 2010, our operating partnership issued 100 common units at $10.00 per unit to our advisor for $1,000 and issued 100 special units at $10.00 per unit to NorthStar Senior Care OP Holdings for $1,000. Our operating partnership relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. We, our advisor and NorthStar Senior Care OP Holdings, by virtue of our affiliation with our operating partnership, had access to information concerning our operating partnership's proposed operations and the terms and conditions of its investment.

Item 34.    Indemnification of Directors and Officers.

        Subject to certain limitations, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities and pay or reimburse their reasonable expenses in advance of final disposition of a proceeding.

        The Maryland General Corporation Law, or the MGCL, permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (a) actual receipt of an improper benefit or profit in money, property or services; or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, the MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlement and expenses actually incurred in a proceeding unless the following can be established: (i) an act or omission of the director or officer was material to the cause of action adjudicated in the proceedings and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

        Under the MGCL, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

        The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if is ultimately determined that the standard of conduct was not met.

        However, our charter provides that we will not indemnify a director, the advisor or an affiliate of the advisor for any liability or loss suffered by such indemnitee or hold such indemnitee harmless for any liability or loss suffered by us if: (1) the loss or liability was the result of negligence or misconduct if the indemnitee is an affiliated director, the advisor or an affiliate of the advisor; or if the indemnitee is an independent director, the loss or liability was the result of gross negligence or willful misconduct or (2) the indemnitee has not determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests.

        In addition, we will not provide indemnification to a director, the advisor or an affiliate of the advisor for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws.

        Pursuant to our charter, we may pay or reimburse reasonable expenses incurred by a director, the advisor or an affiliate of the advisor in advance of final disposition of a proceeding only if the following are satisfied: (1) the indemnitee was made a party to the proceeding by reason of the performance of duties or services on our behalf; (2) the indemnitee provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the charter; (3) the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct; and (4) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement.

        Any indemnification or agreement to hold harmless may be paid only out of our net assets, and no portion may be recoverable from the stockholders.

        Prior to the effectiveness of this registration statement, we will have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements will require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We will also cover officers and directors under our directors' and officers' liability insurance.

Item 35.    Treatment of Proceeds from Securities Being Registered.

        Not applicable.

Item 36.    Financial Statements and Exhibits.

  (a)
  Financial Statements:

          The following financial statements are included in the prospectus:

    (1)
    Consolidated Balance Sheets as of June 30, 2011 (unaudited) and December 31, 2010

    (2)
    Notes to Consolidated Balance Sheets

    (3)
    Report of Independent Registered Public Accounting Firm

    (4)
    Consolidated Balance Sheet as of December 31, 2010

    (5)
    Notes to Consolidated Balance Sheets

  (b)
  Exhibits:

        See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectuses required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   that, for the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

          (4)   to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

          (5)   that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

          (6)   that, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

            (iv)  any other communication that is an offer in the offering made by the registrant to the purchaser;

          (7)   to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant's advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

          (8)   to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

          (9)   to file a sticker supplement pursuant to Rule 424(c) under the Securities Act describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated during the distribution period;

          (10) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (such as the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

          (11) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF ASSETS
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

        This Table sets forth summary information of the properties acquired by NorthStar Realty Finance Corp. during the three years ended December 31, 2010 and for the six months ended June 30, 2011. This Table provides information regarding the general type and location of the properties and the manner in which the properties were acquired. All figures are through June 30, 2011.

Northstar Realty Finance Corp.

Investment	Ownership	Location	Number of Properties	Type of Property	Total Square Feet of Units	Date of Purchase	Mortgage Financing at Purchase	Cash Down Payment	Contract Price & Acquisition Fee	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Price
Intermed	Fee	Various	4	Skilled Nursing	40,369	Jan-08	$—	$4,055	$3,999	$—	$56	$4,055

TABLE VI

ACQUISITION OF ASSETS—(Continued)
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

        This Table sets forth summary information on the aggregate results of the acquisitions of commercial real estate debt investments by NorthStar Real Estate Securities Opportunity Fund L.P. during the three-year period ended December 31, 2010 and for the six months ended June 30, 2011.

NorthStar Real Estate Securities Opportunity Fund, L.P.

Period	Securities Investments	Total Dollar Amount Invested
2008	7	$8,622
2009	—	—
2010	—	—
2011(1)	—	—

(1)
Represents the six months ended June 30, 2011.

TABLE VI

ACQUISITION OF ASSETS—(Continued)
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

        This Table sets forth summary information on the aggregate results of the acquisitions of commercial real estate debt by NorthStar Real Estate Income Trust, Inc. during the three-year period ended December 31, 2010 and for the six months ended June 30, 2011.

NorthStar Real Estate Income Trust, Inc.(1)

	Securities		Loans
Period	Number	Total Dollar Amount Invested	Number	Total Dollar Amount Invested
2009	1	$1,000	—	$—
2010	2	29,617	—	—
2011(2)	—	—	2	19,837

(1)
On October 18, 2010, NorthStar Real Estate Income Trust, Inc. completed a merger with NorthStar Income Opportunity REIT I, Inc., which was also sponsored by the Sponsor.

(2)
Represents the six months ended June 30, 2011.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 24, 2011.

NorthStar Senior Care Trust, Inc.
By:	/s/ DANIEL R. GILBERT
	Name:	Daniel R. Gilbert
	Title:	Chief Executive Officer and Chief Investment Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of NorthStar Senior Care Trust, Inc., and each of us, do hereby constitute and appoint Ronald J. Lieberman and Daniel R. Gilbert and each of them severally, our true and lawful attorneys-in-fact, with full power to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to the registration statement filed herewith as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and generally do all such things in our names and in our capacities as officers and directors to enable NorthStar Senior Care Trust, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchanges Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statements and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the following capacities and on August 24, 2011.

Signature	Title

/s/ DANIEL R. GILBERT Daniel R. Gilbert	Chief Executive Officer and Chief Investment Officer (Principal Executive Officer)
/s/ LISA MEYER Lisa Meyer	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ ALBERT TYLIS Albert Tylis	Chairman of the Board
/s/ DANIEL J. ALTOBELLO Daniel J. Altobello	Director

Signature	Title

/s/ GREGORY A. SAMAY Gregory A. Samay	Director
/s/ JACK F. SMITH, JR. Jack F. Smith, Jr.	Director

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Dealer Manager Agreement

1.2	*	Form of Participating Dealer Agreement (included as Appendix A to Exhibit 1.1)

3.1	*	Form of Articles of Amendment and Restatement of NorthStar Senior Care Trust, Inc.

3.2	**	Amended and Restated Bylaws of NorthStar Senior Care Trust, Inc.

4.1		Form of Subscription Agreement (included in the prospectus as Appendix B and incorporated herein by reference)

4.2		Form of Distribution Reinvestment Plan (included in the prospectus as Appendix C and incorporated herein by reference)

5.1	**	Form of Opinion of Venable LLP as to the legality of the Securities Being Registered

8.1	**	Form of Opinion of Alston & Bird LLP as to Federal Income Tax Matters

10.1	*	Form of Advisory Agreement

10.2	*	Form of Escrow Agreement

10.3	*	Form of Limited Partnership Agreement of NorthStar Senior Care Operating Partnership, LP

10.4	*	Form of NorthStar Senior Care Trust, Inc. Long-Term Incentive Plan

10.5	*	Form of NorthStar Senior Care Trust, Inc. Independent Directors Compensation Plan

10.6	*	Form of Restricted Stock Award

10.7	*	Form of Distribution Support Agreement

10.8	*	Form of Indemnification Agreement

21	**	Subsidiaries of the Registrant

23.1		Consent of Grant Thornton LLP

23.2	**	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)

23.3	**	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)

24		Power of Attorney (included in the signature page to the registration statement filed herewith)

*
To be filed by amendment.

**
Previously filed.